UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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Preliminary Proxy Statement

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Brown-Forman Corporation
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June 27, 2013

Dear Brown-Forman Stockholder:

It is our pleasure to invite you to attend Brown-Forman Corporation’s 2013 Annual Meeting of Stockholders, which will be held:

Thursday, July 25, 2013

9:30 A.M. (Eastern Daylight Time)

Brown-Forman Conference Center

850 Dixie Highway

Louisville, Kentucky 40210

We enclose herewith our Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders.

Your vote is very important to us. Class A stockholders are urged to complete and return your proxy card as soon as possible, whether or not you plan to attend the Annual Meeting.

We hope to see you on July 25. On behalf of the Board of Directors, thank you for your continued support.

Very truly yours,

Paul C. Varga, Chairman and Chief Executive Officer	Geo. Garvin Brown IV, Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS

Brown-Forman Corporation will hold its 2013 Annual Meeting of Stockholders in the Conference Center at our corporate offices, 850 Dixie Highway, Louisville, Kentucky 40210, at 9:30 A.M. (Eastern Daylight Time), on Thursday, July 25, 2013.

We are holding this meeting for the following purposes, which are described more fully in the accompanying Proxy Statement:

¡	To elect a board of ten directors;

¡	To approve the Brown-Forman 2013 Omnibus Compensation Plan; and

¡	To transact such other corporate business as may properly come before the meeting.

Class A stockholders of record at the close of business on June 17, 2013, are entitled to vote at the meeting, either in person or by proxy. Class B stockholders are welcome to attend the meeting but may not vote. We will not close the stock transfer books in advance of the meeting.

PLEASE complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. Submitting a proxy will not affect your right to vote your shares differently if you attend the meeting in person.

Louisville, Kentucky

June 27, 2013

By Order of the Board of Directors

Matthew E. Hamel, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2013:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders,

including Form 10-K, are available at www.brown-forman.com/proxy

NEW PROCEDURES FOR ADMISSION TO 2013 BROWN-FORMAN ANNUAL MEETING OF STOCKHOLDERS

We are committed to providing a safe, secure environment for our employees and guests. We kindly ask that you observe the following procedures if you plan to attend the Annual Meeting:

¡

If you are a Class A or Class B stockholder and plan to attend the Annual Meeting, please contact Linda Gering, our Stockholder Services Manager, by telephone at (502) 774-7690, or by e-mail at Linda_Gering@b-f.com, on or before July 23, 2013, to register.

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When you arrive at the Annual Meeting on July 25, 2013, please check in at the registration table, which will be open beginning at 8:30 A.M. The registration table will be located in the Forester Center garden area, or, in case of inclement weather, the Forester Center Annex. Brown-Forman representatives will be available to direct you to the Forester Center upon your arrival.

¡

If your shares are registered in the name of a bank, broker, or other holder of record, you should obtain documentation of your stock ownership in advance, as you may be asked to present it upon registration.

¡	If your shares are registered in your name, either solely or jointly with one or more co-owners, please bring a form of photo identification, as you may be asked to present it upon registration.

¡

If you arrive at the Annual Meeting without having registered in advance, you may still be admitted by verifying your stock ownership at the registration table. You can verify your stock ownership by presenting your proxy card, brokerage statement, or other proof of ownership.

PROXY STATEMENT

GENERAL INFORMATION

This section sets forth certain frequently asked questions and answers about the Proxy Statement and the Annual Meeting.

Q:	Why did I receive these proxy materials?

A:	The Board of Directors (the “Board”) of Brown-Forman Corporation (“Brown-Forman” or the “Company”) is soliciting proxies for the 2013 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting, which will take place on Thursday, July 25, 2013, at 9:30 A.M. (Eastern Daylight Time) in the Conference Center at our corporate offices, 850 Dixie Highway, Louisville, Kentucky 40210. We are providing you with these proxy materials so that you may cast your vote knowledgeably on the matters to be considered at the Annual Meeting. We will begin mailing this Proxy Statement and accompanying materials on or about June 27, 2013, to holders of record of our Class A common stock at the close of business on June 17, 2013, the record date for the Annual Meeting.

Q:	When is the record date and what does it mean?

A:	The Board has set June 17, 2013, as the record date for the Annual Meeting. Holders of our Class A common stock at the close of business on the record date, or their legal proxies, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. If you purchased Class A common stock after the record date, you may vote those shares only if you receive a proxy to do so from the person who held the shares on the record date.

Q:	Who may attend the Annual Meeting?

A:	All Class A and Class B stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting.

Q:	Do I need to register in order to attend the Annual Meeting?

A:	We kindly ask that you contact Linda Gering, our Stockholder Services Manager, by telephone at (502) 774-7690, or by e-mail at Linda_Gering@b-f.com, to register your attendance in advance of the meeting. When you arrive at the Annual Meeting, please check in at the registration table located at the Forester Center. Brown-Forman representatives will be available to direct you to the Forester Center. If you do not register in advance, you may be asked to verify your stock ownership upon arrival by presenting your proxy card, a brokerage statement, or other proof of ownership.

Q:	Who is entitled to vote?

A:	Holders of shares of Class A common stock are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 84,487,042 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A common stock outstanding at the close of business on the record date is entitled to one vote. While holders of shares of Class B common stock are welcome to attend the Annual Meeting, their shares do not entitle them to vote on any of the matters to be considered at the Annual Meeting.

Q:	What am I voting on?

A:	You are being asked to elect a board of ten directors, to approve the Brown-Forman 2013 Omnibus Compensation Plan, and to transact such other corporate business as may properly come before the Annual Meeting.

Q:	How do I vote?

A:	Holders of shares of Class A common stock may vote by completing and properly signing the enclosed proxy card and returning it to the Company in the envelope provided. If you are a registered stockholder (whose shares are owned in your name and not in “street name”) and attend the Annual Meeting, you may deliver your completed proxy card in person.

Q:	May I vote confidentially?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote your shares “FOR” the election of each of the nominees to the Board and “FOR” the approval of the Brown-Forman 2013 Omnibus Compensation Plan.

Q:	What is the purpose of the proxy card?

A:	By completing and signing the proxy card, you authorize the individuals named on the card to vote your shares for you, in accordance with your instructions. If you grant a proxy, the persons named as proxy holders will also have the obligation and authority to vote your shares as they see fit on any other matter properly presented for a vote at the Annual Meeting. If for any unforeseen reason a director nominee is not available to serve, the persons named as proxy holders may vote your shares at the Annual Meeting for another nominee. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

Q:	What happens if I sign and return my proxy card without specifying how I want my shares to be voted?

A:	If you sign and return your proxy card without specifying how you want your shares to be voted, our proxy holders will vote your shares “FOR” the election of each of the nominees to the Board and “FOR” the approval of the Brown-Forman 2013 Omnibus Compensation Plan. With respect to any other matter that properly comes before the Annual Meeting, your signed proxy card authorizes the proxy holders to vote as recommended by the Board or, if no recommendation is given, to use their own discretion.

Q:	What should I do if I receive more than one proxy card?

A:	It is important that you complete, sign, and date each proxy card and each voting instruction card that you receive, because they represent different shares.

Q:	How will my dividend reinvestment and employee stock purchase plan shares be voted?

A:	Shares of Class A common stock held by participants in Brown-Forman’s dividend reinvestment and employee stock purchase plans are included in your holdings and reflected on your proxy card. These shares will be voted as you direct.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	As of the date of this Proxy Statement, we are not aware of any business to be acted upon at the Annual Meeting other than those matters described in the Notice of Annual Meeting (election of directors and approval of the Brown-Forman 2013 Omnibus Compensation Plan). If you grant a proxy, the persons named as proxy holders will have the authority to vote your shares as they see fit on any additional matters properly presented and brought to a vote at the Annual Meeting.

Q:	What is the difference between a “stockholder of record” and a “street name” holder?

A:	If your shares are registered in your name with our stock transfer agent, Computershare, you are considered to be the “stockholder of record” of those shares. The proxy materials have been sent to stockholders of record directly by Brown-Forman Corporation. As a stockholder of record, you have the right to grant your voting proxy to the proxy holders named above or to vote in person at the Annual Meeting. Only stockholders of record may vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank, your shares are held in “street name.” The proxy materials have been forwarded to you in a mailing from your broker or bank, which is, for those shares, the “stockholder of record.” You have the right to direct your broker or bank how to vote your street name shares by using the voting instruction card included in the mailing. If your shares are held in “street name” and you plan to attend the Annual Meeting, please bring documentation of your stock ownership with you (such as your proxy card, a brokerage statement, or other proof of ownership), as you may be asked to present it upon registration.

Q:	What is a “broker non-vote” and why is it important that I instruct my broker how to vote my shares held in street name?

A:	If your Class A shares are held in street name (which means they are held “of record” by a broker), you must instruct your broker how to vote the shares or your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. A broker non-vote occurs when a broker does not vote on a matter on the proxy card because the broker does not have discretionary voting power for the particular item and has not received instructions from the beneficial owner. Brokers do not have discretionary authority to vote for the election of directors at the Annual Meeting or the approval of the Brown-Forman 2013 Omnibus Compensation Plan. Accordingly, if your Class A shares are held in street name, it is particularly important that you instruct your broker how you wish to vote your shares if you want your shares to be voted at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A majority of the outstanding shares of Class A common stock must be present in person or represented by proxy to constitute a quorum to conduct business at the Annual Meeting. Abstentions will be counted as present for purposes of establishing a quorum; broker non-votes will be counted as not present for purposes of establishing a quorum, because the proposals on the agenda for this year’s Annual Meeting are matters on which brokers do not have discretionary authority to vote.

Q:	What is “householding” and how does it affect me?

A:	“Householding” is a procedure approved by the Securities and Exchange Commission (“SEC”) that permits the delivery of a single Proxy Statement and Annual Report to multiple stockholders who share the same address and last name, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder in that household receives his or her own proxy card. We participate in householding to reduce our printing costs and postage fees and to facilitate voting in households where shares may be held in multiple names and accounts. If you share an address with another stockholder and receive multiple copies of the proxy materials, you may request householding by writing our Secretary, Matthew E. Hamel, at 850 Dixie Highway, Louisville, Kentucky 40210, or e-mailing him at Secretary@b-f.com. The proxy materials are available at www.brown-forman.com/proxy. You also may request additional copies at any time by writing or e-mailing our Secretary. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address next year, you may do so at any time prior to thirty days before the mailing of proxy materials (proxy materials are typically mailed in late June) by writing or e-mailing our Secretary.

Q:	What if I submit a proxy card and then change my mind as to how I want to vote?

A:	If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date, by providing our Secretary with written notice of revocation of your proxy, or by attending the Annual Meeting and casting your vote in person. To change your vote for shares you hold in street name, you will need to follow the instructions in the materials your broker or bank provides you.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce the voting results at the Annual Meeting and to issue a press release on the day of the Annual Meeting. In addition, we will report the results by filing a Form 8-K with the SEC within four business days following the Annual Meeting.

Q:	Whom may I call with questions about the Annual Meeting?

A:	For information about your stock ownership, or for other stockholder services, please contact Linda Gering, our Stockholder Services Manager, by telephone at (502) 774-7690 or by e-mail at Linda_Gering@b-f.com. For information about the Annual Meeting, please contact Matthew E. Hamel, our Secretary, by telephone at (502) 774-7631, or by e-mail at Secretary@b-f.com.

Q:	Who pays for the expenses of this proxy solicitation?

A:	Brown-Forman bears the cost of soliciting proxies. We will begin mailing this Proxy Statement and accompanying materials on or about June 27, 2013. Also beginning on June 27, 2013, our directors, officers, and other employees may solicit proxies by regular or electronic mail, phone, fax or the Internet or in person. Directors, officers, and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to the beneficial owners of our stock held in street name. In addition, we have retained Proxy Express, Inc. to assist with the distribution of proxy materials for a fee of approximately $22,000, plus associated expenses.

INTRODUCTION

This section describes the purpose of this Proxy Statement, who may vote, how to vote, the proposals to be voted upon, and the votes required for approval.

PURPOSE. The Board of Directors of Brown-Forman Corporation is sending you this Proxy Statement to solicit proxies for use at the 2013 Annual Meeting of Stockholders, which will be held Thursday, July 25, 2013, at 9:30 A.M. (Eastern Daylight Time) in the Conference Center at Brown-Forman Corporation, 850 Dixie Highway, Louisville, Kentucky 40210. We will begin mailing this Proxy Statement and accompanying materials on or about June 27, 2013, to holders of record of our Class A common stock at the close of business on June 17, 2013, the record date for the Annual Meeting.

Also beginning on June 27, 2013, our directors, officers, and other employees may solicit proxies by regular or electronic mail, phone, fax, the Internet or in person. Brown-Forman will pay all solicitation costs. Directors, officers, and employees of the Company will receive no additional compensation for soliciting proxies. We will reimburse banks, brokers, nominees, and other fiduciaries for their reasonable charges and expenses incurred in forwarding our proxy materials to the beneficial owners of our stock held in street name. In addition, we have retained Proxy Express, Inc. to assist with the distribution of proxy materials for a fee of approximately $22,000, plus associated expenses.

We are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our Annual Report to Stockholders, which includes our Form 10-K for fiscal 2013, are available at www.brown-forman.com/proxy. Please complete, sign, date, and return the enclosed proxy card at your earliest convenience.

CLASSES OF STOCK. We have two classes of common stock, Class A and Class B. Only holders of Class A common stock may vote at the Annual Meeting. As of the close of business on the record date, June 17, 2013, we had outstanding 84,487,042 shares of Class A common stock.

VOTING RIGHTS. If you were a Class A common stockholder on June 17, 2013, you may cast one vote for each share registered in your name. You may vote your shares either in person at the Annual Meeting or by proxy. To vote by proxy, please complete, sign, date, and return the enclosed proxy card. The proxy holders identified below will vote your shares in accordance with your instructions. Granting a proxy will not affect your right to vote shares registered in your name if you attend the meeting and want to vote in person. You may revoke a proxy at any time before it is voted by sending our Secretary written notice of your revocation at the following mailing address: Matthew E. Hamel, 850 Dixie Highway, Louisville, Kentucky 40210; by issuing a new proxy bearing a later date; or by attending the meeting in person and casting your vote there. For any shares you hold in street name, you must submit voting instructions to the stockholder of record (typically your broker or bank) in accordance with the instructions they provide. To revoke your proxy, you must comply with the directions they provide. The proxy holders will vote all shares represented by effective proxies in accordance with the terms stated in the proxy. The proxy holders for this year’s Annual Meeting are Geo. Garvin Brown IV, Paul C. Varga, and Matthew E. Hamel.

PROPOSALS.

Proposal 1: Election of Directors. There are ten nominees for election to our Board at the upcoming Annual Meeting. Each of the nominees currently serves as a director. The name, age, years of Board service, biographical information, and specific skills and qualifications of each of the nominees are provided beginning on page 14 of this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees.

Proposal 2: Approval of the Brown-Forman 2013 Omnibus Compensation Plan. At the Annual Meeting, Class A common stock holders will have the opportunity to cast a vote on the approval of the Brown-Forman 2013 Omnibus Compensation Plan. For detailed information on the Brown-Forman 2013 Omnibus Compensation Plan, please see page 62 of this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Brown-Forman 2013 Omnibus Compensation Plan.

QUORUM; VOTES REQUIRED FOR APPROVAL. A majority of the outstanding shares of Class A common stock must be present in person or represented by proxy to constitute a quorum to conduct business at the Annual Meeting. Abstentions will be counted as present for purposes of determining whether a quorum exists; broker non-votes will be counted as not present for purposes of determining whether a quorum exists. In the election of directors (Proposal 1), a nominee will be elected if he or she receives a majority of the votes cast. A “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director (with abstentions and broker non-votes not counted as votes cast). For the proposal to approve the Brown-Forman 2013 Omnibus Compensation Plan (Proposal 2), approval requires an affirmative vote of the majority of the votes cast, provided that the total number of votes cast is a majority of the shares entitled to vote on the proposal (with abstentions counted as “present” for quorum purposes and treated as a vote against the proposal). For any other matter properly presented and brought to a vote at the meeting, approval requires the affirmative vote of a majority of the votes cast (with abstentions and broker non-votes not counted as votes cast).

If you sign and return your proxy card without specifying how you want your shares to be voted, our proxy holders will vote your shares:

•	“FOR” the election of each of the nominees to the Board; and

•	“FOR” the approval of the Brown-Forman 2013 Omnibus Compensation Plan.

CORPORATE GOVERNANCE

This section describes our corporate governance practices in light of the corporate governance rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

As a publicly traded, family-controlled company, Brown-Forman enjoys a rare governance opportunity, whereby members of our controlling stockholder family participate directly on our Board of Directors. We believe this governance structure confers a distinct competitive advantage upon the Company, due largely to the long-term ownership perspective of the Brown family. This advantage is sustained by a careful balancing of the roles of our three primary stakeholders: our Board of Directors, Company management, and our stockholders – including, in particular, the Brown family.

BROWN-FORMAN IS A “CONTROLLED COMPANY.”

Our Board has determined that Brown-Forman is a “controlled company” within the meaning of the New York Stock Exchange (“NYSE”) rules. A controlled company is one in which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. The Brown family owns substantially more than 50% of our Class A voting stock, the overwhelming majority of which historically has voted in favor of the directors proposed by the Board.

Controlled companies are exempt from NYSE listing standards that require a board composed of a majority of independent directors, a fully independent nominating/corporate governance committee, and a fully independent compensation committee. We avail ourselves of the exemptions from having a board composed of a majority of independent directors and a fully independent nominating/corporate governance committee. Notwithstanding the available exemption, our Compensation Committee is composed exclusively of independent directors.

OUR BOARD OF DIRECTORS.

To Brown-Forman, one of the primary benefits of being a controlled company is the exemption from the requirement of having a Board composed of a majority of independent directors. This enables greater participation on our Board of Directors by members of the Brown family.

Our Board of Directors is the policy-making body that is ultimately responsible for the business success and ethical climate of the Company. The Board oversees the performance of our senior management team, which is responsible for leading and operating the Company’s business. The Board’s primary responsibilities include retention, evaluation, and succession planning for the Company’s Chief Executive Officer and its Chairman of the Board, as well as oversight of the Company’s corporate strategy, financial condition, executive compensation policies and practices, and enterprise risk management. The Board of Directors may retain such independent advisors as it deems necessary or appropriate in the performance of its duties. The Board conducts an annual self-assessment to determine whether it and its committees are functioning effectively.

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines that provide a framework for the conduct of the Board in the exercise of its duties. These guidelines set forth director qualification standards and responsibilities, meeting and attendance requirements, committee composition requirements and responsibilities, policies related to director compensation, director access to management and independent advisors, and an annual self-evaluation requirement for the Board, among other things. The Corporate Governance Guidelines are published on our website at www.brown-forman.com/company/governance.

Director Service.  The Board of Directors is authorized to fix the number of directors to serve on the Board from time to time, within a range of three to seventeen members. Directors are elected each year at the Annual Meeting by a majority of the votes cast by our Class A stockholders. Once elected, a director holds office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified, unless he or she first resigns, retires, or is removed. Directors are not subject to term limits.

A director may not stand for re-election to the Board after he or she has reached the age of 71. In exceptional circumstances, and upon recommendation of the Corporate Governance and Nominating Committee, the Board may request a director to remain on the Board until a given date, if it finds that such service would be of significant benefit to the Company. Board member service beyond the age of 71 must be approved by the affirmative vote of two-thirds of the directors, excluding the participation and vote of the director concerned.

Independent Directors.  Under NYSE rules, a director qualifies as “independent” if the board of directors affirmatively determines that the director has no material relationship with the listed company. While the focus of the inquiry is independence from management, the board is encouraged to consider broadly all relevant facts and circumstances in making an independence determination. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our Board recognizes the value of having independent directors on the Board and has determined that five of our eleven directors have no material relationship with the Company and are therefore independent under NYSE standards. These are Directors Joan C. Lordi Amble, Patrick Bousquet-Chavanne, Bruce L. Byrnes, John D. Cook, and William E. Mitchell.

The Board determined that Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr. are not independent because they are members of Company management. The Board determined that Dace Brown Stubbs is not independent due to her son’s employment with the Company. The Board elected not to make a determination with respect to the independence of Martin S. Brown, Jr., and Sandra A. Frazier.

Lead Independent Director.  If the office of Chairman of the Board is held by a non-independent director, the Board of Directors, after considering the recommendation of the Corporate Governance and Nominating Committee, may select one independent director to serve as Lead Independent Director. In September 2012, the Board selected John D. Cook to serve as Lead Independent Director. The Lead Independent Director’s responsibilities are to: chair executive sessions of the independent directors and provide feedback to the Chairman of the Board and Chief Executive Officer; communicate and consult with long-term shareholders; play a leadership role in contingency and succession planning, if and as needed; and perform such other duties as the Board may delegate from time to time.

Brown Family Directors.  The Company believes that it is strategically important for Brown family members to be actively engaged in the oversight of the Company, including by serving on the Board of Directors. Through participation on the Board, the Brown family’s long-term perspective is brought to bear, in some measure, upon each and every Board consideration. Brown family directors serve as an effective link between the Board and the controlling family stockholders. Board service also provides the Brown family with an active means by which to oversee their collective investment. Current Brown family member directors are: Geo. Garvin Brown IV, Martin S. Brown, Jr., Sandra A. Frazier, and Dace Brown Stubbs.

Management Directors.  The Company also believes it is essential, from a corporate governance standpoint, that Company management be represented on the Board of Directors. Current Board members who are also members of Company management are: Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr.

Board Meetings.  The Board of Directors held six regular meetings and one special meeting during fiscal 2013. Absent an appropriate reason, attendance is expected for the full meeting by all directors at the Company’s Annual Meeting of Stockholders, at all Board meetings, and at all meetings of each committee of which a director is a member. Each director attended more than 75% of the aggregate meetings of the Board and committees on which he or she served during fiscal 2013. All directors then serving were present at the 2012 Annual Meeting of Stockholders.

Executive Sessions.  NYSE rules require non-management directors to meet at regularly scheduled executive sessions without management present. Our non-management directors held five executive sessions in fiscal 2013. John D. Cook, our Lead Independent Director, served as presiding director for these sessions. NYSE rules additionally require companies whose group of non-management directors includes directors who are not “independent” under NYSE listing standards to hold an executive session of just the independent directors at least once per year. Our independent directors held one such meeting in fiscal 2013, and Mr. Cook served as presiding director for this meeting as well.

Board Committees.  Our Board has the following four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Executive Committee. Each Board committee operates pursuant to a written charter. Copies of the charters are posted on our corporate website at www.brown-forman.com/company/governance. Each Board committee conducts an annual self-evaluation (except the Executive Committee, which is evaluated by the full Board periodically) and may hire independent advisors as it deems necessary or appropriate. The Board believes that transparency is a hallmark of good corporate governance. All directors are invited to attend meetings of committees on which they do not sit, which ensures the transparency of committee decision-making.

The following chart sets forth our current Board committee membership.

Board Committee Membership

	Audit	Compensation	Corporate Governance & Nominating	Executive
Joan C. Lordi Amble	X*
Bruce L. Byrnes	X		X
Patrick Bousquet-Chavanne		Chair	X
Geo. Garvin Brown IV			X	X
John D. Cook	X	X	Chair
William E. Mitchell	Chair*	X
Paul C. Varga				X
James S. Welch, Jr.				X

*	Audit Committee Financial Expert

Audit Committee.  The Board has delegated to the Audit Committee responsibility for the integrity of the Company’s financial statements; audit process; system of internal controls; oversight of enterprise risk assessment and risk management policies and processes; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The committee’s responsibilities include, among other things, the preparation of the Audit Committee Report that appears in this Proxy Statement on page 23.

Joan C. Lordi Amble, Bruce L. Byrnes, John D. Cook, and William E. Mitchell (Chair) currently serve on the Audit Committee of our Board of Directors. The Audit Committee held eleven meetings during fiscal 2013. In addition to the NYSE requirement that each audit committee member satisfy the NYSE director independence standards, audit committee members must comply with the independence standards mandated by Section 301 of the Sarbanes-Oxley Act and set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Each member of our Audit Committee satisfies these standards. The Board has determined that each member of our Audit Committee is “financially literate” within the meaning of the NYSE rules, and has designated Ms. Amble and Mr. Mitchell as “audit committee financial experts” under SEC regulations.

Compensation Committee.  The Compensation Committee assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, executive officers, and employees. The committee’s responsibilities include, among other things, determining the compensation of the Chief Executive Officer; reviewing and approving the compensation of the Chairman of the Board; approving incentive compensation plan design and changes thereto for the Chief Executive Officer and other senior executive officers; assisting the Board in its oversight of risk related to the Company’s compensation policies and practices applicable to all employees; overseeing the preparation of the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 28; preparing the Compensation Committee Report that appears in this Proxy Statement on page 42; and leading the evaluations of the performance of the Chief Executive Officer and the Chairman of the Board.

The committee has retained Frederic W. Cook & Co. to provide independent advice on executive and director compensation matters. For additional information on the services provided by and the fees paid to the Cook firm, as well as the Committee’s processes and procedures for the consideration and determination of executive and director compensation, please see the Compensation Discussion and Analysis section of this Proxy Statement, which begins on page 28. As further explained on page 28, the committee affirmatively determined during fiscal 2013 that no conflict of interest exists between the Company and Frederic W. Cook & Co.

Patrick Bousquet-Chavanne (Chair), John D. Cook, and William E. Mitchell currently serve on the Compensation Committee. Each of the committee members qualifies as an independent director under NYSE listing standards, a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code. In making its independence determination, the Board specifically considered factors relevant to these directors’ ability to be independent from management in connection with compensation committee service. The committee held seven meetings during fiscal 2013.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee’s primary responsibilities are: to assist the Board in identifying, recruiting, and recommending to stockholders appropriate candidates to serve as directors; to review periodically the Company’s corporate governance principles in light of developments in corporate governance law and best practices, taking into account the Company’s controlled-company status under the NYSE rules; to coordinate and oversee Chief Executive Officer succession planning on behalf of the Board; and to assist the Board with its annual self-evaluation. The Corporate Governance and Nominating Committee held six meetings during fiscal 2013. John D. Cook (Chair), Patrick Bousquet-Chavanne, Geo. Garvin Brown IV, and Bruce L. Byrnes currently serve on the Corporate Governance and Nominating Committee. All of the Corporate Governance and Nominating Committee members are independent under NYSE listing standards, except Geo. Garvin Brown IV.

In evaluating candidates for Board membership, the Corporate Governance and Nominating Committee seeks directors who will represent the best long-term interests of all stockholders. As articulated in our Corporate Governance Guidelines, the Board’s view is that all Brown-Forman directors should possess the highest personal and professional ethics, integrity, and values. The Board also believes that it is highly desirable for the directors to possess the following qualities: good judgment, candor, independence, civility, business courage, experience with businesses and other organizations of comparable character and of comparable or larger size, and a lack of possible conflicts of interest.

The Corporate Governance and Nominating Committee and the Board consider diversity in evaluating candidates for Board membership, though neither has adopted a formal policy to that effect. The Board’s goal is to maintain a well-balanced membership that combines a variety of experience, backgrounds, skills, and perspectives to enable the Board, as a whole, to effectively guide the Company in the pursuit of its strategic objectives. In evaluating potential Board candidates, the committee considers an individual’s independence; business, professional or public service experience;

relevant industry knowledge, experience and relationships; business judgment; financial expertise; international experience; leadership skills; age, gender, race and other personal characteristics; time availability; and familial relation to our controlling family stockholders.

The Corporate Governance and Nominating Committee has engaged independent search firms to assist in identifying potential Board candidates from time to time. The Board has not adopted a formal policy regarding stockholder-nominated director candidates because the committee believes that the processes used to date have been appropriate and effective for identifying and selecting Board members.

Executive Committee.  Pursuant to the by-laws of the Company, the Board by resolution designates the members of the Board Executive Committee, which consists of the Chief Executive Officer, the Chairman of the Board (if separate from the Chief Executive Officer), and one or more other directors as determined by the Board from time to time. The Board can change the committee’s membership, fill vacancies in it, and dissolve the committee at any time. The Executive Committee may exercise all of the powers of the Board of Directors on such matters as are delegated to it by the Board, as well as during intervals between meetings of the Board of Directors. Geo. Garvin Brown IV, Paul C. Varga, and James S. Welch, Jr. currently serve as members of the Executive Committee. The Executive Committee did not meet during fiscal 2013.

Board Leadership Structure.  Our Board does not have a policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes that the determination of whether to separate or combine the roles depends largely upon the identity of the Chief Executive Officer and the membership of the Board, from time to time. Currently, these roles are separate, although in years past, they have been combined. Our Board is led by Geo. Garvin Brown IV, who serves as Chairman of the Board. In his role as Chairman of the Board, Mr. Brown is responsible for chairing Board meetings, chairing our Annual Meeting of Stockholders, serving on the Executive Committee of the Board, and, importantly, serving as the primary liaison between the Board and our controlling family stockholders. Mr. Brown also serves as a member of the Corporate Governance and Nominating Committee. In addition to his role as Chairman of the Board, Mr. Brown is a member of the Company’s senior management (Executive Vice President), providing executive leadership and planning on strategic and operational matters related to the Board and the Brown family. Paul C. Varga serves as Chairman and Chief Executive Officer of the Company. As Chairman and Chief Executive Officer, Mr. Varga is the Company’s highest ranking executive officer, and has ultimate responsibility for the Company’s operations and performance. Mr. Varga serves as a member of our Board of Directors and is a member of the Executive Committee of the Board. If the office of Chairman of the Board is held by a non-independent director, the Board of Directors, after considering the recommendation of the Corporate Governance and Nominating Committee, may select one independent director to serve as Lead Independent Director. In September 2012, the Board selected John D. Cook to serve as Lead Independent Director.

Our Board has determined that this leadership structure – having a Brown family member serve as Chairman of the Board, having our Chief Executive Officer serve as a member of the Board, and having a Lead Independent Director – is appropriate, given our status as a family controlled company and other relevant circumstances. The Board believes that this structure serves the best interests of the Company and its stockholders because it promotes the Brown family’s active oversight, engagement, and participation in the Company and its business, and it confirms publicly the fact that Brown-Forman is controlled by the Brown family. In addition, this structure ensures the Board’s access to our Chief Executive Officer’s comprehensive knowledge of the Company’s business and industry, yet relieves our Chief Executive Officer of the responsibilities attendant to the position of Chairman of the Board, allowing him to focus more on the Company’s business strategy and day-to-day operations than on Board governance matters. Further, the Lead Independent Director position provides leadership and coordination for the independent directors. Each of our Chairman of the Board, Chief Executive Officer, and Lead Independent Director acts as a liaison amongst the management, family stockholder, and independent members of our Board.

Board’s Role in Risk Oversight.  Our Corporate Governance Guidelines require that the Board ensure that appropriate processes are in place for the management of enterprise risk, and our Board considers risk oversight to be an integral part of its role in the Company’s strategic planning process. At its meetings, the Board regularly and actively considers how strategic decisions affect the Company’s risk profile. While the Board has the ultimate oversight responsibility for the risk management process, the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board play an important role in assisting the Board with its oversight responsibilities.

For fiscal 2013, the Board assigned to the Audit Committee the responsibility to assist it in overseeing the Company’s most significant risks – financial and otherwise – and in periodically reviewing whether management is appropriately monitoring and managing those risks. The Audit Committee held regular discussions with the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, General Counsel, and Director of Internal Audit on the Company’s enterprise risk management program (“ERMP”). The Board assigned to the Compensation Committee the responsibility to assist it in overseeing risk related to the Company’s compensation policies and practices, and the Board assigned to the Corporate Governance and Nominating Committee the responsibility to assist it in overseeing risk related to corporate governance, board composition, and succession planning for the Chief Executive Officer and the Chairman of the Board. These committees met regularly with members of management and outside advisors, as necessary, and provided to the Board regular reports on their risk oversight and mitigation activities. In addition, certain management committees – the Disclosure Controls Committee and the Risk Committee – play an integral role in making sure that risk-related information surfaces to the Board as directly and quickly as possible. The Board believes that its leadership structure is conducive to its risk oversight function.

Communication with our Board.  Stockholders and other interested parties may communicate with our directors, including the non-management directors or the independent directors as a group, by sending written communications to our Secretary, Matthew E. Hamel, at 850 Dixie Highway, Louisville, Kentucky 40210, or by e-mail at Secretary@b-f.com. Written communications will be provided to the individual director or group of directors to whom they are addressed, and copies of such communications will be provided to all other directors.

COMPANY MANAGEMENT.

Brown-Forman has long believed that good corporate governance is essential to the Company’s long-term success. We continually evaluate our corporate governance practices in the context of our controlled company status to address the changing regulatory environment and adopt those “best practices” that we believe are best for Brown-Forman.

Code of Conduct.  The Company has adopted the Brown-Forman Code of Conduct (the “Code of Conduct”), which sets forth standards of ethical behavior applicable to all Company employees and directors. The Code of Conduct refers to our Code of Ethics for Senior Financial Officers, which reflects the Company’s expectation that all financial, accounting, reporting, and auditing activities of the Company be conducted in strict compliance with all applicable rules and regulations, and in accordance with the highest ethical standards. The Code of Conduct and the Code of Ethics for Senior Financial Officers can be found on our website at www.brown-forman.com/company/governance.

Disclosure Controls Committee.  The Company has a Disclosure Controls Committee, which is composed of members of management. The committee has established controls and procedures designed to ensure that information that may be required to be disclosed publicly is gathered and communicated to the committee and, if required, reported in a timely and accurate manner. The committee has implemented a financial review process that enables our Chief Executive Officer and Chief Financial Officer to certify our quarterly and annual financial reports with confidence. The Disclosure Controls Committee is also responsible for developing and implementing procedures to ensure the Company’s compliance with SEC Regulation FD (Fair Disclosure).

Risk Committee. The Risk Committee, which is composed of members of management, leads the ERMP. The objective of the program is to protect the long-term viability of the Company’s business through the identification and management of both the upside and downside potential of risk. Core attributes of the program include the development and implementation of risk management policies and specific corporate governance structures, and the oversight of ongoing processes for identifying, assessing, and prioritizing risk. In support of the program’s objectives, the committee is responsible for identifying critical risks the Company faces and for assessing the adequacy of measures in place to manage those risks; for communicating the role of all employees in the ERMP; and for integrating the discussion of risk into decision making processes.

OUR CONTROLLING FAMILY STOCKHOLDERS.

Brown-Forman has an engaged family stockholder base with a long-term ownership perspective. We view our status as a publicly traded, family-controlled company as a distinct source of competitive advantage, and we believe that a strong relationship with the Brown family is essential to our growth, independence, and long-term value creation for all stockholders. We therefore actively cultivate our relationship with the Brown family.

Brown-Forman/Brown Family Shareholders Committee.  In 2007, Geo. Garvin Brown IV and Paul C. Varga organized the formation of the Brown-Forman/Brown Family Shareholders Committee (“Family Committee”), which they continue to co-chair. The Family Committee encourages and provides a forum for open, constructive, and frequent dialogue between the Company and its controlling family stockholders. Designed for broad family participation, and including several non-family Company executives, the committee has formed subcommittees to engage certain Brown family members in topics such as family governance, philanthropy, and shareholder education and employment at the Company.

Director of Family Shareholder Relations.  The Director of Family Shareholder Relations works with Company employees and certain Brown family members to develop and implement policies and practices designed to further strengthen the relationship between the Company and the Brown family.

Brown Family Member Employees.  The Company employs ten Brown family members at various levels. Some Brown family employees participate on Company management committees that oversee various strategic and operational matters. Participation on these committees enables our Brown family employees to contribute their perspectives to important issues facing the Company, as well as provides valuable professional development opportunities.

Compliance with Securities Laws.  The Company conducts its interactions with Brown family members in a manner consistent with all applicable securities and disclosure rules and regulations.

ELECTION OF DIRECTORS

This section provides biographical information about our director nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

Election of Directors at the Annual Meeting.  There are ten director nominees on this year’s slate. The proxy holders will vote all Class A shares for which they receive a proxy “FOR” the election of all director nominees below, except in respect of proxy cards directing them to vote against, or to abstain from voting for, certain or all of the nominees. If any nominee becomes unable to serve before the meeting, the persons named as proxy holders may vote the shares for which they hold proxies for a substitute nominee, as may be designated by the Board of Directors. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unwilling or unable to serve as director.

Nominees.  Set forth below is certain biographical information about our director nominees, including a description of the specific experience, qualifications, attributes and skills that led to the conclusion that the person should serve as a member of our Board, in light of our business and status as a family controlled company. Each of our director nominees currently serves as a director of Brown-Forman.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees.

Name, Age as of the July 25, 2013 Annual Meeting, Term as Director, Current Position, Business Experience, Other Directorships, and Board Qualifications

JOAN C. LORDI AMBLE, 60, director since 2011. Retired in 2011 from American Express as Executive Vice President, Finance; Executive Vice President and Comptroller of American Express Company from 2004 to 2011; Chief Financial Officer and Chief Operating Officer, GE Capital Markets from 2003 to 2004; Vice President and Controller of GE Capital Services from 1994 to 2003. Other Directorships: Booz Allen Hamilton Holding Corporation since 2012; Sirius XM Radio (previously XM Satellite Radio Holdings, Inc.) since 2006. From 2009 to 2011, Ms. Amble served as a director of Broadcom.

Ms. Amble’s individual qualifications and skills include extensive experience in finance, accounting, operations, financial controls, Sarbanes-Oxley compliance, and risk management. In addition, Ms. Amble brings to the Board international and strategic planning expertise.

Name, Age as of the July 25, 2013 Annual Meeting, Term as Director, Current Position, Business Experience, Other Directorships, and Board Qualifications

PATRICK BOUSQUET-CHAVANNE, 55, director since 2005. Corporate Director of Strategy Implementation and Business Development, Marks and Spencer Group, PLC since September 2012; Co-Chairman of Yoostar Entertainment Group, the developer of the Yoostar social video gaming website and interactive entertainment system, from 2010 to 2012; President and Chief Executive Officer of Yoostar from 2009 to 2012; President and Chief Executive Officer from 2008 to 2009 of T-Ink Technologies, Inc., a company specializing in advanced conductive technology applied to ready-to-wear; Group President of The Estée Lauder Companies Inc. from 2001 through 2008; President of Estée Lauder International, Inc. from 1998 to 2001. Prior to joining The Estée Lauder Companies in 1998, Mr. Bousquet-Chavanne served as Executive Vice-President International Operations for Parfums Christian Dior S.A., a division of LVMH. Other directorships: HSNi Corporation from 2008 to 2013.

Mr. Bousquet-Chavanne’s individual qualifications and skills include senior management experience at one of the world’s leading manufacturers and marketers of branded consumer goods, including experience with branding, licensing, distribution and international expansion. In addition, Mr. Bousquet-Chavanne has experience from Estée Lauder dealing with governance issues relevant to family controlled public companies.

GEO. GARVIN BROWN IV, 44, director since 2006. Joined Brown-Forman as an employee in 1996. Chairman of the Board since 2011; Presiding Chairman of the Board from 2007 to 2011; Executive Vice President of Brown-Forman Corporation since 2011; Senior Vice President and Managing Director of Western Europe and Africa from 2009 to 2011; Vice President and Jack Daniel’s Brand Director in Europe and Africa from 2004 to 2008; Director of the Office of the Chairman and Chief Executive Officer from 2002 to 2004.

Mr. Brown’s individual qualifications and skills include the business and industry experience he has gained by serving in operational, management and executive positions within the Company, his deep knowledge of corporate governance, and the special perspectives he brings to the Board as a fifth generation Brown family stockholder and as a member of Company senior management.

MARTIN S. BROWN, JR., 49, director since 2006. Partner, Adams and Reese LLP, a law firm, since 2005; Partner, Stokes & Bartholomew, P.A. (a predecessor firm to Adams and Reese LLP) from 1999 to 2005.

Mr. Brown’s individual qualifications and skills include twenty years of experience as a lawyer advising clients on mergers and acquisitions, equity securities offerings, and general business matters. In addition, Mr. Brown has commercial lending and general financial services experience, and brings to the Board his perspective as a fifth generation Brown family stockholder.

Name, Age as of the July 25, 2013 Annual Meeting, Term as Director, Current Position, Business Experience, Other Directorships, and Board Qualifications

BRUCE L. BYRNES, 65, director since 2010. Vice Chairman of the Board for The Procter and Gamble Company (P&G) from 2002 to 2008. Mr. Byrnes retired in 2008 following a 38-year career at P&G, during which he held the following positions: Vice Chairman, Global Brand Building Training from 2007 to 2008; Vice Chairman, Global Household Care Division from 2004 to 2007. Other directorships: Boston Scientific Corporation since 2009, Cincinnati Bell, Inc. from 2003 to 2013, and Diebold, Incorporated since 2010.

Mr. Byrnes’s individual qualifications and skills include his executive leadership of a global consumer goods company; his expertise in brand building and brand management; financial expertise; international marketing and operational experience and corporate strategy.

JOHN D. COOK, 60, director since 2008. Director Emeritus of McKinsey & Company; Director, McKinsey & Company from 2003 to 2008. Earlier in his career, Mr. Cook worked in brand management at The Procter & Gamble Company, and more recently, held the number two management position at The Kellogg Company.

Mr. Cook’s individual qualifications and skills include those gained during his thirty-two-year career advising and managing consumer products companies. He brings to the Board leadership, senior management experience, financial expertise, marketing skills, international expertise, experience with strategic acquisitions and integrations, and a history of shareholder value creation.

SANDRA A. FRAZIER, 41, director since 2006. Founder and Partner, Tandem Public Relations, LLC, since 2005; Public Relations Account Manager at Doe Anderson, Inc., from 2002 to 2005; Project Assistant at Schneider Associates Public Relations from 2000 to 2001. Other directorships: Commonwealth Bank and Trust Company from 2006 to 2010; The Glenview Trust Company since 2011.

Ms. Frazier’s individual qualifications and skills include leadership and management skills gained through founding and managing a public relations firm, communication skills, strategic thinking, and community relations experience. In addition, Ms. Frazier brings to the Board her perspective as a fifth generation Brown family stockholder.

DACE BROWN STUBBS, 66, director since 1999. Private investor. Ms. Stubbs’s individual qualifications and skills include extensive service on numerous non-profit and civic boards, investment experience, and her unique perspective as a fourth generation Brown family stockholder.

Name, Age as of the July 25, 2013 Annual Meeting, Term as Director, Current Position, Business Experience, Other Directorships, and Board Qualifications

PAUL C. VARGA, 49, director since 2003, a twenty-six-year employee of Brown-Forman. Company Chairman since August 2007; Chief Executive Officer since 2005; President and Chief Executive Officer of Brown-Forman Beverages (a division of Brown-Forman) from 2003 to 2005; Global Chief Marketing Officer for Brown-Forman Spirits from 2000 to 2003. Other Directorships: Macy’s, Inc. since 2012.

Mr. Varga’s individual qualifications and skills include his in-depth knowledge of the Company’s business, operations and strategy, extensive knowledge of the beverage alcohol industry, sales and marketing expertise, financial expertise, strategic thinking, leadership, management, consensus-building and communication skills.

JAMES S. WELCH, JR., 54, director since 2007, a twenty-four-year employee of Brown-Forman. Vice Chairman, Executive Director of Corporate Affairs, Strategy and Diversity since 2012. Vice Chairman, Executive Director of Corporate Affairs, Strategy, Diversity, and Human Resources from 2007 to 2012; Vice Chairman, Executive Director of Corporate Strategy and Human Resources from 2003 to 2007; Senior Vice President and Executive Director of Human Resources from 1999 to 2003.

Mr. Welch’s individual qualifications and skills include the extensive leadership, management and operational experience gained during his tenure as a Company employee, as well as experience with corporate strategy, organizational effectiveness, and public affairs. In addition, Mr. Welch is actively involved in leadership roles on local civic boards.

Family Relationships.  No family relationship – first cousin or closer – exists between any two directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer, except Director Geo. Garvin Brown IV is the nephew of Director Dace Brown Stubbs.

STOCK OWNERSHIP

This section identifies the beneficial owners of more than 5% of our voting stock, as well as the stock ownership of our directors and executive officers.

BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S VOTING STOCK.

The table below identifies each beneficial owner of more than 5% of our Class A common stock, our only class of voting stock, as of April 30, 2013. The SEC defines “beneficial ownership” to include shares over which a person has sole or shared voting or investment power. Each of the beneficial owners listed in the table below is either a Brown family member, an entity or trust controlled by Brown family members, or an individual serving as an advisor to a Brown family trust at the request of Brown family members.

The Brown family holds Class A shares in a variety of family trusts and entities, with multiple family members often sharing voting control and investment power as members of advisory committees to the trusts or as owners or officers of the entities. As a result, many of the shares shown in the table below are counted more than once, as they are deemed to be beneficially owned by more than one of the persons identified in the table. Counting each share only once, the aggregate number of shares of Class A common stock beneficially owned by the persons in this table is 56,020,894 shares, or 66.3% of the 84,445,591 Class A shares outstanding as of the close of business on April 30, 2013.

The table below confirms that the Brown family continues its long-standing voting control of Brown-Forman Corporation.

Beneficial Ownership of Class A Common Stock as of April 30, 2013

Name and Address	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power						Percent of Class
	Sole		Shared		Total

J. McCauley Brown	3,120,828	(2)	8,480,881	(2)	11,601,709	(2)	13.7%
850 Dixie Highway Louisville, Kentucky 40210

Owsley Brown Frazier Family Group (3)	1,095,364		8,611,992		9,707,356		11.5%
829 West Main Street Louisville, Kentucky 40202
Owsley Brown II Family Group (4)	3,714,800		5,645,072		9,359,872		11.1%
Preston Pointe Building 333 East Main Street, Suite 400 Louisville, Kentucky 40210

Avish Agincourt, LLC	0		8,480,881		8,480,881		10.0%
829 West Main Street Louisville, Kentucky 40202
Ina Brown Bond	36,990		7,233,411		7,270,401		8.6%
622 North Ocean Boulevard Delray Beach, Florida 33483

G. Garvin Brown III Family Group (5)	2,845,909		3,985,831		6,831,740		8.1%
850 Dixie Highway Louisville, Kentucky 40210

Name and Address	Amount and Nature of Beneficial Ownership (1) Voting and Investment Power			Percent of Class
	Sole	Shared	Total

Laura Lee Brown	3,810,298	1,930,711	5,741,009	6.8%
710 West Main Street, Suite 201 Louisville, Kentucky 40202

A. Cary Brown	761,182	4,218,411	4,979,593	5.9%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222
Stuart R. Brown	310,650	4,359,869	4,670,519	5.5%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222

Sandra A. Frazier	1,406,519	3,174,471	4,580,990	5.4%
304 West Liberty Street, Suite 200 Louisville, Kentucky 40202
Martin S. Brown, Sr.	7,591	4,363,975	4,371,566	5.2%
5214 Maryland Way, Suite 404 Brentwood, Tennessee 37027

W.L. Lyons Brown III	696	4,304,327	4,305,023	5.1%
320 Whittington Parkway, Suite 206 Louisville, Kentucky 40222
Dace Brown Stubbs	3,983,677	251,756	4,235,433	5.0%
135 Sago Palm Road Vero Beach, Florida 32963

(1)	Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).

(2)	For J. McCauley Brown, amounts set forth above reflect voting power only. Mr. Brown holds sole investment power over 164,716 shares of Class A common stock and shared investment power over 9,750,219 shares of Class A common stock.

(3)	The Owsley Brown Frazier Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Laura Frazier, 848,704 sole, 8,480,881 shared, 9,329,385 total (11.1% of class); Catherine Frazier Joy, 246,660 sole, 8,611,992 shared, 8,858,652 total (10.5% of class); ABF Trust f/b/o Owsley Brown Frazier, 0 sole, 8,480,881 shared, 8,480,881 total (10.0% of class).

(4)	The Owsley Brown II Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The aggregate holdings of the Owsley Brown II Family Group listed in the table refer to shares over which the group members have sole or shared investment power. The individual group members have sole or shared investment power over the following shares: Christina Lee Brown – 2,189,521 sole, 4,147,026 shared, 6,336,547 total (7.5% of class); Owsley Brown III – 96,625 sole, 3,554,145 shared, 3,650,770 total (4.3% of class); Brooke Brown Barzun – 559,347 sole, 4,113,425 shared, 4,672,772 total (5.5% of class); Augusta Brown Holland – 869,307 sole, 3,004,137 shared, 3,873,444 total (4.6% of class). The group has shared voting power over an aggregate of 9,359,872 Class A shares (11.1% of class). Individually, Christina Lee Brown and Owsley Brown III each have shared voting power over 9,334,230 Class A shares (11.1% of class), Brooke Brown Barzun has shared voting power over 9,336,730 Class A shares (11.1% of class), and Augusta Brown Holland has shared voting power over 9,357,372 Class A shares (11.1% of class).

(5)	The G. Garvin Brown III Family Group has agreed in principle to act together for the purpose of holding and voting certain shares of Class A common stock reflected in the table. The individual group members have sole or shared voting and investment power over the following shares: Campbell P. Brown, 1,478,085 sole, 3,981,685 shared, 5,459,770 total (6.5% of class); Geo. Garvin Brown IV, 1,367,824 sole, 3,967,702 shared, 5,335,526 total (6.3% of class).

STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS.

The following table sets forth as of April 30, 2013, the beneficial ownership of our Class A and Class B common stock of each current director, each director nominee, each executive officer named in the Summary Compensation Table for Fiscal 2013 found on page 44, and of all directors and executive officers as a group. Some shares shown below are beneficially owned by more than one person. As of the close of business on April 30, 2013, there were 84,445,591 shares of Class A common stock and 129,261,286 shares of Class B common stock outstanding. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, which includes shares owned by persons not named in this table, we counted each share only once.

Stock Beneficially Owned by Directors and Executive Officers as of April 30, 2013

Name (1)	Class A Common Stock (2) Voting or Investment Power				% of	Class B Common Stock (2) Investment Power				% of Class
	Sole		Shared	Total	Class	Sole		Shared	Total

Joan C. Lordi Amble	3,000		0	3,000	*	2,233	(3)	0	2,233	*
Donald C. Berg	20,722	(3)	0	20,722	*	177,088	(3)(6)	0	177,088	*
Patrick Bousquet-Chavanne	0		0	0	*	63,439	(3)	0	63,439	*
Geo. Garvin Brown IV	1,367,824	(4)	3,967,702	5,335,526	6.3%	374,845	(3)(5)(6)	543,629	918,474	*
Martin S. Brown, Jr.	259,473		45	259,518	*	93,178	(3)	10	93,188	*
Bruce L. Byrnes	0		0	0	*	3,230	(3)	0	3,230	*
John D. Cook	0		0	0	*	26,728	(3)	0	26,728	*
Sandra A. Frazier	1,406,519		3,174,471	4,580,990	5.4%	377,107	(3)	793,617	1,170,724	*
Mark I. McCallum	16,926	(3)	0	16,926	*	107,100	(3)	27	107,127	*
William E. Mitchell	1,500		0	1,500	*	31,643	(3)	0	31,643	*
Jane C. Morreau	2,886	(3)	0	2,886	*	61,297	(3)	0	61,297	*
Kris Sirchio	1,695		0	1,695	*	16,617	(3)	0	16,617	*
Dace Brown Stubbs	3,983,677	(7)	251,756	4,235,433	5.0%	916,493	(3)(8)	176,378	1,092,871	*
Paul C. Varga	125,341	(3)	0	125,341	*	197,306	(3)	0	197,306	*
James S. Welch, Jr.	27,406	(3)	0	27,406	*	162,031	(3)	0	162,031	*
All Directors and Executive Officers as a Group (19 persons, including those named above) (9)	7,231,360		7,393,974	14,625,334	17.3%	2,801,688	(10)(11)	1,513,751	4,315,439	3.3%

*	Represents less than 1% of the class.

(1)	The address for each of the persons named in the table is 850 Dixie Highway, Louisville, Kentucky 40210.

(2)	Based upon Company information, information furnished to the Company by the named persons, and information contained in filings with the SEC. Under SEC rules, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days (including shares underlying options or stock appreciation rights that are exercisable within 60 days).

(3)	Includes the following shares subject to Class B common stock options or stock-settled stock appreciation rights (SSARs) that are currently exercisable or that will become exercisable on or before June 29, 2013 (60 days after April 30, 2013), and Class B deferred stock units that vest over the course of the board year. Performance-based Class A common stock reflected below, over which the named persons have sole voting power, was issued on June 1, 2013, and is not included in the main table:

	Class A	Class B
Name	Restricted Stock	Stock Options	SSARs	Deferred Stock Units

Joan C. Lordi Amble	0	0	0	2,233
Donald C. Berg	7,269	0	126,682	0
Patrick Bousquet-Chavanne	0	912	57,551	4,976
Geo. Garvin Brown IV	0	3,089	10,470	0
Martin S. Brown, Jr.	0	0	23,814	1,662
Bruce L. Byrnes	0	0	0	3,230
John D. Cook	0	0	21,752	4,976
Sandra A. Frazier	0	0	23,814	1,662
Mark I. McCallum	4,725	11,144	95,956	0
William E. Mitchell	0	0	27,751	3,517
Jane C. Morreau	3,489	5,275	53,434	0
Kris Sirchio	0	0	16,617	0
Dace Brown Stubbs	0	4,867	28,711	3,319
Paul C. Varga	23,550	0	135,946	0
James S. Welch, Jr.	5,452	0	145,884	0

(4)	Includes 376,953 shares of Class A common stock pledged as security.

(5)	Includes 249,897 shares of Class B common stock pledged as security.

(6)	Includes Class B common stock held in the Company’s 401(k) plan as of the close of business April 30, 2013, as follows: Geo. Garvin Brown IV, 11,523 shares; Donald C. Berg, 2,247 shares.

(7)	Includes 101,410 shares of Class A common stock pledged as security.

(8)	Includes 302,030 shares of Class B common stock pledged as security.

(9)	“All directors and executive officers as a group” includes 19 persons, including those directors and officers named in the table. In calculating the aggregate number of shares and percentages owned by all directors and executive officers as a group, each share is counted only once.

(10)	Includes 25,574 Class B deferred stock units held by all directors and executive officers as a group.

(11)	Includes 25,287 Class B common stock options and 930,653 Class B common stock SSARs held by all directors and executive officers as a group that are exercisable on or before June 29, 2013 (60 days after April 30, 2013).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and “beneficial owners” of more than 10% of our Class A common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2013, these persons reported all transactions on a timely basis, except for the following late filings, nearly all of which related to family gifts and estate planning transactions: Form 4 by Ina Brown Bond reporting a series of related estate planning transactions; Form 4 by J. McCauley Brown reporting a series of option exercises and related tax withholding transactions and the subsequent sale of 3,247 Class B shares; Form 4 by J. McCauley Brown reporting a swap of 81,327 Class B shares for 84,274 Class A shares; Form 4 by J. McCauley Brown reporting the purchase by his children of 1,280 Class A shares; Form 3 amendment by Augusta Brown Holland reporting the omission of a holding via GRAT of 1,177 Class B shares; Form 4 by Augusta Brown Holland reporting the transfer of 43,929 Class A shares to a GRAT in exchange for cash for estate planning purposes; Form 4 by Paul C. Varga reporting the transfer of 148 Class A shares and 2,072 Class B shares to a family limited liability company; Form 4 by Dace Brown Stubbs reporting the purchase of 4,414 Class A and 2,757 Class B shares by her spouse.

AUDIT COMMITTEE

This section is a report of the Audit Committee of the Board of Directors. It explains the role of the Audit Committee and sets forth the fees paid to our independent registered public accounting firm.

AUDIT COMMITTEE REPORT.

The Board has delegated to the Audit Committee (the “Committee”) responsibility to assist it in overseeing the Company’s most significant risks – financial and otherwise – and in periodically reviewing how management monitors and manages those risks. During fiscal 2013, the Committee met with management, including the CEO, CFO, Principal Accounting Officer, the Director of Internal Audit and members of the management Risk Committee, to review management’s risk register and confirm that key risks to the Company have been identified and that appropriate mitigation activities are taking place. In addition, during fiscal 2013, risk management was an agenda item for all Committee meetings held in connection with regularly scheduled Board meetings. The Committee reported to the Board the results and findings of all of its enterprise risk oversight activities this past fiscal year.

The Committee is responsible for overseeing the integrity of the Company’s financial statements on behalf of the Board. Management is responsible for establishing and maintaining the Company’s internal controls, for preparing the financial statements, and for the public reporting process. The Company’s internal audit function is responsible for preparing and executing an annual internal audit plan under the supervision of the Director of Internal Audit, who is accountable to the Audit Committee. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report on its audit. The independent registered public accounting firm also reports on the effectiveness of the Company’s internal control over financial reporting. The Committee reviews the work of management in respect of these matters and has direct responsibility for retention of the independent registered public accounting firm on behalf of the Board of Directors.

On behalf of the Board, the Committee retained PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements and the Company’s internal control over financial reporting for fiscal 2013. The Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended April 30, 2013. In addition, the Committee reviewed and discussed with management management’s assessment of the effectiveness of the Company’s internal control over financial reporting and, with PwC, PwC’s evaluation of the Company’s system of internal controls. These discussions included meetings with PwC without representatives of management present, and executive sessions with the Director of Internal Audit.

The Committee discussed with PwC matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. PwC provided the Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and the committee discussed with PwC the firm’s independence and ability to conduct the audit. The Committee has determined that PwC’s provision of audit and non-audit services to the Company is compatible with maintaining auditor independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013.

AUDIT COMMITTEE

William E. Mitchell, Chair

Joan C. Lordi Amble

Bruce L. Byrnes

John D. Cook

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The following table presents the fees the Company incurred for the professional services provided by PwC for fiscal years 2012 and 2013.

	Fiscal Years
	2012	2013

Audit Fees	$1,356,078	$1,530,575
Audit-Related Fees	138,700	143,600
Tax Fees	199,985	140,667
All Other Fees	0	0

Total	$1,694,763	$1,814,842

Audit Fees.  This category consists of the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, attestation services relating to the report on internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, review of interim financial statements included in the Company’s Form 10-Q quarterly reports, services normally provided in connection with statutory and regulatory filings or engagements, and statutory audits required by foreign jurisdictions. For fiscal 2013, this category also included fees related to services performed in connection with the Company’s December 2012 Notes Offering, XBRL (eXtensible Business Reporting Language) reporting, and deferred tax reconciliation procedures. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Audit-Related Fees.  This category consists principally of fees related to the audits of employee benefit plans. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

Tax Fees.  This category consists principally of fees related to international tax planning services. All such fees were pre-approved by the Audit Committee in accordance with the policy described below.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES.

It is the policy of the Audit Committee to pre-approve all audit services and permitted non-audit services (including an estimate of the fees or a range of fees) to be performed for the Company by its registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee pre-approved the fiscal 2013 audit and non-audit services provided by PwC. The non-audit services (tax fees) approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the registered public accounting firm’s independence. The Audit Committee has delegated to its Chair the authority to pre-approve proposed audit and non-audit services that arise between meetings, with the understanding that the decision will be reviewed at the next scheduled Audit Committee meeting. During the approval process, the Audit Committee considers the potential impact of the type of service on the independence of the registered public accounting firm. Services and fees must be deemed compatible with the maintenance of the registered public accounting firm’s independence, including compliance with SEC rules and regulations. The Audit Committee is prohibited from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of our independent registered public accounting firm. Throughout the year, the Audit Committee reviews any revisions to the estimates of fees initially approved.

The Audit Committee has adopted other policies in an effort to ensure the independence of our independent registered public accounting firm. The Audit Committee must pre-approve PwC’s rendering of personal financial and tax advice to any of the Company’s designated executive officers. In addition, the Audit Committee has a policy that limits the Company’s ability to hire certain current and former employees of our independent registered public accounting firm.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed PwC to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2014. Through its predecessor Coopers & Lybrand L.L.P., PwC has served as the Company’s auditor continuously since 1933. A PwC representative will attend the Annual Meeting, will be given the opportunity to make a statement should he or she so desire, and will be available to respond to appropriate questions. We know of no direct or material indirect financial interest that PwC has in the Company or any of our subsidiaries, or of any connection with the Company or any of our subsidiaries by PwC in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

EXECUTIVE COMPENSATION

This section explains our compensation philosophy and how we compensate our Named Executive Officers.

OVERVIEW OF COMPENSATION DISCUSSION AND ANALYSIS.

The Compensation Discussion and Analysis describes our executive compensation philosophy, objectives and programs, the compensation decisions the Compensation Committee made under those programs, and the factors considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers, or “NEOs”, for fiscal 2013, who were as follows:

Name	Title
Paul C. Varga	Company Chairman and Chief Executive Officer
Donald C. Berg	Executive Vice President and Chief Financial Officer
James S. Welch, Jr.	Company Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity
Mark I. McCallum	Executive Vice President, President for Europe, Africa, Middle East, Asia Pacific and Travel Retail
Jane C. Morreau	Senior Vice President, Chief Production Officer and Head of Information Technology
Kris Sirchio	Former Executive Vice President and Chief Marketing Officer

Objective of the Company’s Executive Compensation Program.  The objective of our executive compensation program is to attract, motivate, reward, and retain a diverse team of talented executives who will lead the Company to produce sustainable and superior, long-term value for our stockholders.

Governance.  The Compensation Committee of our Board of Directors (the “Committee”) is composed of three independent directors, Messrs. Bousquet-Chavanne, Cook, and Mitchell. The Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., establishes compensation for our NEOs. During fiscal 2013, the Committee affirmatively determined that no conflict of interest exists between Frederic W. Cook & Co. and the Company.

Competitive Compensation.  To ensure our ability to attract and retain executive talent, the Committee reviews and compares our compensation practices to those of a group of high-performing brand-building consumer products companies with financial characteristics similar to Brown-Forman’s. The group of comparator companies the Committee used for fiscal 2013 compensation comparisons is set forth on page 32, and remains largely unchanged from the comparator group used for fiscal 2012.

Compensation Offered.  Principal elements of compensation for our NEOs include: base salary, short-term (one-year) and long-term (three-year) cash incentive compensation, long-term equity incentive compensation (including stock-settled stock appreciation rights and performance-based restricted stock), benefits and limited perquisites that are generally available to all senior executives, and retirement and limited other post-employment compensation and benefits.

Pay for Performance.  We believe in “pay for performance” and link both short-term and long-term incentive compensation to the achievement of key performance objectives that are aligned with our strategy. The Committee believes that the most relevant measures of our performance are:

•	strong and sustained growth in underlying depletion-based operating income (“DBOI”), both on an absolute basis and relative to our industry peers (DBOI is explained on page 30);

•	total stockholder return, relative to the S&P Consumer Staples Index, over a three-year period; and

•	the achievement of specific performance targets related to our strategic goals.

Performance-based compensation paid to our NEOs during fiscal 2013 and the performance measures on which that compensation was based are set forth in the chart below.

Performance-Based Compensation Component	Performance Measures for Awards Paid in Fiscal 2013
Short-Term Cash Incentive	Underlying DBOI Growth Relative to Prior Year and Industry Peers
Long-Term Cash Incentive	Total Shareholder Return Relative to the S&P Consumer Staples Index
Stock-Settled Stock Appreciation Rights	Stock Price Growth
Performance-Based Restricted Stock	Adjusted DBOI Growth – Absolute and Relative to 3-year GDP Growth in our Most Significant Markets

Fiscal 2013 Company Performance and Payouts for Performance-Based Compensation.  Brown-Forman delivered strong performance for fiscal 2013. The Company reported growth in underlying DBOI of 13% for fiscal 2013, compared to the expected average of the industry competitive set of 8%. Short-term cash incentives were paid out at 164% (expressed as a percentage of target). Total shareholder return for the Company for the three-year period ending in fiscal 2013 was 106.9% as measured for purposes of this incentive plan, which placed the Company at the 87th percentile compared to the companies comprising the S&P Consumer Staples Index. This high relative performance compared to the Index resulted in a payout of 200% of target. Performance-based restricted stock awards that were converted into restricted shares at the conclusion of fiscal 2013 were based on a comparison of the Company’s DBOI growth (on an adjusted basis) over a three-year period to that of the gross domestic product of an index of countries aligned with our current and anticipated business markets. Brown-Forman’s growth rate of 9.7% for this particular metric exceeded that of the index by 4.3 percentage points, resulting in a payout of 111% of target.

Equity Compensation.  We use equity-based incentive compensation as a means of aligning the long-term economic interests of our executives with those of our stockholders. We offer our NEOs performance-based restricted Class A common stock and Class B common stock-settled stock appreciation rights (SSARs). The market prices of our Class A and Class B common stock increased during fiscal 2013, which positively affected the value of our executives’ accumulated equity-based incentives. Our Class A common stock closing price increased from $55.53 on April 30, 2012, to $70.61 on April 30, 2013, and our Class B common stock closing price increased from $56.70 on April 30, 2012, to $70.50 on April 30, 2013. All share numbers and per share prices presented in this Proxy Statement are adjusted to account for the three-for-two stock split, which was effected as a stock dividend and paid on August 10, 2012, and the special $4.00 per share cash dividend effected December 27, 2012.

Changes to Performance Measures Made During Fiscal 2013.  In an effort to increase our executives’ accountability for the achievement of the Company’s specific strategic goals, the Committee modified the performance measures for long-term cash incentives and performance-based restricted stock awards granted in fiscal 2013 for the 2013-2015 performance period as follows:

Performance-Based Compensation Component	Performance Measures for Awards Granted in Fiscal 2013
Long-Term Cash Incentive	• DBOI growth compared to sustained goal of 8% (40%) • DBOI growth compared to industry peers (40%) • Progress against strategic goals (20%)
Performance-Based Restricted Stock	Total Shareholder Return Relative to S&P Consumer Staples Index

The Committee made no changes to the performance measures for short-term cash and stock-settled stock appreciation rights.

Incentive Compensation Recoupment Policy.  During fiscal 2013, the Board adopted an Incentive Compensation Recoupment Policy, which permits the Committee to seek recovery of incentive compensation paid or awarded in the event of a financial restatement due to material noncompliance with financial reporting requirements or the discovery of an error in the calculation of the incentive compensation that was awarded or paid.

Compensation-Related Risk.  During fiscal 2013, we conducted a comprehensive assessment and evaluation of potential compensation-related risk. Based upon the results, the Company and the Committee concluded that our compensation policies and practices are unlikely to present material risk to the Company.

Advisory Votes on Executive Compensation.  In 2011, our shareholders voiced overwhelming support for the compensation of our NEOs, with more than 93% of the votes cast approving the “say-on-pay” advisory vote on executive compensation. The Committee considered the results of this vote as one factor in its compensation decisions during fiscal 2013. Shareholders also recommended that future advisory votes on executive compensation be conducted every three years. The Committee determined to conduct future advisory votes on executive compensation every three years, but reserves the right to conduct votes more frequently in order to seek additional feedback from shareholders. We are not asking shareholders to vote on executive compensation this year. Our next “say-on-pay” advisory vote will occur in connection with our 2014 Annual Meeting of Stockholders.

We believe our executive compensation programs effectively support the Company’s operational goals, strategic priorities and objective to deliver superior and sustainable, long-term value to our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS.

Compensation Committee.  The Compensation Committee of our Board of Directors assists the Board in fulfilling the Board’s duties relating to the compensation of our directors, officers, and employees. The Committee is composed of three directors, each of whom qualifies as an independent director under NYSE listing standards (including the recently-adopted “enhanced independence standards” applicable to compensation committee members), a “non-employee director” under SEC rules, and an “outside director” under regulations adopted pursuant to Section 162 of the Internal Revenue Code. The Committee has the sole authority, on behalf of the Board, to determine the compensation of our CEO. The Committee, with input from the CEO, determines the compensation of our other NEOs. The Employee Benefits Committee and our Human Resources Department support the Committee in the performance of its responsibilities.

Independent Compensation Consultant.  The Committee has engaged Frederic W. Cook & Co. (“FWC”) as its independent compensation consultant. FWC reports directly to the Committee and attends Committee meetings as requested. Under the terms of its engagement, FWC is responsible for providing to the Committee market data on pay practices and trends, advising the Committee regarding the compensation of the CEO and other NEOs, and reviewing this Compensation Discussion and Analysis. FWC also provides independent advice to the Board on director remuneration and is responsible for compiling, on a confidential basis, the responses from directors to its annual questionnaire on Board effectiveness, as well as working with Company management as the Committee’s agent on all matters that fall within the Committee’s purview. Other than in connection with the engagement, FWC provides no services to the Company or its management. The Company paid FWC $170,852 for services rendered during fiscal 2013.

During fiscal 2013, the Committee evaluated whether any conflict of interest might exist between the Company and FWC. In making its determination that no conflict of interest exists, the Committee considered the following factors in conjunction with a letter of affirmation provided by FWC, with respect to FWC and the FWC engagement team that provides services to the Committee:

•	FWC provides no services to the Company or its management other than in connection with its engagement by the Committee;

•	The amount of fees paid to FWC in respect of the services provided to the Committee during the calendar year ended 2012 represented less than 1% of FWC's total revenue for that same period;

•	FWC maintains policies and procedures designed to prevent conflicts of interest, and FWC and the FWC engagement team complied with those policies in all material respects during the engagement;

•

No business or personal relationships exist between FWC and any member of the Committee other than in connection with FWC’s engagement, or in connection with FWC’s provision of services to other companies, boards of directors or compensation committees for whom a Committee member also serves as a director;

•	No member of the FWC engagement team owns Company securities; and

•	No business or personal relationships exist between the FWC engagement team and any Company executive officer other than in connection with the engagement.

Compensation Philosophy.  The overarching objective of our compensation program is to enable Brown-Forman to attract, motivate, reward, and retain a diverse team of talented executives who will lead the Company to produce sustainable and superior, long-term value for our stockholders. In support of this objective, our compensation program has the following primary goals:

•	To reward employees for their efforts in support of the Company’s business by offering competitive salaries;

•	To align pay with performance by offering annual and long-term incentive compensation that is earned upon the achievement of key performance objectives aligned with our strategy; and

•	To align the long-term interests of our executives with those of our stockholders through the use of equity-based incentive compensation.

Compensation Offered.  We offer the following compensation and benefits to our NEOs:

•	Salary (including a holiday bonus, which we consider part of salary);

•	Short-term cash incentive compensation;

•	Long-term cash incentive compensation;

•	Long-term equity incentive compensation (including stock-settled stock appreciation rights and performance-based restricted stock);

•	Other benefits that are generally available to our U.S. salaried employees;

•	Limited additional benefits and perquisites; and

•	Retirement and limited other post-employment compensation and benefits.

Compensation Not Offered.  We purposefully avoid certain pay practices that we believe do not support the objectives of our executive compensation program. As a result, we do not offer our NEOs employment agreements, cash payments that are not linked to performance, tax gross-ups, or excessive perquisites, or severance and/or change in control agreements.

Alignment with Corporate Vision.  Brown-Forman’s corporate vision is “Building Forever”, which reflects our long-term perspective and desire to remain a strong, independent company indefinitely. We aim to “enrich the experience of life by responsibly building beverage alcohol brands that thrive and endure for generations.”

We have identified specific strategic priorities, which from time to time we refer to as our “BF 150 goals”. At the beginning of fiscal 2013, when compensation decisions were made, these priorities were to: (1) continue to expand the Jack Daniel’s family, and make Jack Daniel’s the fastest-growing brand in retail sales among the world’s largest premium spirits brands; (2) grow the rest of our portfolio faster than Jack Daniel’s; (3) grow our market value in the U.S. spirits industry as a whole; (4) grow our business outside the United States faster than our business in the United States; and (5) be responsible in everything we do.

“Pay for Performance”.  We believe in “pay for performance” and link both short-term and long-term incentive compensation to the achievement of performance objectives that are aligned with our BF 150 goals. The Committee uses absolute and relative operational performance and total stockholder return over a three-year period as its primary measures for Company success. With regard to operational performance, we measure depletion-based operating income (“DBOI”), which is the amount of operating profit the Company earns on the number of nine-liter equivalent cases depleted during a fiscal year. “Depletions” are shipments from the Company direct to retail, or from distributors to wholesale or retail customers, and are commonly regarded in our industry as the best measure of consumer demand. Performance-based compensation paid to our NEOs during fiscal 2013 and the performance measures on which that compensation was based are set forth in the chart below.

Performance-Based Compensation Component	Performance Measures for Awards Paid in Fiscal 2013
Short-Term Cash Incentive	Underlying DBOI Growth Relative to Prior Year and Industry Peers
Long-Term Cash Incentive	Total Shareholder Return Relative to the S&P Consumer Staples Index
Stock-Settled Stock Appreciation Rights	Stock Price Growth
Performance-Based Restricted Stock	Adjusted DBOI Growth – Absolute and Relative to GDP Growth in our Most Significant Markets

Changes to Executive Compensation in Fiscal 2013.  As mentioned in last year’s proxy statement, during the fourth quarter of fiscal 2012 and the first quarter of fiscal 2013, the Committee undertook a review of the Company’s incentive compensation performance measures in light of the Company’s BF 150 goals. The Committee determined that a stronger linkage between the Company’s BF 150 goals and executive compensation was needed, so the Committee revised the performance measures for prospective long-term cash incentives and performance-based restricted stock awards. The Committee made no change to the performance measures for short-term cash incentives and stock-settled stock appreciation rights. The chart below highlights the revised performance measures.

Performance-Based Compensation	Performance Measures for Awards Paid in Fiscal 2013	Performance Measures for Awards Granted in Fiscal 2013
Long-Term Cash Incentive	Total Shareholder Return Relative to the S&P Consumer Staples Index	• DBOI growth compared to sustained goal of 8% (40%) • DBOI growth compared to industry peers (40%) • Progress against BF 150 goals (20%)
Performance-Based Restricted Stock	Adjusted DBOI Growth Absolute and Relative to 3-year GDP Growth in our Most Significant Markets	Total Shareholder Return Relative to S&P Consumer Staples Index

For long-term cash incentives, the Committee developed a weighted measure that incorporates the Company’s objectives for sustained growth, relative financial performance versus industry peers, and performance against specific BF 150 goals as follows:

For additional information on this new measure, please see page 37.

For performance-based restricted stock, the Committee chose to use the metric that applied previously to long-term cash – total shareholder return compared to the S&P Consumer Staples Index. For additional information on the performance measure applicable to performance-based restricted stock granted in fiscal 2013, please see page 39.

Use of Market Data to Evaluate Competitiveness of Compensation.  We believe that to recruit and retain high-performing executives, our compensation program must be competitive with the compensation opportunities provided by companies with which we compete for executive talent. Therefore, it is the Committee’s practice to compare annually the value of our NEO compensation to compensation data for executives in similar positions within a comparator group of companies. This analysis is intended to provide a range of market-competitive levels of target compensation as one factor for the Committee to consider in determining the base salaries and target incentive compensation opportunity for the NEOs. The Committee’s independent advisor prepares the market analysis by comparing the target value of each element of compensation for Brown-Forman’s NEOs to those of a comparator group of high-performing brand-building consumer products companies with financial characteristics similar to Brown-Forman’s. While the Committee does not set target compensation to meet specific benchmarks, such as salaries “above the median” or equity compensation “at the 75th percentile”, the Committee reviews several market data points, with a focus on the median of the comparator group and on a preferred mix of pay suggested by the Committee’s independent advisor.

The Committee used the following group of comparator companies for market compensation comparisons during fiscal 2013. The comparator group remains largely unchanged from that used in fiscal 2012 – the only change for fiscal 2013 was the removal of Revlon, Inc. (Hansen’s Natural Corporation changed its name to Monster Beverage Corporation.)

Beam Inc. Campbell Soup Co. Church & Dwight Co., Inc. Clorox Co. Coach Inc.	Constellation Brands, Inc. Diageo Plc. Dr. Pepper Snapple Group, Inc. Energizer Holdings Inc. Green Mountain Coffee Roasters, Inc.	Harley Davidson Inc. Hershey Co. Lorillard, Inc. McCormick & Co., Inc. Mead Johnson & Co., LLC	Molson Coors Brewing Co. Monster Beverage Corp. J.M. Smucker Co.

Fiscal 2013 Target Total Direct Compensation for Our NEOs.

After reviewing external market compensation data, as well as internal considerations such as the Company’s merit increase budget and internal equity among executives, and conducting an assessment of the performance and expected future contributions of each NEO, the Committee increased the total direct compensation at target for our NEOs for fiscal 2013. The chart below shows the annualized target total direct compensation (“TTDC”) for each of our NEOs in fiscal 2013 versus fiscal 2012, and the percentage increase of each component.

Fiscal 2013 versus Fiscal 2012 NEO Target Total Direct Compensation

	Year	Salary and Holiday Bonus (1)	% Increase	Short-Term Incentive Target	% Increase	Long-Term Incentive Target	% Increase	Target Total Direct Comp	% Increase

Paul C. Varga	2013	$1,112,500	3%	1,300,000	4%	3,300,000	10%	5,712,500	7%
	2012	1,080,000		1,250,000		3,000,000		5,330,000
Donald C. Berg	2013	588,542	3%	415,000	4%	735,000	5%	1,738,542	4%
	2012	572,917		400,000		700,000		1,672,917
James S. Welch, Jr.	2013	588,542	3%	305,000	2%	720,000	3%	1,613,542	3%
	2012	572,917		300,000		700,000		1,572,917
Mark I. McCallum	2013	587,813	3%	415,000	4%	760,000	5%	1,762,813	4%
	2012	572,344		400,000		725,000		1,697,344
Jane C. Morreau (2)	2013	401,042	4%	210,000	5%	475,000	6%	1,086,042	5%
	2012	385,417		200,000		450,000		1,035,417
Kris Sirchio (3)	2013	572,639	1%	275,000	2%	410,000	3%	1,257,639	2%
	2012	566,458		270,000		400,000		1,236,458

(1)	Salary and holiday bonus are based on the one-year period beginning on August 1. Other compensation elements are based on our fiscal year beginning May 1.
(2)	Ms. Morreau was promoted to the position of Senior Vice President, Chief Production Officer and Head of Information Technology on January 1, 2013. At that time, her annualized short-term incentive target was increased to $250,000 and her annualized long-term incentive target was increased to $500,000. Final short-term and long-term incentive awards will be prorated based on the portion of fiscal 2013 during which these targets were applicable.
(3)	Mr. Sirchio’s employment terminated on December 31, 2012. Target amounts reflected in the table represent full-year awards. Please see the All Other Compensation Table for a description of the compensation Mr. Sirchio received upon termination.

In establishing TTDC for fiscal 2013, the Committee considered the individual performance of each NEO as well as the current TTDC of each NEO relative to that NEO’s range of competitive market value derived from the market comparison process described above. The Committee noted that the 2012 TTDC of Messrs. Varga, Berg, and McCallum was at the low end of the range of external market values for their roles, with the majority of this deficit concentrated in the long-term incentive portion of compensation. This was one factor that influenced the Committee’s decision to increase their TTDC for 2013 at a slightly higher rate than for other NEOs and their long-term incentive targets at a higher rate than other elements of compensation.

Principal Elements of Compensation.

Base Salary.  Each year the Committee determines the salary for the CEO, and reviews and approves the salaries of the other NEOs and executive officers as recommended by the CEO. We pay our NEOs a salary as a means of recognizing their significant responsibilities and compensating them for their daily efforts. It has been our practice to offer our NEOs an attractive salary that is within a competitive range informed by the market data using the methodology described above. Annually, the Committee determines any change in the NEOs’ salaries based on a review of competitive salaries externally and the results of individual performance assessments. Salary changes generally take effect on August 1 of each fiscal year.

We offer a holiday bonus, which we consider part of salary. It is paid in cash near the end of each calendar year and is calculated as follows:

Length of Continuous Service	Amount of Holiday Bonus
3 months but less than 6 months	1/8 of monthly salary
6 months but less than 5 years	1/4 of monthly salary
5 years but less than 10 years	3/8 of monthly salary
10 years or more	1/2 of monthly salary

The salaries, including holiday bonus, earned by our NEOs during fiscal 2013 are set forth under the heading “Salary” in the Summary Compensation Table found on page 44.

Incentive Compensation.  We provide our executives with both short-term (annual) and long-term performance-based incentive compensation opportunities.

2004 Omnibus Compensation Plan.    Our stockholders have approved the Brown-Forman 2004 Omnibus Compensation Plan (the “Plan”), an incentive compensation plan designed to allow the Committee to reward participants for individual and Company performance results. Officers, employees, and non-employee directors of the Company, its subsidiaries and affiliates are eligible to receive awards under the Plan. The Plan permits awards in the form of cash, stock options, stock appreciation rights, stock, restricted stock, market value units, and performance units. All incentive compensation paid by the Company is administered pursuant to the terms and conditions of the Plan.

Short-Term Incentive Compensation.  We provide our NEOs with a short-term (annual) cash incentive compensation opportunity. Short-term incentive compensation is performance-based, and payout is dependent on the achievement of certain goals related to Company and individual performance during the fiscal year. Within 90 days following the start of each fiscal year, the Committee determines the short-term incentive performance goals and target incentive opportunity for each NEO. These target amounts are listed in the Grants of Plan-Based Awards Table as “STC” on page 47.

To ensure deductibility of short-term incentives for our top executives as performance-based compensation under Internal Revenue Code Section 162(m), the Committee established an annual incentive bonus pool, which for fiscal 2013, was equal to 2% of operating income if the Company achieved operating income of at least $600 million during the fiscal year, adjusted for extraordinary items. The Committee allocated the annual incentive bonus pool 40% to the CEO, and a maximum of 10% to each of the remaining NEOs, and reserved the right to adjust downward (but not upward) any award produced by this formula. For fiscal 2013, the Committee exercised downward discretion in determining the short-term incentive compensation payable to each NEO, and in all cases, amounts paid were less than the maximum amounts deemed earned under the bonus pool approach.

Upon achievement of our operating income goal and funding of our bonus pool for fiscal 2013, the Committee used the following method to determine the final short-term cash incentives awarded to the NEOs. For short-term incentive awards granted to NEOs in fiscal 2013, 80% of the target award was subject to adjustment based on corporate performance, while the remaining 20% was subject to adjustment based on individual performance. Each component is subject to a performance adjustment factor of 0% to 200%. Once performance adjustment factors are applied to each component (corporate performance and individual performance), the two components are added together to determine the total short-term incentive payment. Therefore, the total value of short-term incentives may vary between 0% and 200% of target.

We believe that the practice of basing the majority of short-term incentive awards for NEOs on the performance of the Company as a whole is appropriate and reflects the collective accountability of our senior-most executives for the performance of the enterprise. We also believe that basing a lesser but meaningful portion of the short-term incentive on individual performance allows the Committee to retain flexibility to differentiate awards among NEOs based on their individual achievements during the year. We believe that this level of available differential pay aligns with our pay-for-performance strategy while preventing our NEOs from being encouraged to take unnecessary risks.

A NEO forfeits his or her short-term incentive compensation if he or she voluntarily terminates employment or is discharged for cause during the fiscal year. For executives who leave the Company voluntarily at or after age 55 with at least five years of service (considered to be retirees), short-term incentive compensation is pro-rated based on length of service during the performance period, and is paid at the same time and in the same manner as to active employee participants.

Company Performance (80% of Award).  For fiscal 2013, the corporate performance goal for the NEOs and other Plan participants was based on the Company’s underlying DBOI growth. The Committee’s primary consideration when establishing the target is the Company’s expectations of the performance of its industry competitors on this metric, as it is the Company’s intent to consistently and sustainably outperform its industry peers. The Committee also considered the Company’s historical DBOI growth trends and the Company’s outlook for fiscal 2013 performance. The fiscal 2013 short-term performance goals were determined by the Committee, with input from the Employee Benefits Committee, and were as follows:

Fiscal 2013 Short-Term Incentive Compensation Performance Goals

Attainment Point	Underlying Depletion-Based Operating Income (1)	Depletion-Based Operating Income Growth Over Prior Year	Payout (2)
Maximum	$925	16%	200%
Target	$861	8%	100%
Threshold	$798	0%	0%

(1)	Dollars in millions.

(2)	Payout represents a percentage of target. Payout between two points is interpolated using a straight line method.

To determine underlying DBOI achieved for purposes of the Plan, the Committee reviewed reported operating income and made adjustments to eliminate the impact of: foreign exchange, estimated net change in distributor inventory levels, and the sale of our Hopland-based wines. Based on this review process, the Committee determined that, for purposes of the Plan, the Company achieved underlying depletion-based operating income of $902 million for fiscal 2013. (As-reported fiscal 2013 operating income was $898 million.) This resulted in a Company performance multiplier of 164% of target.

Individual Performance (20% of Award).  For the 2013 fiscal year, individual performance objectives for the NEOs consisted of qualitative and quantitative goals established to support the achievement of the Company’s strategic priorities. Final individual scores were adjusted to ensure a weighted average reflecting overall company performance. Payout levels for the individual portion of the short-term incentive are based on the following guidelines for aligning performance and compensation. Payout levels for individual performance for NEOs other than the CEO, are based on a recommendation from the CEO to the Committee.

Performance	Payout as a Percentage of Target
Superior	176% – 200%

Above Target	126% – 175%

On Target	76% – 125%

Below Target	Up to 75%

Immediate Improvement Required	No incentive paid

Chief Executive Officer.  Individual performance objectives for our Chief Executive Officer were established by the Compensation Committee and included goals pertaining to the performance of the Company in relation to our annual plan, the strategic positioning of the Company, the ongoing development of our leadership team, and effective communication with our Board of Directors.

Other NEOs. Individual performance objectives for the remaining NEOs were based on recommendations from the CEO and were approved by the Committee.

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Donald C. Berg (EVP, Chief Financial Officer).  Mr. Berg’s individual performance objectives related to Brown-Forman’s financial performance, with an emphasis on tax planning, implementation and compliance; leadership of our Acquisition and Disposition Committee and process; maintaining excellent financial controls; superb capital structure planning; and the continued development of our talent within the functions under his leadership.

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James S. Welch, Jr. (Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity).  Mr. Welch’s individual performance objectives included the leadership of Brown-Forman’s ongoing BF 150 strategy development, with an emphasis on portfolio strategy initiatives; continued oversight of diversity and inclusion work and process; leadership of corporate affairs; and the development of human resources strategies that support BF 150.

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Mark I. McCallum (EVP, President Europe, Africa, Middle East, Asia Pacific and Travel Retail).  Mr. McCallum’s individual performance objectives included financial and operational performance goals in geographic markets reporting to him, with an emphasis on margin management, pricing strategy implementation and compliance training; regional development of BF 150 plans, with added focus on “rest of portfolio”; and route to consumer progression with emphasis on France, China, and Japan.

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Jane C. Morreau (SVP, Chief Production Officer and Head of Information Technology).   Ms. Morreau’s performance objectives as they related to her role as Chief Production Officer and Head of Information Technology included leadership of supply and demand planning, production cost savings, support for innovation, including research and development activities, organizational development for the Global Production and Information Technology organizations, and focusing on a successful transition into her new role.

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Kris Sirchio (Former EVP, Chief Marketing Officer).  Prior to the termination of Mr. Sirchio’s employment with the Company as of December 31, 2012, his individual performance objectives included the development and communication of global brand plans, continuation of our innovation activities, enhancements in our marketing communications, and the continued development of talent within the functions under his leadership.

Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2013 found on page 44 for the amounts paid to NEOs in short-term incentive compensation for fiscal 2013.

Long-Term Incentive Compensation.  We provide our NEOs with a long-term incentive compensation opportunity as part of their total compensation package. Long-term incentives are intended to focus our executives on the Company’s long-range strategic goals, including sustainable growth and performance of our brands and superior returns to our stockholders. Long-term incentives also serve as a retention mechanism and equity-building opportunity for our executives.

To ensure deductibility of long-term incentives for our top executives as performance-based compensation under Internal Revenue Code Section 162(m), the Committee established a long-term incentive bonus pool, which for the three-year performance period fiscal 2013 through fiscal 2015 was equal to 2% of operating income if the Company achieved $900 million of cumulative operating income, adjusted for extraordinary items. The Committee allocated the bonus pool 40% to the CEO, and a maximum of 10% to each of the remaining NEOs, and reserved the right to adjust downward (but not upward) any long-term incentive award produced by this formula.

The long-term incentive compensation opportunity for the NEOs is generally determined in accordance with the following process: The total long-term incentive for each NEO is initially determined as a dollar value (target). Twenty-five percent (25%) of this target value is allocated to each of: long-term cash, stock-settled stock appreciation rights (“SSARs”), and performance-based restricted stock. These three long-term incentive elements were chosen to provide our NEOs with a balanced incentive to grow the business (as measured by depletion-based operating income) and increase value to shareholders (as measured by the prices of our Class A and Class B common stock). The Committee has discretion with regard to the allocation of the remaining 25% of the award, which it exercises by considering each NEO’s preference, total equity holdings, strategic priorities for the Company, and career stage. To provide flexibility in retirement planning, executives who are over 62 or who will attain age 62 during the fiscal year, are not required to have an equity component to their long-term incentive compensation award and instead may receive 100% of their award in the form of performance-based cash. None of our NEOs attained age 62 during our 2013 fiscal year.

Long-Term Performance-Based Cash.  Long-term cash incentives are granted during the first 90 days of each fiscal year and provide the NEOs with an opportunity to earn a cash-based incentive award for achievement of long-term performance results. Long-term cash incentives granted in fiscal 2013 have a three-year performance period and will be paid shortly following the completion of fiscal 2015. The target amounts of these awards are set forth in the Grants of Plan-Based Awards Table labeled as “LTC” on page 47.

Long-Term Cash Incentives for Performance Periods Fiscal 2011 – 2013 and Fiscal 2012 – 2014.  For long-term cash awards for the three-year performance periods beginning in fiscal 2011 and fiscal 2012, payout will be based on a comparison of the three-year cumulative total shareholder return of Brown-Forman’s Class B common stock with that of the consumer products and retail companies that constitute the S&P Consumer Staples Index at the end of the three-year performance period. The Committee established a payout scale that correlates Brown-Forman’s percentile rank against the comparator group on three-year cumulative total shareholder return to a specific payout level ranging from 0% to 200% of the participant’s target cash award, with target performance and payout set at the 55th percentile rank versus the group. The threshold level of performance (the point at which no incentive is paid) is set at the 30th percentile rank versus the group. The maximum performance level (the point at which 200% of the target award is paid) is set at the 80th percentile rank versus the group. This payout scale was designed so that payouts at the target and maximum amounts would be earned only when Company performance exceeds that of the comparator group, in alignment with our pay-for-performance strategy. Stock prices used for comparison are the average closing stock prices over the sixty trading days immediately preceding the start of the performance period and the final sixty trading days of the performance period, in order to mitigate the impact of unusual stock price volatility on incentive payouts.

The following companies comprised the S&P Consumer Staples Index as of April 30, 2013:

Altria Group Inc.	Constellation Brands Inc. (Cl A)	J.M. Smucker Co.	PepsiCo Inc.
Archer Daniels Midland Co.	Costco Wholesale Corp.	Kellogg Co.	Philip Morris International
Avon Products Inc.	CVS Caremark Corp.	Kimberly-Clark Corp.	Reynolds American Inc.
Beam, Inc.	Dean Foods Co.	Kroger Co.	Safeway Inc.
Brown-Forman Corp. (Cl B)	Dr Pepper Snapple Group Inc.	Lorillard Inc.	Sysco Corp.
Campbell Soup Co.	Estée Lauder Cos. (Cl A)	McCormick & Co. Inc.	Tyson Foods Inc. (Cl A)
Clorox Co.	General Mills Inc.	Mead Johnson Nutrition Company	Wal-Mart Stores Inc.
Coca-Cola Co.	H.J. Heinz Co.	Molson Coors Brewing Co. (Cl B)	Walgreen Co.
Colgate-Palmolive Co.	Hershey Co.	Mondelez International Inc.	Whole Foods Market Inc.
ConAgra Foods Inc.	Hormel Foods Corp.	Monster Beverage Corp.

For long-term cash incentives paid in fiscal 2013 (for the three-year performance period 2011 – 2013), Brown-Forman’s cumulative total shareholder return over the performance period placed it at the 87th percentile when compared to the S&P Consumer Staples Index. This high relative performance when compared to the Index resulted in a payout of 200% of target. Please see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal 2013 on page 44 and the Grants of Plan-Based Awards Table for Fiscal 2013 on page 47 for more information on the cash portion of the long-term incentive compensation we pay to our NEOs.

Fiscal 2013 Change to Long-Term Cash Performance Measure.  As mentioned above, the Committee changed the performance metric applicable to long-term cash incentives in fiscal 2013. In an effort to form a stronger link between incentive compensation paid and the achievement of the Company’s BF 150 strategic priorities, the Committee developed a new performance metric applicable to long-term cash that incorporates the Company’s objectives for sustained growth, outperformance versus industry peers, and performance against specific BF 150 goals. For long-term cash awards granted in fiscal 2013, Company performance will be measured as follows:

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Sustained Financial Performance:  This component represents of 40% of the target value, and for purposes of this component, Company performance is measured based on underlying DBOI growth. The threshold level of performance (equating to a 0% payout) is equal to 3% growth over the prior fiscal year; the target level of performance (equating to a 100% payout) is equal to 8% growth over the prior fiscal year; and the maximum level of performance (equating to a 200% payout) is equal to 13% growth over the prior fiscal year.

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Relative Financial Performance:  This component represents 40% of the target value, and for purposes of this component, Company performance is measured based on underlying DBOI growth relative to that of a weighted average set of industry peers as defined by the Committee. The threshold level of performance (equating to a 0% payout) is equal to 0% growth over the prior fiscal year; the target level of performance (equating to a 100% payout) is equal to the weighted average growth observed among the industry peers; and the maximum level of performance (equating to a 200% payout) is equal to twice the weighted average growth observed among the industry peers. In situations where the weighted average growth for the industry is negative, the Committee will exercise judgment in determining the payout level.

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BF150 Scorecard:  This component represents 20% of the target value, and consists of five equally-weighted performance categories (each 4%). For purposes of this component, Company performance is measured based on: 1) market share growth within the United States, 2) financial growth outside of the United States with a focus on emerging markets, 3) financial growth of the Jack Daniel’s family of brands, 4) financial and volumetric growth of brands other than the Jack Daniel’s family of brands, and 5) other strategic initiatives as determined by the Committee. The Committee evaluates each performance category and delivers a score for each ranging from 0% to 200% of Target.

The aggregate performance multiplier for long term cash incentives is calculated using the three-year average for each of the above components as follows: 40% of the three-year average performance multiplier for Sustained Financial Performance, plus 40% of the three-year average performance multiplier for Relative Financial Performance, plus 4% of the three-year cumulative performance multiplier for each of the five components of the BF150 Scorecard. The performance multiplier for performance between threshold and target or target and maximum for any component in any year is determined using linear interpolation.

An executive typically forfeits long-term cash incentives if he or she voluntarily terminates employment prior to retirement eligibility or is discharged for cause. Long-term cash incentive compensation is pro-rated and paid to NEOs who voluntarily leave the Company at or after age 55 with at least five years of service (considered to be retirees) at the same time and in the same manner as to active employee participants.

Performance-Based Restricted Stock.  We award our NEOs and certain other executives with shares of Class A common stock through our performance-based restricted stock plan. Unless otherwise determined by the Committee, performance-based restricted stock awards are granted on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July.

Performance-Based Restricted Stock for Performance Periods Fiscal 2011 – 2013 and Fiscal 2012 – 2014.  Performance-based restricted stock awards granted for performance periods fiscal 2011– 2013 and fiscal 2012 – 2014 are subject to a three-year performance period followed by a one-year restriction period. The performance metric applied to the awards is a comparison of the compound annual growth rate in the Company’s DBOI (on a reported basis) over a three-year period, to the gross domestic product reported by the International Monetary Fund (“IMF”) of a set of countries identified by the Committee (and which are aligned with our current and anticipated business markets). For performance-based restricted stock awards granted for performance periods fiscal 2011 – 2013 and fiscal 2012 – 2014, the set of countries against which performance is measured is a custom-weighted comparator group (“the index”) consisting of the IMF Advanced Economies Index (weighted at 85%) and the IMF Emerging and Developing Economies Index (weighted at 15%). The measurement of growth in reported DBOI relative to economic growth in certain national economies is intended to isolate the aspect of Brown-Forman’s performance that is attributable to our efforts and not a result of economic changes in the countries where we do business. If the Committee determines that Company performance exceeds the index by 3.5% on a compound annual basis over the three-year performance period, a payout of 100% of target will be earned. A payout of 50% of target will be earned when our performance is less than or equal to that of the index. The maximum level of performance (150% of target payout) will be earned when our performance exceeds the index by 7% on a compound annual basis over the three-year performance period. The following chart illustrates the range of payouts available for performance-based restricted stock and the level of performance required to achieve each payout level. This range of payouts (50% to 150% of target) was chosen to support our goals of pay for performance and increased NEO equity ownership on the one hand, while discouraging unnecessary risk-taking behavior on the other.

Attainment Point	Brown-Forman DBOI Growth above GDP Index	Payout as a Percentage of Target
Maximum	7%	150%
Target	3.5%	100%
Threshold	0%	50%

Payout between two points is interpolated using a straight line method.

At the end of each three-year performance period, the Committee determines the level of performance achieved and the resulting payout factor, which is applied to each NEO’s target award value. The resulting value is adjusted upward to account for dividends paid during the second and third years of the performance period. The number of restricted shares issued is calculated using the closing price of Class A common shares on the date of grant (at the beginning of the three year performance period). The Committee chose this calculation method to ensure that our NEOs remain exposed to changes in stock price and dividends issued during the performance period, consistent with the goals of our long-term incentive plan.

At the conclusion of the three-year performance period ending in fiscal 2013, the Committee observed that the compound annual growth rate for the IMF Advanced Economies Index was 3.8%, while the IMF Emerging and Developing Economies Index experienced compound annual growth of 14.6%. Applying a weighting of 85% to the IMF Advanced Economies Index and a 15% weighting to the IMF Emerging and Developing Economies Index resulted in a 5.4% compound annual growth rate for the combined indices. During this same period, the Company’s adjusted DBOI grew at a compounded annual growth rate of 9.7%, exceeding the combined indices by 4.3 percentage points and resulting in a payout of 111% of target. This payout level was used to adjust the number of restricted shares issuable to our NEOs. These restricted shares were issued on June 1, 2013 and are subject to a restriction period that ends on April 30, 2014. The restricted shares issued under this plan can be found in the Outstanding Equity Awards at 2013 Fiscal Year End Table on page 48.

Fiscal 2013 Change to Performance-Based Restricted Stock Performance Measure.  As mentioned above, during fiscal 2013, the Committee decided to change the performance measure applicable to the Company’s performance-based restricted stock. For performance-based restricted stock awards granted on or after May 1, 2012 (the first day of fiscal 2013), Company performance will be measured based on the relative ranking of the total shareholder return of Brown-Forman’s Class B common stock during the three-year performance period compared to that of the companies within the Standard & Poor’s Consumer Staples Index at the end of the performance period. The Committee established a payout scale that correlates Brown-Forman’s percentile rank against the comparator group on three-year cumulative total shareholder return to a specific payout level ranging from 50% to 150%, with Target performance and payout set at the 55th percentile rank versus the group. The threshold level of performance (the point at which the performance multiplier is 50% of target) is set at the 30th percentile rank versus the group; the maximum performance level (the point at which the performance multiplier is 150% of target) is set at the 80th percentile rank versus the group. Payouts for performance between threshold and target and between target and maximum are interpolated using a straight line method. Stock prices used for comparison are the average closing stock prices over the sixty trading days immediately preceding the start of the performance period and the final sixty trading days of the performance period. At the end of each three-year performance period, the Committee determines the level of performance achieved and the resulting payout factor, which is applied to each NEO’s target award value. The resulting value is adjusted upward to account for dividends paid during the second and third years of the performance period. The number of restricted shares issued is calculated using the closing price of Class A common shares on the date of grant (at the beginning of the three year performance period). The Committee chose this calculation method to ensure that our NEOs remain exposed to changes in stock price and dividends issued during the performance period, consistent with the goals of our long-term incentive plan. For more information on the performance-based restricted stock awards granted during fiscal 2013, please see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at 2013 Fiscal Year End Table, set forth on pages 47 and 48, respectively.

Stock-Settled Stock Appreciation Rights.  Stock-settled stock appreciation rights (“SSARs”) allow our NEOs to receive the value of the appreciation of our Class B common stock experienced between the grant date and the exercise date. SSARs are granted annually on the date of the Company’s Annual Meeting of Stockholders, which is typically held in late July. The number of Class B common SSARs awarded to our NEOs for fiscal 2013 was determined by dividing the dollar value of the long-term incentive compensation opportunity designated for SSARs by the Black-Scholes value of a SSAR as of the close of trading on the date of grant, July 26, 2012, or $10.70. SSARs become exercisable on the first day of the third fiscal year following the grant date, and are exercisable for seven fiscal years thereafter (i.e., SSARs granted July 26, 2012, are exercisable May 1, 2015, and expire on April 30, 2022). For more information on the SSARs awarded for fiscal 2013, please see the Grants of Plan-Based Awards Table and Outstanding Equity Awards at 2013 Fiscal Year End Table, set forth on pages 47 and 48, respectively.

Employee Benefits and Perquisites.  We provide our NEOs with certain employee benefits that are available to nearly all salaried employees, including Company-paid group term life insurance equal to two times target cash compensation, travel accident insurance, Company matching contributions to a 401(k) savings plan, medical and dental plans, and a pension that grows with each added year’s service and pay. In addition, we provide our NEOs and certain other executives with additional benefits, including a leased automobile, automobile insurance, and limited reimbursement of financial planning expenses. We purchase tickets to sporting and entertainment events for business outings with customers and suppliers. If the tickets are not used for business purposes, employees (including the NEOs) may use the tickets at no incremental cost to the Company. We believe these benefits further our goal of attracting and retaining a diverse team of talented executives. We occasionally invite the NEOs and their spouses to certain events, including retirement celebrations, award dinners, and the like. We believe these events provide valuable opportunities for our senior executives to establish and develop relationships with our directors, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive management team. For more detail on these employee benefits, please see the “All Other Compensation” column of the Summary Compensation Table for Fiscal 2013 found on page 44.

Brown-Forman Corporation Non-qualified Savings Plan.  The Brown-Forman Corporation Non-qualified Savings Plan (“Savings Plan”) allows our NEOs to make pre-tax deferrals of up to 50% of base salary (including holiday bonus) and up to 75% of short and long-term cash incentives. Participants in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. In the event a participant’s deferrals into the Savings Plan reduce the participant’s taxable compensation that would otherwise be considered 401(k)-eligible pay upon which Company matching in the 401(k) is calculated, the Company will contribute to the Savings Plan to make up for any lost match under the Company’s 401(k) plan. Although the Savings Plan allows for discretionary contributions by the Company, the Company currently does not intend to make discretionary contributions to the Savings Plan and made none during fiscal 2013. All deferrals to the Savings Plan, and the Company’s contributions to it, are 100% vested when made, as are any deemed earnings related to those contributions. The benefits owed under the Savings Plan will be general unsecured obligations of the Company, though the Company has chosen to set aside assets in a trust for the purpose of paying plan benefits. The Company will not be entitled to an income tax deduction on the benefits owed under the Savings Plan until the benefits become taxable to the participants, which generally will be when the benefits are actually paid. Benefits accumulated under the Savings Plan will be payable at either a participant-selected date at least two years after a contribution is made, or after a participant’s termination of employment. Amounts payable after termination are payable in a lump sum six months after termination, except in the case of retirement, where the form of payment (lump sum or installments of up to 10 years) and the time of payment (up to 10 years after retirement) will be elected by the participant. The Non-qualified Deferred Compensation Table for Fiscal 2013 on page 53 contains information on NEO activity in the Savings Plan during fiscal 2013, including employee contributions, gains and losses attributable to the change in market value of the notional investments, and any payments to our NEOs.

Post-Termination Compensation and Benefits.  We maintain both tax-qualified retirement plans and non-qualified supplemental restoration retirement plans. Most salaried employees, including all of our NEOs, participate in the Salaried Employees Retirement Plan. This plan provides retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ compensation during the final ten years of employment. These retirement benefits are not offset by Social Security benefits and are assumed for actuarial purposes to be payable at age 65. A participant’s interest vests after five years of service. Please see the Pension Benefits Table on page 51 for additional information.

Employees hired on or after July 1, 2012 participate in the Cash Balance formula of the Plan. With this formula, a percentage of annual compensation in the form of a contribution credit is credited annually to participant accounts based on age plus years of service with the Company. Participant accounts receive an annual interest credit for the calendar year based on published U. S. Treasury rates. Participants under the Cash Balance formula are fully vested in their benefit after three years of service with the company. None of our NEOs participate under the Cash Balance formula.

Federal tax law limits the benefits we might otherwise pay to key employees under “qualified” plans such as the Salaried Employees Retirement Plan. Therefore, for certain employees, including our NEOs, we maintain a non-qualified Supplemental Executive Retirement Plan, which provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The plan also provides accelerated vesting of a portion of retirement benefits for certain key employees who join us mid-career.

We maintain a qualified 401(k) savings plan for most salaried employees, including our NEOs. Subject to a maximum the IRS sets annually, most participants in our 401(k) savings plan may contribute between 0% and 50% of their compensation (defined as salary and annual incentives) to their savings plan accounts, although highly compensated employees, including our NEOs, are limited to contributions of between 0% and 16% of their compensation. The Company’s match of a participant’s contribution is currently 100% of the first 5%, up to the maximum level of income recognized under Internal Revenue Code section 401(a)(17), and vests fully after four years of service.

We do not have employment agreements with any of our NEOs, nor do we maintain a formal severance plan that provides for post-termination compensation or benefits. We did enter into a Letter Agreement with Mr. Sirchio in connection with his termination of employment, the material terms of which are described in the notes to the compensation tables beginning on page 44.

Compensation Policies and Practices.

Incentive Compensation Recoupment Policy.  In fiscal 2013, the Board adopted an Incentive Compensation Recoupment Policy. In the event the Company determines to restate its reported financial results due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws within three years after the date of the first public issuance or filing of such financial results, or discovers an error in the calculation of any incentive compensation that was awarded or paid within the three years prior to the date of the discovery, then the Company will, at the direction of the Committee, seek to recover all or part of the incentive compensation awarded or paid to executive officers that would not have been awarded or paid based upon the restated financial results or correct incentive calculation. If the Committee determines that any executive officer engaged in fraud or intentional misconduct in connection with a restatement or error in incentive calculation, the Committee will be entitled to direct the Company to seek to recover incentive compensation awarded or paid to an executive officer that would not have been awarded or paid to such an executive officer based upon the restated financial results or correct calculation for a period of six years after the date of the first public issuance or filing of such financial results or six years prior to the date of discovery of fraud or misconduct.

Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits to $1 million the amount of annual compensation expense the Company may deduct when paid to a NEO (other than the Chief Financial Officer) unless the compensation is “performance-based” and paid under a formal compensation plan that meets the Internal Revenue Code’s requirements. We took appropriate steps in defining performance measures under our 2004 Omnibus Compensation Plan to assure the deductibility of compensation paid to our NEOs under the Plan. To maintain flexibility, we have no policy requiring that all NEO compensation be fully deductible. However, the Committee expects the

Company to be able to deduct all fiscal 2013 compensation paid to our NEOs, with the exception of $104,700 of salary paid to our CEO.

Equity Award Grants.  We have an equity award grant policy that requires the grant date of any award to be the date of the applicable Committee or Board meeting at which such award was approved, and the grant price to be the closing price of the relevant class of our common stock on the grant date. We do not have a program, plan or practice of timing equity award grants in conjunction with the release of material non-public information (or vice-versa). We have never re-priced or back-dated options or SSARs granted under any of our equity compensation plans, and our 2004 Omnibus Compensation Plan specifically prohibits these practices.

Source of Plan Shares.  Under the terms of the Plan, we try to limit the source of shares delivered to participants under the Plan to those purchased by the Company from time to time on the open market (at times in connection with a publicly announced Share Repurchase Program), in private transactions, or otherwise. If we determine that the timing of such purchases may unduly affect the market price of the shares, the purchases may be spread over a period of time sufficient to minimize such effect. We may use newly-issued shares to cover exercises or redemptions of awards under the Plan, and then purchase an equal number of shares on the open market or otherwise as quickly as is reasonably practicable thereafter. This practice minimizes long-term dilution to our stockholders.

Margin Sales, Derivative Transactions Prohibited.  The Company’s Code of Conduct prohibits employees and directors from selling Brown-Forman securities that they do not own (a “short sale”), purchasing shares on margin, and holding shares in a margin account. Employees and directors are also prohibited from engaging in transactions involving exchange-traded options (puts, calls, or other derivative securities based on Brown-Forman securities).

Conclusion.  We believe that our executive compensation program continues to successfully attract, motivate, reward, and retain a team of talented and diverse executives and key employees, both in the United States and around the world, who will lead us to achieve our goal of being the best brand builder in the spirits industry and enable us to deliver sustainable and superior value to our stockholders over time.

COMPENSATION COMMITTEE REPORT.

We, the Compensation Committee of the Board of Directors of Brown-Forman Corporation, have reviewed and discussed with Company management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Patrick Bousquet-Chavanne, Chairman

John D. Cook

William E. Mitchell

COMPENSATION RISK ASSESSMENT.

To determine the level of risk arising from our compensation policies and practices, we conducted a thorough risk assessment during fiscal 2013, with oversight by Frederic W. Cook & Co., the independent advisor to the Committee, the Committee, and the Company’s internal auditors. The assessment was based on a framework provided by FWC and examined the risk associated with the compensation programs applicable to all of our employees. The assessment also considered the features of our compensation programs that are designed to mitigate risk. We believe our compensation programs encourage and reward an appropriate level of risk taking. We and the Committee concluded, based upon the results of the assessment and the affirmative responses to the questions set forth below, that our compensation policies and practices are not reasonably likely to provide an incentive for behavior that could have a material adverse effect on the Company.

Risk Category	Evaluation Criteria
Strategic Risk	•	Are performance metrics and measurement periods well-aligned with the Company’s business strategy and objective for long-term value creation for stockholders?
	•	Is the Committee aware of the Company’s risk tolerance profile, and does it have the ability to identify behaviors or performance outcomes that are excessive or contrary to the Company’s long-term strategy?
Cultural Risk	•	Does the Company have a strong set of corporate values that emphasize ethical behavior, actions that contribute to building long-term value (rather than short-term performance), teamwork and individual sacrifice for common good, the importance of non-financial and strategic performance, and investment in people and infrastructure?
Governance Risk	•	Is the Compensation Committee independent? Do members have an appropriate level of expertise?
	•	Does the Committee have access to and receive input from an independent and proactive compensation consultant?
Pay-Mix Risk	•	Does the Company have reasonable, market-competitive salaries?
	•	Does the Company have a balanced mix of annual and longer-term incentive opportunities?
	•	Does equity compensation make up an appropriate portion of total pay, sufficient to align the executive’s economic interest with those of long-term stockholders?
Performance Measurement Risk	•	Do incentive opportunities relate primarily to the performance of the Company as a whole for senior-level executives?
	•	Do incentive programs reward a mix of different performance measures that consider all aspects of the Company’s financial health?
	•	Does the Compensation Committee have a rigorous process for establishing goals and evaluating CEO performance?
Risk Management	•	Do executives in charge of risk management have direct access to the Compensation Committee for pay-risk assessments?
Other Compensation Risk	•	Do executives have reasonable severance arrangements, rather than severance packages that would offset or mitigate the consequences of poor performance or risky behavior?
	•	Do the Company’s compensation programs hold management accountable for results after retirement through continued rather than accelerated vesting of unvested awards upon retirement?

SUMMARY COMPENSATION TABLE FOR FISCAL 2013.

The following table sets forth the compensation paid or accrued by the Company for the fiscal years reflected below, as required to be calculated under SEC rules, for services rendered in all capacities by our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers as of the end of the fiscal year, and an additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of our last completed fiscal year (the “Named Executive Officers” or “NEOs”).

Fiscal 2013 Summary Compensation Table

Name and Principal Position	Year	Salary (5) ($)	Bonus (6) ($)	Stock Awards (7) ($)	SSAR/ Option Awards (8) ($)	Non- Equity Incentive Plan Compensation (9) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (10) ($)	All Other Compensation (11) ($)	Total ($)

Paul C. Varga	2013	1,104,700	—	1,316,573	989,900	3,793,600	2,082,200	34,163	9,321,136
Chairman and Chief Executive Officer	2012	1,072,800	—	1,200,000	900,153	3,214,340	1,729,505	33,605	8,150,403
	2011	1,039,250	—	810,000	1,079,411	2,918,750	1,199,323	33,259	7,079,993
Donald C. Berg	2013	584,792	—	251,346	293,993	1,098,180	864,638	31,005	3,132,954
Executive Vice President and Chief Financial Officer	2012	569,167	—	280,000	196,037	881,200	681,036	30,974	2,638,414
	2011	553,542	—	250,000	156,172	843,000	390,827	30,731	2,224,272
James S. Welch, Jr.	2013	584,792	—	328,288	215,990	872,760	696,137	28,405	2,726,372
Vice Chairman (1)	2012	569,167	—	280,000	210,043	646,800	541,999	29,161	2,277,170
	2011	554,792	—	187,500	249,872	735,000	330,209	28,979	2,086,352
Mark I. McCallum	2013	584,063	—	346,527	265,991	1,331,430	460,703	31,388	3,020,102
Executive Vice President (2)	2012	568,594	—	253,750	217,554	780,150	361,466	29,961	2,211,475
	2011	554,375	—	162,500	162,413	859,000	222,447	29,674	1,990,409
Jane C. Morreau (3)	2013	403,959	—	162,434	118,749	733,107	474,369	29,731	1,922,349
Senior Vice President
Kris Sirchio (4)	2013	383,472	—	154,227	135,302	574,726	148,581	691,001	2,087,309
Former Executive Vice President and Chief Marketing Officer	2012	557,708	—	132,000	132,042	675,866	93,500	30,352	1,621,468

(1)	Mr. Welch is Company Vice Chairman, Executive Director of Corporate Affairs, Strategy, and Diversity.

(2)	Mr. McCallum is Executive Vice President, President for Europe, Africa, Middle East, Asia Pacific and Travel Retail.

(3)	Ms. Morreau is Senior Vice President, Chief Production Officer and Head of Information Technology. She was not a Named Executive Officer for fiscal 2011 or 2012; therefore, information for those years is not provided.

(4)	Mr. Sirchio was not a Named Executive Officer for fiscal 2011; therefore, information for 2011 is not provided. Mr. Sirchio’s employment with the Company terminated as of December 31, 2012. For Mr. Sirchio, fiscal 2013 grants of performance-based restricted stock and SSARs represent full-year awards. For the treatment of these awards upon his termination, please see footnote 7 to the Outstanding Equity Awards at 2013 Fiscal Year End Table.

(5)	Salary includes holiday bonus. Salary increases typically take effect August 1 of each year (even though the Company’s fiscal year runs May 1 to April 30).

(6)	NEOs do not receive non-performance-based compensation that would be considered a “Bonus” under SEC regulations.

(7)	In accordance with SEC rules, included in the “Stock Awards” column is the aggregate grant date fair value of performance-based restricted stock granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. The grant date fair value of awards subject to performance conditions is calculated based on the probable outcome of the performance condition as of the grant date for the award. We changed the performance metric underlying these awards for fiscal 2013 grants. For additional information on this matter, please see “Fiscal 2013 Change to Performance-Based Restricted Stock Performance Measure” on page 39.

(8)	In accordance with SEC rules, included in the “SSAR/Option Awards” column are the aggregate grant date fair values of SSARs granted during the respective fiscal years, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended April 30, 2013, which are included in the Company’s fiscal 2013 Annual Report on Form 10-K as filed with the SEC.

(9)	Amounts listed for the year 2013 include short-term cash incentive compensation paid for the one-year performance period ended April 30, 2013, and long-term cash incentive compensation paid for the three-year performance period ended April 30, 2013, as determined by the Compensation Committee at its May 22, 2013, meeting and paid to the NEOs on or about June 15, 2013. Specific amounts are reflected below.

	Short-Term Cash	Long-Term Cash

Paul C. Varga	2,173,600	1,620,000
Donald C. Berg	660,680	437,500
James S. Welch, Jr.	497,760	375,000
Mark I. McCallum	681,430	650,000
Jane C. Morreau	373,107	360,000
Kris Sirchio	302,726	272,000

(10)	The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for the respective fiscal years represent changes between the fiscal years in the actuarial present value of the accumulated pension benefits of each of the NEOs under the applicable pension or savings plan. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as the discount rate. Please see the Pension Benefits Table on page 51 for the assumptions used in calculating the change in pension value. None of the NEOs received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts.

	Qualified	Non-Qualified

Paul C. Varga	178,908	1,903,292
Donald C. Berg	191,102	673,536
James S. Welch, Jr.	179,273	516,864
Mark I. McCallum	97,184	363,519
Jane C. Morreau	166,393	307,976
Kris Sirchio	38,101	110,480

(11)	The following table sets forth each component of the “All Other Compensation” column of the Summary Compensation Table.

Name	401(k) Matching Contribution (1)	Cost of Company- Provided Life Insurance	Cost of Company- Leased Car (2)	Termination Benefits (3)	Other (4)	Total
Paul C. Varga	12,812	3,120	14,231	0	4,000	34,163
Donald C. Berg	12,688	3,064	11,253	0	4,000	31,005
James S. Welch, Jr.	11,600	2,746	10,059	0	4,000	28,405
Mark I. McCallum	12,688	3,063	11,637	0	4,000	31,388
Jane C. Morreau	12,869	1,875	11,232	0	3,755	29,731
Kris Sirchio(4)	5,625	1,730	7,979	671,667	4,000	691,001

(1)	Amounts in this column represent 401(k) matching contributions for the period May 1, 2012, through April 30, 2013; 401(k) matching contributions for the calendar year do not exceed the calendar year annual compensation limit.

(2)	Values based on incremental cost to the Company during the fiscal year, including lease payments, maintenance, registration, and insurance premiums.

(3)	The Company paid or accrued this amount during fiscal 2013 in accordance with the terms of a Letter Agreement between Mr. Sirchio and the Company dated December 20, 2012. Under the terms of the Letter Agreement, the Company agreed to pay Mr. Sirchio one year’s salary for calendar 2013 – a total amount of $571,667 – in the same manner it pays its active employees. The Company made two lump sum payments to Mr. Sirchio of $50,000 each for outplacement assistance and to cover transition expenses incident to his departure. Mr. Sirchio’s short-term cash incentive compensation for fiscal 2013 was prorated based on his length of employment during the fiscal year; Company performance was used as a proxy for his individual performance score. Long-term cash incentive compensation for the three-year performance periods beginning May 1, 2010 and May 1, 2011, was and will be, as applicable, adjusted for actual Company performance and paid at the same time and in the same manner as to active participants. Long-term cash incentive compensation for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants. Please see footnote 7 of the Outstanding Equity Awards at 2013 Fiscal Year End Table for the treatment of Mr. Sirchio’s outstanding equity upon termination.

(4)	Amounts include reimbursement of legal and financial planning expenses up to a limit of $4,000 for the fiscal year.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013.

The following table sets forth information regarding the equity and non-equity awards granted to our NEOs during fiscal 2013 under our 2004 Omnibus Compensation Plan. For additional information on the Plan and the fiscal 2013 awards made thereunder, please see the “Incentive Compensation” section of our Compensation Discussion and Analysis, which begins on page 28.

Fiscal 2013 Grants of Plan-Based Awards Table

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards (5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)
Name	Grant Date	Descrip- tion (1)	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)
Paul C. Varga		STC	0	1,300,000	2,600,000
		LTC	0	1,155,000	2,310,000
	7/26/2012	PBRS				9,884	19,768	29,652			1,316,573
	7/26/2012	SSAR							92,514	$58.70	989,900
Donald C. Berg		STC	0	415,000	830,000
		LTC	0	220,500	441,000
	7/26/2012	PBRS				1,887	3,774	5,661			251,346
	7/26/2012	SSAR							27,476	$58.70	293,993
James S. Welch, Jr.		STC	0	305,000	610,000
		LTC	0	216,000	432,000
	7/26/2012	PBRS				2,465	4,930	7,394			328,288
	7/26/2012	SSAR							20,186	$58.70	215,990
Mark I. McCallum		STC	0	415,000	830,000
		LTC	0	190,000	380,000
	7/26/2012	PBRS				2,602	5,203	7,805			346,527
	7/26/2012	SSAR							24,859	$58.70	265,991
Jane C. Morreau		STC	0	223,150	446,300
		LTC	0	221,969	443,938
	7/26/2012	PBRS				1,220	2,439	3,659			162,434
	7/26/2012	SSAR							11,098	$58.70	118,749
Kris Sirchio (7)		STC	0	275,000	550,000
		LTC	0	139,400	278,800
	7/26/2012	PBRS				1,158	2,316	3,474			154,227
	7/26/2012	SSAR							12,645	$58.70	135,302

(1)	STC is short-term (or annual) incentive compensation payable in cash; LTC is long-term incentive compensation payable in cash; PBRS is Class A common performance-based restricted stock; SSAR is Class B common stock-settled stock appreciation rights.

(2)	Amounts represent the potential value of the short-term incentive compensation opportunity for the fiscal 2013 performance period and the cash component of the long-term incentive compensation opportunity for the three-year performance period fiscal 2013 through fiscal 2015, inclusive. No amounts are payable if threshold performance levels are not achieved. STC and LTC are capped at 200% of target. Please see the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2013 Summary Compensation Table on page 44 for amounts actually paid out in respect of fiscal 2013 performance.

(3)	Amounts represent the estimated possible payout of the long-term incentive compensation opportunity designated for PBRS stock for fiscal 2013. PBRS awards are initially determined as a cash value, then subject to a three-year performance period, followed by a one-year restriction period. The number of shares of PBRS to be awarded for fiscal 2013 is determined by multiplying the cash value at target by a three-year performance adjustment factor, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $60.67, which was the closing price of our Class A common stock on the date of grant, July 26, 2012. PBRS awards granted in fiscal 2013 vest on April 30, 2016.

(4)	The number of SSARs awarded for fiscal 2013 was determined by dividing the cash value of the opportunity designated for SSARs by the Black-Scholes value of our Class B common stock as of the close of trading on the date of grant, July 26, 2012 ($10.70). SSARs become exercisable on the first day of the third fiscal year following the fiscal year of grant, and are exercisable for seven fiscal years thereafter. SSARs granted July 26, 2012 become exercisable May 1, 2015, and expire April 30, 2022.

(5)	The exercise price for the SSARs represents the closing price of our Class B common stock on the grant date.

(6)	Amounts represent the grant date fair value as calculated in accordance with FASB ASC Topic 718. Awards subject to performance conditions are calculated based on the probable outcome of the performance condition as of the grant date for the award. Assumption used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended April 30, 2013, which are included in the Company’s fiscal 2013 Annual Report on Form 10-K as filed with the SEC.

(7)	For Mr. Sirchio, amounts represent full-year awards. Mr. Sirchio’s STC for fiscal 2013 was prorated through December 31, 2012; Company performance was used as a proxy for his individual performance score. Long-term cash incentive compensation for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants. PBRS for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants. SSARs granted for fiscal 2013 were prorated through December 31, 2012.

OUTSTANDING EQUITY AWARDS AS OF APRIL 30, 2013.

The following table sets forth the outstanding equity awards held by our NEOs as of April 30, 2013. The year-end values set forth in the table are based on the $70.61 closing price for our Class A common stock and $70.50 closing price for our Class B common stock, respectively, on April 30, 2013.

Outstanding Equity Awards at 2013 Fiscal Year End Table

	SSAR Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs (#) Exercisable	Number of Securities Underlying Unexercised SSARs (#) Unexercisable	SSAR Exercise Price ($)	SSAR Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6) ($)

Paul C. Varga	7/22/2010		135,946	38.43	4/30/2020
	7/28/2011		95,761	46.40	4/30/2021
	7/26/2012		92,514	58.70	4/30/2022
						7/22/2010	23,550	1,662,866
						7/28/2011			39,308	2,775,538
						7/26/2012			29,652	2,093,728
Donald C. Berg	7/28/2005	14,000		28.58	4/30/2015
	7/27/2006	16,339		34.95	4/30/2016
	7/26/2007	18,704		33.76	4/30/2017
	7/24/2008	21,971		35.51	4/30/2018
	7/23/2009	35,999		27.05	4/30/2019
	7/22/2010		19,669	38.43	4/30/2020
	7/28/2011		20,855	46.40	4/30/2021
	7/26/2012		27,476	58.70	4/30/2022
						7/22/2010	7,269	513,264
						7/28/2011			9,172	647,635
						7/26/2012			5,661	399,723

	SSAR Awards (1)					Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised SSARs (#) Exercisable	Number of Securities Underlying Unexercised SSARs (#) Unexercisable	SSAR Exercise Price ($)	SSAR Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3)(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (6) ($)
James S. Welch, Jr.	7/28/2005	23,515		28.58	4/30/2015
	7/27/2006	13,492		34.95	4/30/2016
	7/26/2007	23,938		33.76	4/30/2017
	7/24/2008	21,971		35.51	4/30/2018
	7/23/2009	31,498		27.05	4/30/2019
	7/22/2010		31,470	38.43	4/30/2020
	7/28/2011		22,345	46.40	4/30/2021
	7/26/2012		20,186	58.70	4/30/2022
						7/22/2010	5,452	384,966
						7/28/2011			9,172	647,635
						7/26/2012			7,394	522,090
Mark I. McCallum	7/22/2004	11,144		22.49	4/30/2014
	7/28/2005	16,845		28.58	4/30/2015
	7/27/2006	4,615		34.95	4/30/2016
	7/26/2007	15,957		33.76	4/30/2017
	7/24/2008	14,647		35.51	4/30/2018
	7/23/2009	23,437		27.05	4/30/2019
	7/22/2010		20,455	38.43	4/30/2020
	7/28/2011		23,144	46.40	4/30/2021
	7/26/2012		24,859	58.70	4/30/2022
						7/22/2010	4,725	333,632
						7/28/2011			8,312	586,910
						7/26/2012			7,805	551,111
Jane C. Morreau	7/22/2004	5,275		22.49	4/30/2014
	7/28/2005	4,558		28.58	4/30/2015
	7/27/2006	8,400		34.95	4/30/2016
	7/26/2007	9,292		33.76	4/30/2017
	7/24/2008	7,131		35.51	4/30/2018
	7/23/2009	11,463		27.05	4/30/2019
	7/22/2010		12,590	38.43	4/30/2020
	7/28/2011		14,365	46.40	4/30/2021
	7/26/2012		11,098	58.70	4/30/2022
						7/22/2010	3,489	246,358
						7/28/2011			3,686	260,268
						7/26/2012			3,659	258,362
Kris Sirchio(7)	7/22/2010		16,617	38.43	4/30/2014
	7/28/2011		14,047	46.40	4/30/2015
	7/26/2012		8,430	58.70	4/30/2016
						7/22/2010	3,838	271,001
						7/28/2011			4,324	305,318
						7/26/2012			2,316	163,533

(1)	SSAR awards are in the form of Class B common stock. All SSARs vest and become fully exercisable on the first day of the third fiscal year following the fiscal year of grant.

(2)	Represents Class A common performance-based restricted stock awards. After a three-year performance period, followed by a one-year restriction period, the performance-based restricted stock awards granted on July 22, 2010, July 28, 2011, and July 26, 2012, will vest on April 30, 2014, April 30, 2015, and April 30, 2016, respectively.

(3)	Reflects the number of shares of restricted Class A common stock that were issued on June 1, 2013, upon satisfaction of the performance measures in connection with the performance-based restricted stock awards granted on July 22, 2010. The number of shares issued was determined by multiplying the cash value of the award at target by a three-year performance adjustment factor (111%), adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by $41.96, which was the closing price of our Class A common stock on the date of the grant. The restrictions on these restricted shares will lapse on April 30, 2014.

(4)	The market value for the shares of restricted Class A common stock was determined by multiplying the number of shares of restricted Class A common stock, as applicable, by $70.61, the closing price of our Class A common stock on April 30, 2013.

(5)	Amounts represent the estimated maximum possible payout of performance-based restricted stock awards (“PBRS”) based on a performance multiplier of 150% of target for fiscal years 2012 and 2013, respectively. PBRS awards are initially determined as a cash value, then subject to a three-year performance period, followed by a one-year restriction period. The number of shares of PBRS to be awarded is determined by multiplying the cash value at target by a three-year performance adjustment factor, adjusting upwards to account for dividends paid during the second and third years of the performance period, and then dividing that amount by the closing price of our Class A common stock on the date of grant.

(6)	The market value for the PBRS awards was determined by multiplying the number of shares by $70.61, the closing price of our Class A common stock on April 30, 2013.

(7)	Mr. Sirchio has until December 31, 2013 to exercise outstanding SSARs that were vested and exercisable as of December 31, 2012. SSARs that were unvested as of December 31, 2012 will vest according to the vesting schedule described in the applicable award agreements, and Mr. Sirchio will have 12 months following vesting to exercise these SSARs. SSARs granted for fiscal 2013 were prorated through December 31, 2012. Performance-based restricted stock for the three-year performance periods beginning May 1, 2010 and May 1, 2011, were, and will be, as applicable, adjusted for actual Company performance and be paid at the same time and in the same manner as to active participants. PBRS for the three-year performance period beginning May 1, 2012 will be prorated through December 31, 2012, adjusted for actual company performance, and paid at the same time and in the same manner as to active participants.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2013.

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal 2013.

Fiscal 2013 Option Exercises and Stock Vested Table

	Option/SSAR Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (2) ($)	Class of Common Stock	Number of Shares Acquired on Vesting (3) (#)	Value Realized on Vesting (4) ($)

Paul C. Varga (5)	91,899	3,472,863	A	23,681	1,672,115
Donald C. Berg (6)	28,157	1,270,966	A	5,457	385,319
James S. Welch, Jr. (7)	15,958	915,032	A	8,730	616,425
Mark I. McCallum (8)	15,844	784,912	A	11,369	802,765
Jane C. Morreau (9)	5,963	264,221	A	2,781	196,366
Kris Sirchio (10)	5,839	184,337	A	1,695	119,684

(1)	All option and SSAR awards are in the form of Class B common stock.

(2)	Value realized on exercise equals the difference between the option/SSAR exercise price and the market price of the underlying shares at exercise, multiplied by the number of shares for which the option/SSAR was exercised.

(3)	The grant date for all awards of Class A common performance-based restricted stock shown in the table was July 23, 2009; the vesting date was April 30, 2013.

(4)	Value realized on vesting equals the closing market price of the underlying securities on the vesting date, multiplied by the number of shares that vested. The closing price of our Class A common stock on the vesting date, April 30, 2013, was $70.61.

(5)	Mr. Varga exercised SSARs for 91,899 shares of Class B common stock on October 5, 2012.

(6)	Mr. Berg exercised options for shares of Class B common stock as follows: 4,000 shares on June 20, 2012; 10,000 shares on October 3, 2012; 7,037 shares on December 6, 2012. He exercised SSARs for 7,120 shares on April 1, 2013.

(7)	Mr. Welch exercised options for 15,958 shares of Class B common stock on June 20, 2012.

(8)	Mr. McCallum exercised options for 15,844 shares of Class B common stock on March 14, 2013.

(9)	Ms. Morreau exercised options for 5,963 shares of Class B common stock on January 2, 2013.

(10)	Mr. Sirchio exercised SSARs for 5,839 shares of Class B common stock on December 24, 2012.

PENSION BENEFITS.

We maintain both tax-qualified and non-qualified supplemental excess retirement plans. The following table sets forth the present value of accumulated pension benefits payable to each of our NEOs under our tax-qualified base plan, the Salaried Employees Retirement Plan, and under our non-qualified excess plan, the Supplemental Executive Retirement Plan, based on the pension earned as of our most recent FASB ASC Topic 715 measurement date, April 30, 2013.

Fiscal 2013 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

Paul C. Varga	Qualified Non-Qualified	26.00 26.00	675,937 7,690,151	0 0
Donald C. Berg	Qualified Non-Qualified	23.83 23.83	884,504 2,826,541	0 0
James S. Welch, Jr.	Qualified Non-Qualified	23.75 23.75	744,677 2,312,280	0 0
Mark I. McCallum	Qualified Non-Qualified	9.75 9.75	368,428 1,186,980	0 0
Jane C. Morreau	Qualified Non-Qualified	21.58 21.58	687,215 974,820	0 0
Kris Sirchio	Qualified Non-Qualified	3.42 3.42	83,227 228,023	0 0

(1)	The amount in this column represents the actuarial present value of each NEO’s accumulated pension benefit as of our FASB ASC Topic 715 measurement date, April 30, 2013, using a 4.08% discount rate, age 65 expected retirement age, 2012 Static Mortality Table for Annuitants and Non-Annuitants, and life annuity form of payment.

Brown-Forman Corporation Salaried Employees Retirement Plan.  Most U.S. salaried employees, and all of our NEOs, participate in the tax-qualified Salaried Employees Retirement Plan. This plan is a funded, non-contributory, defined-benefit pension plan that provides monthly retirement benefits based on age at retirement, years of service, and the average of the five highest consecutive calendar years’ compensation during the final ten years of employment. Retirement benefits are not offset by Social

Security benefits and are assumed for actuarial purposes to be payable at age 65. A participant’s interest vests after five years of service.

Brown-Forman Corporation Supplemental Executive Retirement Plan.  U.S. Federal tax law limits the amount of compensation that may be used annually to accrue benefits under our tax-qualified Salaried Employees Retirement Plan. Therefore, for employees whose compensation exceeds these limits, including our NEOs, we maintain a non-qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides retirement benefits to make up the difference between a participant’s accrued benefit calculated under the tax-qualified Salaried Employees Retirement Plan and the ceiling imposed by federal tax law. The SERP also provides faster vesting for certain key employees who join us mid-career.

The formula to calculate the combined total pension benefit under both plans includes the following factors:

•

Final Average Compensation (“FAC”) is the average compensation of the highest consecutive five calendar years in the last ten calendar years employed. For this purpose, compensation is considered to be salary, holiday bonus and short-term incentive compensation (not long-term cash or equity compensation).

•

Social Security Covered Compensation (“CC”) is the average of the Social Security Taxable Wage Base in effect for each calendar year during the 35 years ending with the calendar year in which a participant attains his or her Social Security Retirement age.

•

Credited Service (“Service”) is the number of years and whole months of service the participant is employed by the Company at a location or division that participates in the pension plan, up to a maximum of 30 years.

The formula to determine the monthly pension for a participant retiring at the regular retirement age of 65 is:

•	1.3% multiplied by FAC up to CC;

•	1.75% multiplied by FAC above CC;

•	The sum of the above multiplied by Service; and

•	Divide by 12 to get the monthly pension (before reduction for early retirement or optional forms of payment).

For example, for someone with FAC of $400,000, CC of $80,000, and Service of 30 years:

• 0.013 X $80,000 =	$1,040
• 0.0175 X $320,000 =	$5,600

• Sum	$6,640
• Times Service	30

• Annual age 65 Pension	$199,200
• Divide by	12

• Monthly Pension	$16,600

Early retirement is available at age 55 under both plans. However, those who retire before age 65 under the final average pay formula have their pension payments reduced by 3% for each year (1/4 of 1% for each month) that payments start prior to age 65. Donald C. Berg and Mark I. McCallum are our NEOs who are currently eligible for early retirement. Retirees can also reduce their pension payment to purchase optional forms of payment that protect their spouse or ensure a minimum payment period.

Once the final pension is determined, the federal rules that govern the maximum pension that can be paid under the qualified plan are applied to determine the portion to be paid under the qualified plan, and the remainder becomes payable under the non-qualified pension plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013.

Effective January 1, 2011, we adopted the Brown-Forman Corporation Non-qualified Savings Plan. The following table provides information on plan contributions and earnings for our NEOs for fiscal 2013.

Fiscal 2013 Non-qualified Deferred Compensation Table

	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3) ($)
Paul C. Varga	1,501,742	-	488,479	-	3,130,013
Donald C. Berg	-	-	-	-	-
James S. Welch, Jr.	467,569	-	111,780	-	967,450
Mark I. McCallum	-	-	28,764	-	320,947
Jane C. Morreau	17,508	-	1,968	-	39,795
Kris Sirchio	-	-	-	-	-

(1)	The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the Summary Compensation Table, either as “Salary,” or “Non-Equity Incentive Plan Compensation”.

(2)	Aggregate earnings are not reported in the Summary Compensation Table. NEOs participating in the Savings Plan may notionally invest their plan balances in mutual funds within generally the same asset classes available to participants in our qualified 401(k) savings plan. The earnings reflected in the “Aggregate Earnings in Last FY” column represent deemed investment earnings or losses attributable to the change in market value of the notional investments. The Savings Plan does not guarantee a return on deferred amounts. No amounts included in this column are reported in the Summary Compensation Table because the Savings Plan does not provide for above-market or preferential earnings.

(3)	The following amounts are included in the “Aggregate Balance at Last FYE” column and previously were reported as compensation to the NEOs in the Summary Compensation table for fiscal 2011 through 2012 (except for Ms. Morreau, who was not a NEO until fiscal 2013): Mr. Varga, $1,063,010; Mr. Welch, $382,125; Mr. McCallum, $278,139 and Ms. Morreau, $0.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL.

We do not provide our NEOs with any contract, agreement, plan, or arrangement that allows for payments or benefits upon termination or a change-in-control, and that discriminates in favor of any of the NEOs in scope or terms of operation. It is our practice to offer certain benefits to executives whose employment terminates prior to the payment of incentive awards, depending upon the circumstances surrounding their termination. These benefits are intended to continue to link executive compensation to the performance of the Company after their employment has ended and to prevent them from being penalized in situations where the termination of employment was outside of their control. The chart below describes the treatment of annual and long-term incentive awards upon termination of employment under various termination scenarios.

Termination Event	Short-Term Cash Incentives	Long-Term Cash Incentives and Performance-Based Restricted Stock	SSARs
Retirement (1)	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time and in the same manner as to active employees. Once vested, retirees must exercise prior to the sooner of 7 years from the date of retirement or the original expiration date.
Death/Permanent Disability	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the fiscal year and are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid upon termination at a target level of performance. Unpaid awards granted in prior fiscal years are not reduced and are paid upon termination at a target level of performance.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in fiscal years prior to death or permanent disability are not reduced. All awards become vested upon death or permanent disability. Once vested, awards may be exercised for up to 5 years, but in no case may the period to exercise exceed the original expiration date.
Involuntary Not for Cause	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the fiscal year and are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year and are paid at the same time and in the same manner as to active employees. Unpaid awards granted in prior fiscal years are not reduced, but are paid at the same time and in the same manner as to active employees.	Awards granted in the fiscal year of termination are adjusted pro-rata based on the time worked during the year. Unpaid awards granted in prior fiscal years are not reduced. All awards become vested at the same time as for active employees. Once vested, awards may be exercised for up to 12 months, but in no case may the period to exercise exceed the original expiration date.

Termination Event	Short-Term Cash Incentives	Long-Term Cash Incentives and Performance-Based Restricted Stock	SSARs
Voluntary Termination or Involuntary for Poor Performance	Awards granted in the fiscal year of termination are forfeited.	All unearned awards are forfeited.	Awards that are unvested at the time of termination are forfeited. Awards that are vested at the time of termination may be exercised for up to 30 days.
Involuntary for Cause	Awards granted in the fiscal year of termination are forfeited.	All unearned awards are forfeited.	All outstanding awards are forfeited.

(1)	Retirement applies to those executives who leave the Company at or after age 55 with at least 5 years of service or at or after age 65 with any service.

Change-in-Control and Termination Upon Change-in-Control.  In the event of a change-in-control, as defined in the Plan, short-term and long-term incentive compensation cycles continue unaffected, outstanding options and SSARs become immediately vested (exercisable according to their original vesting schedule), and restrictions on outstanding performance-based restricted stock awards lapse. In the event of an executive’s termination within one year following a change-in-control, all outstanding awards become immediately vested and exercisable, restriction periods lapse, and cash awards are paid out pro rata based on target performance through the effective date of termination. In the event of a change-in-control or a potential change-in-control, as defined in the Plan, the realizable value on exercise of outstanding options and SSARs is subject to adjustment as described in the Plan.

The following table illustrates the value of compensation available to our NEOs had their employment terminated on April 30, 2013, the last day of our 2013 fiscal year, under various scenarios. The compensation included is only that which would have been payable as a direct result of the specified triggering event. This table excludes the value of pension benefits that are disclosed in the Fiscal 2013 Pension Benefits Table on page 51 and the amounts payable under deferred compensation plans that are disclosed in the Fiscal 2013 Non-qualified Deferred Compensation Table on page 53.

Fiscal 2013 Potential Payments upon Termination or Change-in-Control Table

Name	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Not for Cause	Retirement	Death	Change- in-Control	Termination Upon Change- in-Control

Paul C. Varga
Death Benefit (1)	0	0	0	0	2,000,000	0	0
Holiday Bonus (2)	0	0	18,542	18,542	18,542	0	18,542
STC (3)	0	0	2,173,600	2,173,600	1,300,000	0	1,300,000
LTC (4)	0	0	3,675,000	3,675,000	2,865,000	0	2,865,000
SSARs (5)	0	0	7,759,294	7,759,294	7,759,294	0	7,759,294
PBRS (4)	0	0	6,532,132	6,532,132	4,909,019	0	4,909,019
Total	0	0	20,158,568	20,158,568	18,851,855	0	16,851,855
Donald C. Berg (6)
Death Benefit (1)	0	0	0	0	3,000,000	0	0
Holiday Bonus (2)	9,809	0	9,809	9,809	9,809	0	9,809
STC (3)	660,680	0	660,680	660,680	415,000	0	415,000
LTC (4)	882,000	0	882,000	882,000	663,250	0	663,250
SSARs (5)	1,457,607	0	1,457,607	1,457,607	1,457,607	0	1,457,607
PBRS (4)	1,560,622	0	1,560,622	1,560,622	1,211,526	0	1,211,526
Total	4,570,718	0	4,570,718	4,570,718	6,757,192	0	3,757,192
James S. Welch, Jr.
Death Benefit (1)	0	0	0	0	2,788,000	0	0
Holiday Bonus (2)	0	0	9,809	9,809	9,809	0	9,809
STC (3)	0	0	497,760	497,760	305,000	0	305,000
LTC (4)	0	0	801,000	801,000	613,500	0	613,500
SSARs (5)	0	0	1,785,952	1,785,952	1,785,952	0	1,785,952
PBRS (4)	0	0	1,554,691	1,554,691	1,164,853	0	1,164,853
Total	0	0	4,649,212	4,649,212	6,667,114	0	3,879,114
Mark I. McCallum (6)
Death Benefit (1)	0	0	0	0	2,000,000	0	0
Holiday Bonus (2)	7,422	0	7,422	7,422	7,422	0	7,422
STC (3)	681,430	0	681,430	681,430	415,000	0	415,000
LTC (4)	1,093,750	0	1,093,750	1,093,750	768,750	0	768,750
SSARs (5)	1,507,098	0	1,507,098	1,507,098	1,507,098	0	1,507,098
PBRS (4)	1,471,653	0	1,471,653	1,471,653	1,092,337	0	1,092,337
Total	4,761,353	0	4,761,353	4,761,353	5,790,607	0	3,790,607
Jane C. Morreau
Death Benefit (1)	0	0	0	0	2,264,000	0	0
Holiday Bonus (2)	0	0	6,684	6,684	6,684	0	6,684
STC (3)	0	0	373,107	373,107	223,150	0	223,150
LTC (4)	0	0	784,469	784,469	604,469	0	604,469
SSARs (5)	0	0	880,914	880,914	880,914	0	880,914
PBRS (4)	0	0	764,988	764,988	592,065	0	592,065
Total	0	0	2,810,162	2,810,162	4,571,282	0	2,307,282
Kris Sirchio(7)
Death Benefit (1)	—	—	0	—	—	—	—
Holiday Bonus (2)	—	—	972	—	—	—	—
STC (3)	—	—	302,726	—	—	—	—
LTC (4)	—	—	500,933	—	—	—	—
SSARs (5)	—	—	970,914	—	—	—	—
PBRS (4)	—	—	739,852	—	—	—	—
Total	—	—	2,515,397	—	—	—	—

(1)	Death benefit includes amounts provided by the Company as an insurance benefit in the event of the employee’s death (generally available to all salaried employees) and additional amounts elected and paid for by each NEO as optional insurance coverage.

(2)	Pro-rated holiday bonus is provided in the event of retirement, death/permanent disability, involuntary termination other than for cause, and change-in-control. Holiday bonus is calculated based on a December 1 to November 30 payment cycle.

(3)	Pro-rated short-term cash incentives are provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability or termination upon change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual company performance and paid at the same time and in the same manner as to active employees. Short-term cash incentives shown for retirement or involuntary termination not-for-cause are actual awards paid for fiscal 2013. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Short-term cash incentives shown for death/permanent disability or termination upon a change in control are shown at target. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year, with the exception of Mr. Sirchio, whose awards have been pro-rated through December 31, 2012.

(4)	Continued vesting of a pro-rated portion of long-term cash incentives and performance-based restricted stock is provided in the event of retirement, involuntary termination not-for-cause, death/permanent disability, or termination upon a change in control. In the event of retirement or involuntary termination not-for-cause, awards are based on actual company performance and paid at the same time and in the same manner as to active employees. Values shown for long-term cash incentives in situations of retirement or involuntary termination not-for-cause are based on actual payouts for the performance period that ended in fiscal 2013 and target performance for performance periods ending in future fiscal years. Values shown for performance-based restricted stock in instances of retirement or involuntary termination not-for-cause are based on the April 30, 2013 market value of restricted shares granted in fiscal 2011 and the estimated maximum possible payout of 150% of target for awards granted in fiscal years 2012 and 2013, respectively. In the event of death/permanent disability or termination upon a change in control, awards are paid as soon as practicable after termination at a target level of performance. Values shown for long-term cash incentives in situations of death/permanent disability or termination upon a change in control are based on target levels of performance. Values shown for performance-based restricted stock in instances of death/permanent disability or termination upon a change in control are based on the April 30, 2013 market value of restricted shares granted in fiscal 2011 and the estimated possible payout of 100% of target for awards granted in fiscal years 2012 and 2013, respectively. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Unpaid awards granted in prior fiscal years are not reduced. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year, with the exception of Mr. Sirchio, whose awards have been pro-rated through December 31, 2012.

(5)	Continued vesting of a pro-rated portion of SSARs is provided in the event of retirement, death/permanent disability, or involuntary termination not-for-cause. In the event of retirement or involuntary termination not-for-cause, SSARs become vested the same time and in the same manner as to active employee. In the event of retirement, SSARs must be exercised by the sooner of the original expiration date or seven years following vesting. Employees terminated not for-cause must exercise their SSARs by the sooner of the original expiration date of 12 months following vesting. In the event of death or permanent disability, SSARS vest immediately and must be exercised by the sooner of the original expiration date or five years following vesting. In the event of a termination following a change in control, SSARs vest immediately and shall remain exercisable until 30 days following the original scheduled vesting date. Awards granted in the year of termination are adjusted pro-rata based on the time worked during the fiscal year. Awards shown are not pro-rated because termination is assumed to have occurred on the last day of our fiscal year, with the exception of Mr. Sirchio, whose awards have been pro-rated through December 31, 2012. Amounts shown represent the value realized upon vesting or non-forfeitability of unvested SSARs based upon the difference between the exercise price and the closing price of our Class B common stock on April 30, 2013.

(6)	As retirement-eligible NEOs, Mr. Berg and Mr. McCallum would be treated as retirees in the event of voluntary termination.

(7)

Disclosure for Mr. Sirchio reflects payments made or to be made as a result of his termination on December 31, 2012. Awards made to Mr. Sirchio during fiscal 2013, including holiday bonus, short-term cash incentives, long-term cash incentives, SSARs, and performance-based restricted stock have been pro-rated for the period May 1,

2012 through December 31, 2012. Awards granted to Mr. Sirchio in prior fiscal years have not been pro-rated. The short-term cash incentive shown is the actual payment made to Mr. Sirchio for fiscal 2013 performance. The long-term cash incentive shown is based on the actual long-term cash incentive paid to Mr. Sirchio for the fiscal 2011 through fiscal 2013 performance period and assumes a payout of 100% of target for remaining performance periods. The value of SSARs is based upon the difference between the exercise price and the closing price of our Class B common stock on April 30, 2013. The value of performance-based restricted stock is based upon the April 30, 2013 market value of restricted shares granted in fiscal 2011 and the estimated maximum possible payout of 150% of target for awards granted in fiscal years 2012 and 2013, respectively.

DIRECTOR COMPENSATION

This section describes how we compensate our directors.

ELEMENTS OF COMPENSATION.

Our directors serve one-year terms that begin with, and end immediately prior to, a director’s election at the Company’s Annual Meeting of Stockholders held in late July each year (the “Board Year”).

We offer the following types of compensation to our non-employee directors:

•	Annual board retainer, payable in cash and equity

•	Committee member retainer

•	Committee chairman retainer

•	Meeting fees for board and committee meetings

•	Limited personal benefits and perquisites

Our compensation philosophy for non-employee directors is to provide an annual retainer that is less than that provided by comparable companies, and board and committee meeting fees that exceed those provided by comparable companies. We also seek to compensate our non-employee directors in a combination of cash and stock to align their interests with those of stockholders. The Compensation Committee believes that this structure appropriately reflects the importance of directors’ attendance and active participation at Board and committee meetings and compensates for the dedication and time commitment required for committee service.

Annual Board Retainer.  The Committee reviews annually and, if appropriate, adjusts the compensation offered to our non-employee directors. During fiscal 2013, the Committee made no change to non-employee director compensation. For the board year beginning in fiscal 2013, the annual board retainer was $115,000, payable in a combination of cash or deferred stock units (“DSUs”) in the manner described below.

Stock Ownership Guideline.  The stock ownership guideline applicable to our non-employee directors is equal to five times the value of the annual Board retainer (currently $575,000). When considering whether a non-employee director has satisfied the stock ownership guideline, the Committee includes the fair market value of Class A and Class B common stock held, including DSUs. The value of unexercised stock options and SSARs is not included. Non-employee directors who have satisfied their ownership guideline may elect to receive up to 100% of their annual board retainer in cash or DSUs, while those who have not met their ownership guideline must elect to receive at least 60% of their annual board retainer in the form of DSUs.

Deferred Stock Units.  Each DSU represents the right to receive one share of the Company’s Class B common stock, based on the closing price of Class B shares on the date the award is made. On each dividend payment date, non-employee directors are credited with an amount of DSUs equivalent to the cash dividends that would have been paid on the number of DSUs held on the record date for such dividend, based on the market value of the Class B common stock as of the dividend payment date. If a director’s Board service ends during the middle of a given Board Year, the DSUs attributable to the remainder of that Board Year, and any corresponding dividend-equivalent DSUs, remain unvested and are forfeited. Following a non-employee director’s separation from Board service, his or her DSUs are paid out in shares of Class B common stock. Directors may elect to receive this distribution either in a single lump sum, or in ten equal annual installments, in either case payable no sooner than six months after the director’s separation from service.

Lead Independent Director Fee.  We pay our Lead Independent Director, John D. Cook, $30,000 cash per Board Year as compensation for his services as Lead Independent Director. This Lead

Independent Director fee is in addition to the compensation Mr. Cook receives as a Board member, and is payable in six installments over the Board Year.

Committee-Related Retainers.  We pay our non-employee director committee chairs an annual retainer of $30,000 cash per committee chaired, payable in six installments over the Board Year. We pay our non-employee director committee members (other than committee chairs) an annual retainer of $10,000 cash, payable in six installments over the Board Year.

Meeting Fees.  Non-employee directors receive a meeting fee of $5,000 per Board meeting attended in person (or telephonically, if personal attendance is not possible for medical reasons), or $2,500 if attended telephonically or for partial in-person participation. Committee members and chairs receive $2,500 per committee meeting attended in person or telephonically.

Director Candidate Travel Fees.  Non-employee directors receive the equivalent of a committee meeting fee when they travel to conduct interviews of potential director candidates.

Employee Directors.  In addition to, and separate from, his regular compensation as a Brown-Forman employee, we pay Geo. Garvin Brown IV $145,000 per year as compensation for his service as Chairman of the Board. Beginning in fiscal 2013, the value of this payment was included in Mr. Brown’s target long-term incentive compensation. Otherwise, we do not pay our employee directors (Geo. Garvin Brown IV, Paul C. Varga and James S. Welch, Jr.) for serving on our Board, any of its committees, or on the boards or equivalent bodies of any of our subsidiaries. For additional information on Geo. Garvin Brown IV’s compensation as a Brown-Forman employee, please see the “Certain Relationships and Related Transactions” section, which begins on page 70.

Expense Reimbursement.  We reimburse all directors for reasonable and necessary expenses they incur in performing their duties as directors, and provide an additional international travel allowance of $3,000 per meeting to directors who must travel to Board meetings from outside the United States. All of our directors are covered under the Company’s travel accident insurance and D&O liability insurance programs.

Continuing Education Allowance.  The Company covers the cost, up to $10,000 per director, of continuing education programs to support our directors’ efforts to remain current on best practices in board governance, industry matters, or other business topics relevant to their board service.

We occasionally invite our directors and their spouses to certain events, including strategy retreats, retirement celebrations, award dinners, and similar events. We believe these events provide valuable opportunities for our directors to establish and develop relationships with our senior executives, long-term stockholders, employees, and each other, furthering our objective of having a strong and cohesive Board of Directors.

FISCAL 2013 DIRECTOR COMPENSATION.

The following table sets forth the compensation we paid to our non-employee directors for their service in fiscal 2013.

Fiscal 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	DSU Awards (2)(3)(4) ($)	SSAR Awards (4) ($)	All Other Compensation ($)	Total ($)

Joan C. Lordi Amble	120,709	69,000	-	-	189,709
Patrick Bousquet-Chavanne	133,250	115,000	-	-	248,250
Martin S. Brown, Jr.	155,000	-	-	-	155,000
Bruce L. Byrnes	153,250	69,000	-	-	222,250
John D. Cook	185,000	115,000	-	-	300,000
Sandra A. Frazier	155,000	-	-	-	155,000
Richard P. Mayer(5)	37,917	-	-	-	37,917
William E. Mitchell	163,247	69,000	-	-	232,247
Dace Brown Stubbs	104,375	57,500	-	-	161,875

(1)	Amounts in this column reflect fees earned during fiscal 2013 and include: annual Board retainer, if paid in cash; annual committee chair and committee member retainers; and Board and committee meeting fees. Fees vary based on the length of Board service during the year, the Board member’s attendance at Board and committee meetings, and whether such Board member is chair of a committee.

(2)	Deferred stock units represent the right to receive one share of Class B common stock, and are determined by dividing the cash value of the opportunity designated for DSUs by the closing price on the date of grant. DSU awards for the 2013 Board Year were granted July 26, 2012; the closing price of our Class B common stock on that date was $62.36. On dividend payment dates, outstanding DSUs are credited with dividend-equivalent DSUs.

(3)	For fiscal 2013, Mr. Bousquet-Chavanne and Mr. Cook elected to receive their full Board retainer in DSUs.

(4)	The aggregate number of Class B common stock options, SSARs, and DSUs outstanding for each of our non-employee directors as of April 30, 2013, is set forth below. All such options and SSARs are fully vested and exercisable. Annual grants of DSUs vest over the course of the Board Year.

Name	DSUs Outstanding as of April 30, 2013	SSAR/ Options Outstanding as of April 30, 2013
Joan C. Lordi Amble	2,233	-
Patrick Bousquet-Chavanne	4,976	58,463
Martin S. Brown Jr.	1,662	23,814
Bruce L. Byrnes	3,230	-
John D. Cook	4,976	21,752
Sandra A. Frazier	1,662	23,814
Richard P. Mayer	2,694	44,062
William E. Mitchell	3,517	27,751
Dace Brown Stubbs	3,319	33,578

(5)	Mr. Mayer served as a director during fiscal 2013 from May 1 to July 26, 2013.

APPROVAL OF BROWN-FORMAN 2013 OMNIBUS COMPENSATION PLAN

This section sets out information you should know before you cast your vote on the Brown-Forman 2013 Omnibus Compensation Plan.

PROPOSAL 2: Approval of Brown-Forman 2013 Omnibus Compensation Plan

Our Board of Directors has adopted the Brown-Forman 2013 Omnibus Compensation Plan (the “2013 Omnibus Plan” or the “Plan”), subject to the approval of the Company’s Class A common stockholders. A copy of the Plan is attached to this Proxy Statement as Appendix A.

The 2013 Omnibus Plan is an incentive compensation plan designed to reward participants for individual and Company performance. The Plan permits awards in the form of cash, stock options, stock appreciation rights (SARs), shares, restricted stock, market value units, performance units, or any combination thereof to current and prospective employees and directors.

The total number of shares reserved for grant under the 2013 Omnibus Plan is 8,300,000 shares, adjusted as described in the Summary of the 2013 Omnibus Compensation Plan below. Once effective, the Plan will replace the Brown-Forman 2004 Omnibus Compensation Plan (the “2004 Plan”), under which 6,016,225 shares remain available for issuance. If shareholders approve the 2013 Omnibus Plan, no new awards will be issuable under the 2004 Plan. The shares that remain available for issuance under the 2004 Plan will become available for issuance under the 2013 Omnibus Plan; therefore, the 2013 Omnibus Plan includes an incremental 2,283,775 shares available for issuance. In addition, if any award granted under the 2004 Plan or 2013 Omnibus Plan terminates, is forfeited or cancelled without the delivery of shares, expires unexercised, or is settled for cash, those shares will become available for issuance under the 2013 Plan. We expect that if the 2013 Omnibus Plan is approved by our Class A common shareholders, the 8,300,000 share reserve will be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract, motivate, reward and retain talented and experienced individuals for the duration of the term of the 2013 Omnibus Plan. Unless terminated earlier by the Company’s Board of Directors, the 2013 Omnibus Plan will terminate on July 28, 2023 (which is the day following our expected 2023 Annual Meeting date.)

Our Class A common stockholders are being asked to approve the 2013 Omnibus Plan in order to (i) satisfy rules and regulations of the New York Stock Exchange relating to equity compensation, (ii) qualify compensation under the 2013 Omnibus Plan as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) qualify options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the Plan Administrator decides to grant incentive stock options in the future. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the 2013 Omnibus Plan, provided that the total number of votes cast on the proposal must also represent a majority of all shares of common stock entitled to vote on the proposal (with abstentions counted as “present” for quorum purposes and treated as a vote against the proposal and broker non-votes neither counted as “present” for quorum purposes nor as votes cast).

Summary of the 2013 Omnibus Compensation Plan.

The following summary of the 2013 Omnibus Plan is qualified in its entirety by reference to the complete text of the Plan as set forth in Appendix A to this proxy statement. You should read Appendix A for detailed information regarding the operation of the Plan.

Purpose. The Board is asking Class A common stockholders to approve the 2013 Omnibus Plan so that the Company can continue to:

•	attract and retain directors, officers, and key employees;

•	motivate these individuals with performance-based incentive compensation that rewards desired strategic outcomes; and

•	support the Company’s goal of enduring independence by aligning management’s economic interests with those of our long-term stockholders.

Administration.  The Plan provides for the Compensation Committee to serve as Plan Administrator for all Plan participants other than Compensation Committee members, for whom the full Board will serve as Plan Administrator. The Plan requires the Compensation Committee to serve as Plan Administrator for awards to the Company’s executive officers; otherwise, the Compensation Committee may delegate plan administration authority to the Company’s Management Compensation Review Committee.

Under the terms of the Plan, the Plan Administrator is authorized to select participants, determine the type and number of awards to be granted, select performance periods and performance measures, set threshold, target and maximum performance goals, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Plan, and make all other determinations that may be necessary or desirable for the administration of the Plan. Generally, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any award shall be within the sole discretion of the Plan Administrator and shall be final, conclusive and binding upon the Company, any participant and any holder or beneficiary of any award.

Eligibility.  All employees and directors of the Company, its subsidiaries and affiliates are eligible to participate in the Plan. As of April 30, 2013, approximately 4,090 employees and 11 directors were eligible Plan participants. As of April 30, 2013, there were approximately 965 active employees and 8 active non-employee directors participating in the 2004 Plan. The Plan Administrator may, subject to applicable law, grant awards to eligible persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions.

Shares Available for Awards under the Plan.  Plan awards may be denominated in either Class A or Class B common stock. The total number of shares reserved for grant under the 2013 Omnibus Plan is 8,300,000 (the “Share Reserve”), which includes 2,283,775 newly reserved shares, plus 6,016,225 shares that remain available for grant under the 2004 Plan. The Plan Administrator will adjust this Share Reserve and awards made under the Plan to prevent dilution or enlargement of benefits in the event of a stock dividend or other distribution (other than a normal, recurring cash dividend), reorganization, recapitalization, stock split, reverse stock split, combination, merger, consolidation, or other similar event affecting the shares. If any award granted under the 2004 Plan terminates, expires unexercised or is settled for cash, forfeited or cancelled without the delivery of shares under the terms of the 2004 Plan, the Share Reserve will be increased by the number of shares subject to such awards. The following shares shall not increase the Share Reserve: (i) shares tendered or withheld to pay taxes or an option’s exercise price, and (ii) shares subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof. Shares granted to persons who become employees as a result of a merger or acquisition in order to substitute for stock awards that they hold from their prior employer (“Substitute Awards”) will not be counted against the Share Reserve under the 2013 Omnibus Plan. The Plan requires the Company to try to limit the source of shares delivered to Plan participants to those purchased by the Company from time to time on the open market, in private transactions, or otherwise.

When determining the size of the Share Reserve, the Compensation Committee considered the Company’s current and anticipated practices with respect to granting full-value and option/SAR awards, the potential growth in the eligible population of Plan participants, anticipated changes in the target value of the Company’s long-term incentive compensation as influenced by a competitive labor market, and a range of scenarios related to our stock price. The Committee believes that the proposed Share Reserve will meet the Company’s equity compensation needs for the life of the Plan.

A total of 2,455,144 shares are issuable in respect of outstanding awards under all equity compensation plans maintained by the Company, including the 2004 Plan. The Company’s Class A and Class B common stock is traded on the New York Stock Exchange. The closing prices of the Company’s common stock as of April 30, 2013, were $70.61 per share for Class A common stock and $70.50 per share for Class B common stock.

Types of Awards.  The Plan permits the Plan Administrator to grant stock options, stock appreciation rights (SARs), shares, restricted stock, market value units (MVUs), performance units, cash, or any combination thereof.

Stock Options and Stock Appreciation Rights (SARs).  The Plan Administrator is authorized to grant stock options, including both incentive stock options and non-qualified stock options. The Plan Administrator is also authorized to grant SARs, which may be settled in cash or common stock. The exercise price of any option or SAR granted under the Plan (other than one issued as a Substitute Award) may not be less than the Fair Market Value of the underlying share on the grant date. (“Fair Market Value” under the Plan means the closing sale price on the principal securities exchange on which the shares are traded on the relevant date (or, if no shares are traded on the relevant date, the last previous day on which a sale was reported)). No option or SAR may have a term longer than ten years from the date of grant; provided however, an award agreement may permit the automatic extension of the term for up to 30 days if, on the scheduled expiration date, the exercise of the award is prohibited by applicable securities law.

Shares, Restricted Stock and Market Value Units (MVUs).  The Plan Administrator may grant shares of common stock, restricted stock, and MVUs. Restricted stock consists of shares of common stock that are subject to forfeiture provisions and transfer restrictions. MVUs are stock-based awards that may be settled in cash or common stock. Subject to limited exceptions, the Plan provides that restricted stock and MVU awards that are subject only to continued service with the Company shall have a vesting period of not less than one year from the date of grant. The Plan Administrator has discretion to accelerate the vesting of restricted stock awards and MVUs otherwise subject to the vesting restriction described above as a result of a Change in Control of the Company or the termination of a participant’s employment with the Company and its subsidiaries. Such vesting period restrictions do not apply to grants to new hires, grants of restricted stock or MVUs in payment of performance awards and other earned cash-based incentive compensation, and restricted stock awards and MVUs granted to Directors or any consultant or advisor who provides services to the Company or a subsidiary.

Performance Units.  A performance unit consists of a right denominated in cash or shares of common stock, conditioned upon the achievement of performance goals in a period established by the Plan Administrator. Payment of earned performance units shall be made as soon as practicable following the close of the performance period.

Cash Awards.  The Plan Administrator may grant cash awards, which are awards that are settled solely in cash. The awards may be subject to achievement of performance goals or other conditions as the Plan Administrator determines.

Performance Periods.  The performance period for an annual incentive award is the Company’s fiscal year, which is from May 1 to April 30. Performance periods for other awards can be one or more fiscal years, or such other period of time as the Plan Administrator may determine.

Performance-Based Awards and Section 162(m) Limits.  Generally, Section 162(m) of the Code disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to the Company’s chief executive officer or any of the three other most highly compensated executive officers of the Company, other than the chief financial officer, unless the compensation qualifies as “performance-based compensation”, in which case it is deductible. The Plan Administrator may condition the exercisability or vesting of awards under the Plan upon the attainment of specified performance goals. For awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m), the performance goals may include the following measures: earnings before interest, taxes, depreciation and/or amortization; operating or net income, profit or margin, determined before or after tax operating efficiencies or cost of capital; return on equity, assets, capital, capital employed or investment; earnings or book value per Share; cash flow(s); total sales or revenues or sales or revenues per employee; gross margin or gross profits; production (separate work units or SWUs) or innovation; stock price or total shareholder return; dividends; measures of brand health and consumer perception of the Company’s brands; cost reduction efforts, including those pertaining to the Company’s effective tax rate; employee-related goals, including goals related to increasing employee diversity or employee engagement measures; or strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, market share, or goals relating to acquisitions or divestitures; or any combination of these. Performance goals may be expressed on an absolute or relative basis, may be a GAAP, non-GAAP or adjusted GAAP measure, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any affiliates, operating units, divisions or brands of the Company, and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets. For awards that are not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Plan Administrator may approve and adopt performance measures other than the measures listed above.

Specific performance periods (which may overlap with performance periods under outstanding performance-based awards), weightings of more than one performance goal, and target levels of performance upon which actual payments will be based, as well as the awards payable upon achievement of specified levels of performance, are determined by the Plan Administrator not later than the applicable deadline under Section 162(m) and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from award to award. Appropriate adjustments to the performance goals and targets in respect of performance-based awards may be made by the Plan Administrator to take into account the exclusion of certain items deemed appropriate by the Plan Administrator, including but not limited to removing the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise; provided, that any of the foregoing types of adjustments shall be specified not later than the applicable deadline under Section 162(m).

The Plan Administrator must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the performance-based awards prior to payment. The Plan Administrator may retain discretion to reduce, but not increase, the amount payable under a performance-based award to any officer whose compensation is subject to the limitations of Section 162(m) of the Code, notwithstanding the achievement of targeted performance goals.

Individual Limitations.  For any Plan year, no Designated Executive Officer (as such term is defined in the Plan and generally includes the officers whose compensation is subject to Section 162(m)) may be granted an award of shares, MVUs, performance units, stock options and/or SARs for more than 250,000 shares of common stock in the aggregate. The limit shall not apply as long as not more than 750,000 shares have been granted pursuant to awards to any Designated Executive Officer over any three consecutive Plan years. Additionally, the limits shall be doubled for awards granted to an individual in the Plan year in which his or her employment commences. The maximum aggregate amount of any awards settled in cash that may be granted to any Designated Executive Officer in any one year is $6,000,000 for the first three Plan years, $7,000,000 for Plan years four to six, and $8,000,000 for all Plan years after the sixth until the expiration of the Plan. For any one Plan year, no non-employee director may be granted an award of shares, MVUs, performance units, non-qualified stock options and/or SARs for more than 50,000 shares of common stock in the aggregate.

Dividends and Dividend Equivalents.  Awards other than stock options and SARs may include the payment of cash dividends or amounts equivalent to such dividends; provided however, that dividends and dividend equivalents with respect to awards that are subject to the attainment of performance goals may be paid only if it is determined that the underlying performance goals have been met.

No Repricing.  The 2013 Omnibus Plan prohibits, without stockholder approval, (i) the amendment of options or SARs to reduce the exercise price, (ii) the replacement of an option or SAR with another option or SAR with an exercise price less than the exercise price of the replaced option or SAR (except with respect to any Substitute Award, as defined in the Plan), (iii) the exchange of an option or SAR for another award, cash, or property when the Fair Market Value of common stock is less than the exercise price, or (iv) any other action that may be treated as a repricing under New York Stock Exchange Rules.

Transferability.  Generally, awards granted under the Plan (except for incentive stock options) are not transferable by a participant other than by will or by the laws of descent and distribution, except (i) if provided in the award agreement with respect to an option or SAR, to an immediate family member of such participant, to a trust or partnership for the benefit of such participant or an immediate family member of such participant, or for charitable purposes, or (ii) as permitted by the Plan Administrator, in its sole discretion. Any such transfer is permitted only if a participant receives no consideration for the transfer. Awards of incentive stock options may be transferred only by will or the laws of descent and distribution.

Change in Control.  In the event of a Change in Control of the Company (as defined in the Plan), except as otherwise provided in the applicable award agreement, all outstanding options and SARs become immediately vested and exercisable pursuant to their original vesting schedule. Upon a participant’s termination without cause within one year following a Change in Control, all other outstanding awards become immediately exercisable, restriction periods lapse, and cash awards are paid out pro rata based on target performance through the effective date of the employment termination.

Term and Amendment.  No new awards may be granted under the Plan after the tenth anniversary of its effective date, July 28, 2023. Except as limited in the Plan, the Board may amend, suspend, or terminate the Plan or any portion of it at any time, subject to stockholder approval if necessary to comply with tax or regulatory requirements. Except with respect to a repricing, the Plan Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively; provided, however, the Plan Administrator may not materially adversely affect the rights of any award holder without the award holder’s consent.

Compensation Recoupment.  Awards issued under the 2013 Omnibus Plan will be subject to the Brown-Forman Corporation Incentive Compensation Recoupment Policy adopted by the Board in fiscal 2013.

Non-Employee Director Awards.  The Board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees and/or other awards or compensation is payable in stock-based awards, either automatically or at the director’s election. Non-employee directors may also receive other awards pursuant to the 2013 Omnibus Plan, including options, SARs, restricted and non-restricted shares, and MVUs. As noted above, for any one Plan year, no non-employee director may be granted an award of shares, restricted stock, MVUs, performance units, non-qualified stock options and/or SARs for more than 50,000 shares of common stock in the aggregate.

Certain Federal Income Tax Consequences

The following is a general description of the federal income tax consequences of awards under the Plan. State, local, and other taxes may also be imposed in connection with awards. This discussion is based on current tax laws, which could change in the future. This description is intended for the information of Class A common stockholders considering how to vote on the 2013 Omnibus Plan proposal and not as tax guidance to individuals who participate in the Plan.

Tax consequences to the Company and participants vary with the type of award. Generally, a participant does not recognize income, and the Company does not take a business expense deduction, upon the grant of an incentive stock option, a non-qualified option, an SAR, restricted stock, an MVU, or a performance unit.

Stock Options and Stock Appreciation Rights.  When a participant exercises an incentive stock option, he or she does not have taxable income (except that the alternative minimum tax may apply). If a participant sells shares acquired by exercising an incentive stock option within two years from the grant date and one year from the exercise date, the participant must generally recognize ordinary income equal to the difference between (i) the Fair Market Value of the shares at the exercise date (or, if less, the amount realized when the participant disposes of the shares), and (ii) the exercise price. When a participant exercises a non-qualified stock option, the participant generally recognizes ordinary income equal to the difference between the exercise price and Fair Market Value of the common stock acquired. When a participant exercises a SAR, the participant recognizes ordinary income equal to the cash or the Fair Market Value of stock received upon such exercise. A participant’s disposition of shares acquired by exercising an option or SAR, if applicable, (including an incentive stock option for which the holding periods are met) generally will result in short-term or long-term capital gain or loss equal to the difference between the sale price and the participant’s tax basis in the shares. The tax basis generally is the exercise price plus any amount previously recognized as ordinary income in connection with the option exercise.

The Company’s tax deduction generally equals the amount the participant recognizes as ordinary income. The Company is not entitled to a tax deduction for amounts recognized by a participant as capital gain. Accordingly, the Company cannot take a tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods before disposing of the shares.

Restricted Stock, Market Value Units, and Performance Units.  Restricted stock awards are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited if the participant ceases to provide services to the Company. As a result, the participant will not recognize ordinary income at the award date. Instead, the participant will recognize ordinary income on the date when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income equals the difference between the amount paid for the stock, if any, and the Fair Market Value of the stock on the date it is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin the capital gains holding period by filing a “Section 83(b)” election. In that event, the ordinary income recognized, if any, is the difference between the amount paid for the stock, if any, and the Fair Market Value of the stock on the award date, and the capital gain holding period will commence on that date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. The Company generally may take a deduction in the same amount as and at the time the employee recognizes ordinary income.

With respect to MVUs, a participant generally will recognize ordinary income on the date the MVU is settled and the shares are issued to the participant. The vesting of an MVU is not itself a taxable event, unless shares of stock are actually issued in connection with such vesting. Participants may not make a Section 83(b) election with respect to MVUs.

Performance units payable in cash or unrestricted shares are taxable as ordinary income at the time the participant performance goals are attained and the payments are made to the participant. Performance units payable in restricted shares are taxable as restricted stock as described above.

The participant is subject to capital gains treatment on the subsequent sale of any common stock acquired through the settlement of an MVU, a performance unit or restricted stock award. For this purpose, the participant’s basis in the common stock is its Fair Market Value at the time the MVU, or performance unit is settled or the restricted stock becomes vested (or is granted, if a Section 83(b) election is made).

Shares and Cash Awards.  Generally, a participant recognizes ordinary income on the Fair Market Value of shares on the date of the award, or when a cash award is paid, and the Company is entitled to a business expense deduction in the same amount.

Tax Withholding.  The Company may deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes and withholding obligations with respect to any taxable event arising as a result of the Plan. Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the tax owed.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code.  Notwithstanding any of the foregoing discussions with respect to the deductibility of compensation under the 2013 Omnibus Plan, Section 162(m) of the Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to our Chief Executive Officer and our other three most highly compensated executive officers (other than our Chief Financial Officer), unless such excess compensation is “performance-based” (as defined in Section 162(m) of the Code) or is otherwise exempt from Section 162(m) of the Code. The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the stockholders approve the material terms of the plan. Stock options, SARs and certain (but not all) other types of awards may be granted to qualify for the exemption for performance-based compensation under Section 162(m) of the Code.

Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2013 Omnibus Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. The 2013 Omnibus Plan and award agreements entered into under the 2013 Omnibus Plan are intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contain a number of provisions intended to avoid the imposition of additional tax on the 2013 Omnibus Plan participants under Section 409A (though each participant is solely responsible and liable for the satisfaction of all taxes and penalties in respect of any payments or benefits delivered in connection with the 2013 Omnibus Plan, including taxes and penalties under Section 409A). The Board may amend the 2013 Omnibus Plan, and the Compensation Committee may amend outstanding awards thereunder, while preserving the intended benefits of awards granted under the 2013 Omnibus Plan to avoid the imposition of an additional tax under Section 409A.

New Plan Benefits

Any future awards granted to eligible participants under the 2013 Omnibus Plan will be subject to the discretion of the Plan Administrator and, therefore, the number of awards that will be granted under the 2013 Omnibus Plan is not determinable at this time.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the Brown-Forman 2013 Omnibus Compensation Plan.

Equity Compensation Plan Information

The following table summarizes information as of April 30, 2013 relating to our equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock, restricted stock, market value units, and performance units or other rights have been made. The share numbers below do not reflect the shares to be reserved for the 2013 Omnibus Plan as described in Proposal 2.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by Class A common stockholders	2,455,144	$37.22	6,016,225

(1)	Includes 1,914,008 Class B common shares to be issued upon exercise of stock-settled stock appreciation rights (SSARs), 369,393 Class B common stock options, 143,475 Class B common restricted stock units (RSUs) and 28,268 Class B common deferred stock units (DSUs) issued under the Brown-Forman 2004 Omnibus Compensation Plan. Does not include issued shares of performance-based restricted stock. SSARs are exercisable for an amount of the Company’s common stock with a value equal to the increase in the fair market value of the common stock from the date the SSARs were granted. The fair market value of the Company’s common stock at fiscal year-end has been used for the purposes of reporting the number of shares to be issued upon exercise of the 4,217,634 SSARs outstanding at fiscal year-end.

(2)	RSUs and DSUs do not have an exercise price because their value is dependent upon continued employment or service over a period of time or the achievement of certain performance goals, and are to be settled for shares of Class B common stock. Accordingly, these have been disregarded for purposes of computing the weighted-average exercise price.

OTHER INFORMATION

This section provides other information you should know before you vote.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Related Person Transactions.  SEC regulations require disclosure of certain transactions between the Company and specified categories of related persons. A “related person” generally includes any individual who served as a director or executive officer at any time during the last fiscal year, a director nominee, a beneficial owner of more than 5% of the Company’s voting securities, and any immediate family member of any such person(s). In order to ascertain information regarding related person transactions, the Company asks each director, director nominee, executive officer, and more than 5% beneficial owner to disclose any Company transaction with a related person since May 1, 2012, or any such proposed transaction. Under the terms of its charter, the Audit Committee is responsible for reviewing, and if appropriate, approving or ratifying the Company’s related person transactions. The Audit Committee reviewed and approved all such transactions for fiscal 2013.

As a family-controlled company, we employ individuals who are considered “related persons” under SEC regulations. As of April 30, 2013, we employed six individuals – Campbell P. Brown, Christopher L. Brown, Geo. Garvin Brown IV, J. McCauley Brown, Suzanne M. Brown, and Marshall B. Farrer – who are immediate family members of executive officers, directors, or more than 5% beneficial owners, or who are directors or more than 5% beneficial owners in their own right. Each of these employees is compensated in a manner consistent with our employment and compensation policies applicable to all employees, and the aggregate amount of compensation and benefits paid by the Company to each of these employees during fiscal 2013 exceeded $120,000. For certain of these employees, we provided expatriate benefits pursuant to our employee relocation assistance program.

In addition to his service as Chairman of our Board of Directors, Geo. Garvin Brown IV serves as Executive Vice President of Brown-Forman Corporation. During fiscal 2013, Mr. Brown received a salary (including holiday bonus) of $281,708, and non-equity incentive compensation of $350,576. In addition, he received long-term equity-based incentive compensation of 3,124 Class B common restricted stock units. During fiscal 2013, the Company incurred costs at a net amount of $68,143 for certain expenses associated with Mr. Brown’s living abroad and other employee benefits provided to him. Mr. Brown’s compensation as a Company employee is consistent with that of other employees with similar tenures, responsibilities, performance histories, and expatriate status. In addition, the Company included $145,000 in Mr. Brown’s fiscal 2013 long-term incentive compensation award at target for serving as Chairman of our Board of Directors.

Laura Lee Brown is a member of the Brown family, a more than 5% beneficial owner of the Company’s voting stock, and the sister of Director Dace Brown Stubbs. Ms. Brown, together with her spouse, Steve Wilson, owns a parking garage in downtown Louisville, next to our offices at 626 West Main Street. We lease, at market rates, a number of parking spaces in this garage, and pay additional amounts for validations of parking for customers and visitors. For fiscal 2013, the Company’s expense under this arrangement was $225,613. In addition, Ms. Brown and Mr. Wilson are owners of the 21c Museum Hotel and Proof on Main restaurant. During fiscal 2013, Brown-Forman rented hotel rooms and conference rooms and provided meals and entertainment at 21c and Proof, at market rates, to various corporate guests. The amount paid in fiscal 2013 for these expenses was $222,260.

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee is or has been an officer or employee of the Company, and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors either during fiscal 2013, or as of the date of this Proxy Statement.

OTHER PROPOSED ACTION.

As of June 27, 2013, we know of no business to come before the meeting other than the election of our Board of Directors and the proposal to approve the Brown-Forman 2013 Omnibus Compensation Plan. If any other corporate business should be properly presented at the Annual Meeting, the proxies will be voted as the Board of Directors may recommend, or, in the absence of such a recommendation, in accordance with the judgment of the persons holding them.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING.

To be considered for inclusion in next year’s Proxy Statement and form of proxy relating to the 2014 Annual Meeting of Stockholders, stockholder proposals must be received by us at our principal executive offices at 850 Dixie Highway, Louisville, Kentucky 40210, not later than February 27, 2014. Proposals should be sent to the attention of Matthew E. Hamel, our Secretary, and must comply with SEC requirements related to the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals received after February 27 will not be included in our proxy materials for the 2014 Annual Meeting. Any notice of a proposal submitted outside the process of Securities Exchange Act Rule 14a-8, which a stockholder intends to bring at our 2014 Annual Meeting of Stockholders received after May 13, 2014, will be considered untimely, and the proxies solicited by us for next year’s Annual Meeting will confer discretionary authority to vote on any such matters without a description of them in the Proxy Statement for that Annual Meeting.

By Order of the Board of Directors

MATTHEW E. HAMEL

Secretary

Louisville, Kentucky

June 27, 2013

APPENDIX A

BROWN-FORMAN 2013 OMNIBUS COMPENSATION PLAN

Brown-Forman Corporation

July 25, 2013

BROWN-FORMAN 2013 OMNIBUS COMPENSATION PLAN

Unless the context clearly requires otherwise, references to “Sections” and “Articles” are to sections and articles of this plan, and capitalized terms have the meaning assigned to them below. All references to statutes or regulations mean those statutes or regulations as amended from time to time, and any successors to those statutes or regulations.

ARTICLE 1

ESTABLISHMENT, OBJECTIVES AND DURATION

1.1	ESTABLISHMENT. Brown-Forman Corporation, a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Brown-Forman 2013 Omnibus Compensation Plan” (the “Plan”), as set out in this document. The Plan permits the Plan Administrator to grant Awards (as defined below).

1.2	OBJECTIVES. The Plan’s objectives are:

(a)	to optimize the Company’s profitability and growth through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s shareholders;

(b)	to provide Participants with an incentive for excellence in individual performance;

(c)	to promote teamwork among Participants;

(d)	to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success; and

(e)	to allow Participants to share in the Company’s success.

1.3	DURATION. Subject to (a) approval by the Company’s shareholders, and (b) the Board’s right to amend or terminate the Plan at any time pursuant to Article 12, the Plan shall take effect as of the Effective Date, and remain in effect until Participants have bought or acquired all Shares subject to the Plan. The Plan Administrator may not, however, grant any Awards under the Plan on or after July 28, 2023.

ARTICLE 2

DEFINITIONS

Whenever used in the Plan, the following terms shall have the following meanings:

2.1	“AFFILIATE” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has an ownership voting interest, in each case as designated by the Plan Administrator (subject to the Board’s approval) as being a participating employer in the Plan.

2.2	“ANNUAL INCENTIVE AWARD” means a short-term incentive Award granted under Article 6.

2.3	“AWARD” means, individually or collectively, a grant under this Plan of Annual Incentive Awards and/or Long Term Incentive Awards.

2.4	“AWARD AGREEMENT” means any written agreement, contract or other instrument or document evident in any Award, which may, but need not, be executed or acknowledged by a Participant.

2.5	“AWARD OPPORTUNITY” means the total Award that a Participant may earn under the Plan with respect to a Plan Year or other Performance Period, as established by the Plan Administrator.

2.6	“BENEFICIAL OWNER” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.7	“BOARD” means the Company’s board of directors.

2.8	“CAUSE” will have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company. If there is no employment, consulting, or other written agreement between the Company or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” will have the meaning specified in the Award Agreement; provided that, if the Award Agreement does not so specify, “Cause” will mean, as determined by the Committee in its sole discretion, with respect to any Participant:

(a)	the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness);

(b)	fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Company or an Affiliate;

(c)	admission or conviction of, or plea of nolo contendere to, any felony or other crime that (in either case) in the reasonable judgment of the Plan Administrator adversely affects the Company’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or service;

(d)	failure to cooperate with the Company or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding;

(e)	the engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

In addition, the Participant’s service or employment will be deemed to have terminated for Cause if, after the Participant’s service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the chief executive officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Plan Administrator in its sole discretion.

2.9	“CHANGE IN CONTROL” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a)

individuals who, as of the close of business on July 25, 2013, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after such time on July 25, 2013 and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(b)	consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), in each case, unless, following the Business Combination,

(1)	all or substantially all of the Beneficial Owners of the combined voting power of the then Outstanding Voting Securities of the Company immediately before the Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions that they owned the Outstanding Voting Securities of the Company immediately before the Business Combination, and

(2)	no Person, excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination, beneficially owns, directly or indirectly, twenty percent (20%) or more of the combined voting power of the Outstanding Voting Securities of the corporation resulting from the Business Combination except to the extent that such ownership existed before the Business Combination, and

(3)	at least a majority of the directors of the corporation resulting from the Business Combination were Directors on the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for the Business Combination; or

(c)	the approval by the Company’s shareholders of a plan of liquidation and dissolution.

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

2.10	“CODE” means the Internal Revenue Code of 1986, as amended from time to time.

2.11	“COMPANY” means Brown-Forman Corporation, a Delaware corporation, and to the extent it is appropriate in the context of the Plan provision, the Company’s Affiliates, as well as any successor to any of such entities as provided in Section 15.5.

2.12	“COMPENSATION COMMITTEE” means the members of the Board who are serving as its Compensation Committee pursuant to the terms of the Brown-Forman Corporation Compensation Committee Charter at the time of the action to be taken.

2.13	“CONSTRUCTIVE DISCHARGE” means, with respect to any Participant, without the Participant’s written consent:

(a)	a reduction by more than 10%, in the aggregate, in the Participant’s annual salary and bonus opportunity, as in effect as of the 120th day immediately preceding a Change in Control; or

(b)	the failure to pay the Participant base salary or bonus (if any) according to the regular practices of the Company (or its successor) in effect for its employees at the time.

provided, however, that any of the foregoing events that is a result of an isolated and inadvertent action not taken in bad faith and which is remedied by the Company (or its successor) promptly after receipt of notice thereof given by the Participant shall not constitute a Constructive Discharge. For the avoidance of doubt, for purposes of the Plan and any Award hereunder, a termination of employment may be considered a “Constructive Discharge” only if it meets this definition following a Change in Control.

2.14	“DESIGNATED EXECUTIVE OFFICER” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Code; provided, however, that the term “Designated Executive Officer” shall not include any such individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid, and (ii) any individual who is designated by the Plan Administrator, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

2.15	“DIRECTOR” means any individual who is a Board member.

2.16	“DISABILITY” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s (or an Affiliate’s, if applicable) then current long-term disability plan.

2.17	“EFFECTIVE DATE” means July 25, 2013.

2.18	“EMPLOYEE” means any employee of the Company or an Affiliate.

2.19	“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended from time to time.

2.20	“EXECUTIVE OFFICER” means an Employee whom the Board has determined is an “officer” as defined in Rule 16a-1(f) under the Exchange Act (or its successor rule), as of the date of vesting and/or payout of an Award, as applicable.

2.21	“FAIR MARKET VALUE” means (i) the closing sale price on the principal securities exchange or market on which the Shares are traded on the relevant date (or, if no Shares are traded on the relevant date, the last previous day on which a sale was reported), or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined in good faith by the reasonable application of a reasonable valuation method by the Plan Administrator in its sole discretion.

2.22	“FREESTANDING SAR” means a SAR granted independent of any Options.

2.23	“IMMEDIATE FAMILY” means, with respect to a Participant, such Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law.

2.24	“INCENTIVE STOCK OPTION” or “ISO” means an option to buy Shares granted under Section 7.4 that is designated an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.25	“INDEXED OPTION” means an Option with an exercise price that either increases by a fixed percentage over time or changes by reference to a published index.

2.26	“LONG TERM INCENTIVE AWARD” means a long-term incentive Award granted under Article 7.

2.27	“MARKET VALUE UNIT” or “MVU” means an Award, designated as an MVU, granted pursuant to Section 7.3.

2.28	“NON-EMPLOYEE DIRECTOR” means a Director who is not an Employee.

2.29	“NON-QUALIFIED STOCK OPTION” or “NQSO” means an option to buy Shares granted under Section 7.4 which is not intended to meet the requirements of Code Section 422.

2.30	“OPTION” means an Incentive Stock Option, Indexed Option or a Non-qualified Stock Option.

2.31	“OPTION PRICE” means the price at which a Participant may buy a Share under an Option.

2.32	“OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Compensation Committee.

2.33	“OUTSTANDING VOTING SECURITIES” means, with respect to a corporation, the then outstanding voting securities entitled to vote generally in the election of directors of the corporation.

2.34	“PARTICIPANT” means any Employee or Director.

2.35	“PERFORMANCE-BASED EXCEPTION” means the exception for “qualified performance-based compensation” from the tax deductibility limitations of Code Section 162(m).

2.36	“PERFORMANCE PERIOD” means such period of time as determined by the Plan Administrator over which a performance measure will be evaluated pursuant to Article 8.

2.37	“PERFORMANCE UNIT” means an Award granted to a Participant as described in Section 7.6.

2.38	“PERIOD OF RESTRICTION” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Plan Administrator), and during which the Shares are subject to a substantial risk of forfeiture, as provided in Section 7.2.

2.39	“PERMITTED TRANSFEREE” means a Participant’s Immediate Family, a Permitted Trust or a partnership (or other entity) of which the only partners or owners are members of the Participant’s Immediate Family or Permitted Trusts.

2.40	“PERMITTED TRUST” means a trust solely for the benefit of one or more of a Participant, a Participant’s Immediate Family or an organization described in Section 501(c)(3) of the Code.

2.41	“PERSON” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.42	“PLAN ADMINISTRATOR” means, for all Persons other than Outside Directors, the Compensation Committee, and shall include any person or committee to whom authority is delegated from time-to-time pursuant to Section 3.3 hereof. With respect to Outside Directors, the Plan Administrator means the entire Board.

2.43	“PLAN YEAR” means the Company’s fiscal year.

2.44	“RESTRICTED STOCK” means an Award granted to a Participant pursuant to Section 7.2.

2.45	“RETIREMENT” means, unless otherwise defined in the applicable Award Agreement, the voluntary, elective separation of a Participant from the employ or service of the Company or any of its Affiliates after the Participant has attained (a) age 60, or (b) both age 55 and at least fifteen (15) years of service with the Company or any of its Affiliates.

2.46	“SHARES” means the shares of the Company’s Class A or Class B Common Stock, or any combination of Class A or Class B Common Stock, as the Plan Administrator determines.

2.47	“STOCK APPRECIATION RIGHT” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to Section 7.5.

2.48	“SUBSTITUTE AWARD” means an Award granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.49	“TANDEM SAR” means a SAR granted in connection with a related Option pursuant to Section 7.5. A holder exercising a Tandem SAR must forfeit the right to buy a Share under the related Option; conversely, a holder of a Tandem SAR buying a Share under the Option will have the Tandem SAR canceled proportionately.

2.50	“TARGET INCENTIVE AWARD” is defined in Section 5.7(c).

2.51	“VESTING PERIOD” means the period of time specified by the Plan Administrator during which vesting restrictions for an Award are applicable.

ARTICLE 3

ADMINISTRATION

3.1	AUTHORITY OF PLAN ADMINISTRATOR. The Plan shall be administered by the Plan Administrator.

(a)	Powers of Plan Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Plan Administrator by the Plan, the Plan Administrator shall have full power and authority in its discretion to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards;

(iv)	determine the timing, terms, and conditions of any Award;

(v)	accelerate the time at which all or any part of an Award may be settled or exercised;

(vi)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vii)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Plan Administrator;

(viii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	except to the extent prohibited by the Plan, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award;

(x)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(xi)	make any other determination and take any other action that the Plan Administrator deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 12.1 hereunder to amend or terminate the Plan.

(b)	Limitations on Authority. Notwithstanding the provisions of Section 12.2 hereof and except as permitted by the provisions of Section 4.4 hereof, the Plan Administrator shall not have the power, without the prior approval of the shareholders of the Company, to

(i)	amend the terms of previously granted Options or SARs to reduce the Option Price of such Options or the grant price of such SARs;

(ii)	cancel such Options or SARs and grant substitute Options or SARs with a lower Option Price or grant price than the cancelled Awards;

(iii)	cancel such Options or SARs in exchange for other Awards, cash or property at a time when the Fair Market Value of a Share is less than the Option Price or grant price of the applicable Award; or

(iv)	take any other action that would constitute a “repricing” as such term is used in Section 303A.08 of the New York Stock Exchange Listed Company Manual.

3.2	PLAN ADMINISTRATOR DISCRETION BINDING. Except as otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Plan Administrator, may be made at any time by the then applicable Plan Administrator and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant and any holder or beneficiary of any Award.

3.3	DELEGATION. Subject to the terms of the Plan and applicable law, the Plan Administrator may delegate to one or more officers, employees or Directors of the Company or of any Affiliate, or to a committee of such persons, the authority, subject to such terms and limitations as the Plan Administrator shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, interpret, discontinue, suspend or terminate Awards held by Participants who are not Executive Officers or Directors of the Company, and such delegee, or delegees, shall have all of the powers, discretion and protections of the Compensation Committee regarding all matters within the scope of such delegation. The Compensation Committee may revoke any such delegation at any time. Notwithstanding anything in this Plan to the contrary, (i) all awards to Executive Officers must be administered by the Compensation Committee or a committee of the Board that is composed solely of two or more “Non-Employee Directors” as that term is used in Rule 16(b)-3 promulgated under the Exchange Act, and (ii) unless the Plan Administrator specifically determines that an Award shall not qualify for the Performance-Based Exception, Awards to Designated Executive Officers must be administered by the Compensation Committee or a committee that consists of members who are “outside directors” under Section 162(m) of the Code. Subject to the foregoing limitation with respect to Executive Officers and Designated Executive Officers, unless and until revoked or modified by the Compensation Committee by written resolution, the Brown-Forman Management Compensation Review Committee, or the committee serving similar functions from time to time, shall be designated as the “Plan Administrator.”

3.4	NO LIABILITY. No member of the Board or the Plan Administrator shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.5	COMPENSATION RECOUPMENT. All Awards under the Plan shall be subject to the Brown-Forman Corporation Incentive Compensation Recoupment Policy, or such other compensation recovery policy as may be put into effect from time to time by the Plan Administrator or the Board.

ARTICLE 4

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

4.1	SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.4, the total number of Shares or share equivalents (Award units whose underlying value is based on Shares) reserved for Award grants under the Plan shall be 8,300,000 Shares, which number includes 6,016,225 Shares remaining from the Brown-Forman 2004 Omnibus Compensation Plan, as amended (the “2004 Plan”), which were authorized but not granted as of April 30, 2013) (such aggregate number, the “Share Reserve”). Notwithstanding the foregoing and subject to adjustment as provided in Section 4.4, the Share Reserve shall be increased by the number of Shares with respect to which Awards granted under the 2004 Plan which after April 30, 2013 terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 2004 Plan, as the case may be. Following the Effective Date, no further Awards will be granted pursuant to the 2004 Plan.

4.2	DESIGNATED EXECUTIVE OFFICER MAXIMUMS. Unless and until the Plan Administrator determines that an Award to a Designated Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards:

(a)	Shares. For any Plan Year, no Designated Executive Officer may be granted an Award of Shares, MVUs, Performance Units, Options and/or SARs for more than 250,000 Shares in the aggregate, which limit shall include any Shares represented by an Award that has been cancelled; provided, that this limit may be exceeded as long as not more than 750,000 Shares shall have been granted pursuant to Awards to any Designated Executive Officer over any three consecutive Plan Years; provided further, that the limits contained in this Section 4.2(a) shall be multiplied by two (2) in the event of any Awards to an individual in the Plan Year in which his or her employment commences.

(b)	Cash. The maximum aggregate amount of any Award or Awards providing for cash settlement that may be granted to any Designated Executive Officer in any Plan Year shall be as follows:

Plan Years	Applicable Maximum
1-3	$6,000,000
4-6	$7,000,000
7-10	$8,000,000

Plan Year 1 shall begin on the Effective Date and end on the first fiscal year end of the Company following the Effective Date.

4.3	LAPSED AWARDS; SUBSTITUTE AWARDS.

(a)

Lapsed Awards. If any Award, or portion thereof, granted under this Plan or the 2004 Plan is canceled, settled for cash or otherwise without the delivery of Shares, terminates, expires or lapses for any reason (except the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), in each case either under this Plan or after April 30, 2013 under the 2004 Plan, any Shares subject to such Award (or portion thereof) shall be added to the Share Reserve, except that this provision shall not be executed to increase the individual limits under Section 4.2. For the avoidance of doubt, the following Shares shall not increase the Share Reserve: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation, and (ii) Shares subject to an SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof, and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the 2004 Plan.

(b)	Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 4.2, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Reserve; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.4	ADJUSTMENTS. In the event the Plan Administrator determines that any dividend (other than a normal, recurring cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Plan Administrator shall:

(a)	adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the individual limits set forth in Sections 4.2(a) and 10.2(c), (3) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (4) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number;

(b)	if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or

(c)	if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1	ELIGIBILITY. Participation in this Plan is open to all Employees and Directors.

5.2	OUTSIDE DIRECTOR ELIGIBILITY. Notwithstanding Section 5.1, Directors who are not Employees shall be eligible to receive only Awards granted consistent with Article 10.

5.3	ACTUAL PARTICIPATION. The Plan Administrator may from time to time select, from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award Opportunity and Award.

5.4	EMPLOYMENT.

(a)	Rights Not Affected. Nothing in the Plan shall interfere with or limit in any way the Company’s right to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the Company’s employ.

(b)	Transfer Not Termination. A transfer of a Participant’s employment between the Company and an Affiliate, or between Affiliates, shall not be deemed to be a termination of employment. Upon such a transfer, the Plan Administrator may, subject to Sections 12.3 and 12.4, make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

(c)	No Right to Award. An Employee’s status as an Employee confers no right on that Employee to receive an Award under this Plan, or, having received any Award, to receive a future Award.

5.5	PRO RATA PLAN YEAR OR PERFORMANCE PERIOD PARTICIPATION. Except as otherwise provided in this Section 5.5, the Plan Administrator may allow Employees who become eligible after the Plan Year or Performance Period begins to participate under this Article on a pro rata basis. Such situations include, but are not limited to:

(a)	new hires;

(b)	the promotion of an Employee from a position which did not previously meet the eligibility criteria; or

(c)	the transfer of an Employee from an entity which does not participate in the Plan.

A Designated Executive Officer who becomes eligible after the Plan Year or Performance Period begins may participate under this Article on a pro rata basis, but only if (i) such Designated Officer is granted the Award during the first twenty-five percent (25%) of the Performance Period, or (ii) the Plan Administrator specifically determines such Award will not comply with the Performance-Based Exception. Notwithstanding the foregoing, Options and SARs may be granted under this Plan to Designated Executive Officers at any time.

5.6	CHANGE IN POSITION.

(a)	If, during a Plan Year or Performance Period, a Participant changes employment positions at the Company or an Affiliate to one which corresponds to a level of Award Opportunity different than that existing on the first day of such Plan Year or Performance Period, the Participant’s Award Opportunity may be adjusted by the Plan Administrator to reasonably reflect the appropriate level of the Participant’s Award Opportunity for the entire Plan Year or Performance Period.

(b)	Except as provided in Section 8.1 or as may be otherwise consistent with Section 162(m) of the Code, the Plan Administrator may not adjust the Award Opportunity of a Designated Executive Officer to the extent it is intended to qualify for the Performance-Based Exception.

5.7	AWARD OPPORTUNITIES.

(a)	Timing. As soon as practicable in each Plan Year or Performance Period, the Plan Administrator shall establish an Award Opportunity for each Participant. An Award Opportunity may consist of an Annual Incentive Award, a Long-Term Incentive Award or both types of Awards.

(b)

Performance Measures. An Award Opportunity may be a function of one or more performance measures and goals selected by the Plan Administrator applicable to one or more Performance Periods, and shall reflect the Participant’s job responsibilities and opportunity and authority to affect overall financial results. For Designated Executive Officers, the Plan Administrator can apply performance measures only as set forth in Article 8.

(c)	Alignment. The Plan Administrator shall align the potential levels of achievement of the performance goals with the Award Opportunities (the “Target Incentive Award”), such that the level of achievement of the pre-established performance goals at the end of the Plan Year or Performance Period will determine the final Award amounts. Subject to Section 8.1, Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the applicable pre-established corporate, division, business unit and/or individual goals or financial measures, or such other measures as the Plan Administrator shall, from time to time, determine, unless otherwise limited by the Plan.

ARTICLE 6

ANNUAL INCENTIVE AWARDS

6.1	PAYMENT OF AWARDS.

(a)	The Plan Administrator may apply Performance Periods and performance measures applicable to Annual Incentive Awards, and may set threshold, target and maximum goals for each type of Award, as it chooses. Earned Annual Incentive Awards shall be paid in cash or Shares within two months and fifteen days after the end of each Plan Year. In the event the Plan Administrator determines that an Annual Incentive Award shall be payable in Shares, the Plan Administrator may attach such restrictions to these Shares as the Plan Administrator determines is in the best interests of the Company.

(b)	No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific Company asset. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.2	TERMINATION OF EMPLOYMENT. If a Participant’s employment is terminated before the end of the Plan Year for any reason (including termination as a result of not returning from a leave of absence granted by the Company), the Participant shall forfeit all of the Participant’s rights to a final Annual Incentive Award for the Plan Year then in progress. The Plan Administrator may, however, adopt policies and procedures pursuant to which a Participant may receive a part or all of the Annual Incentive Award for the Plan Year in which a Participant’s employment terminates, depending on the circumstances of such termination.

ARTICLE 7

LONG TERM INCENTIVE AWARDS

7.1	GENERALLY.

(a)	Grant of Awards. Subject to Article 4, the Plan Administrator, at any time and from time to time, may, in its discretion, grant or award Options, MVUs, Restricted Stock, Shares, SARs, Performance Units, cash or any combination thereof to Participants in such amounts as the Plan Administrator shall determine. The Plan Administrator may apply Performance Periods and performance measures, and may set threshold, target and maximum goals for each type of Award, as it chooses.

(b)

Source of Shares. The Company will endeavor to limit the source of Shares delivered to Participants under this Plan to Shares purchased by the Company from time to time on the open market, in private transactions or otherwise. If the Company determines that the timing of such purchases may unduly influence the market price of the Shares, the purchases may be spread over a period of time sufficient to alleviate such influence. The Company shall maintain a separate accounting of Shares purchased for this purpose. Should there be insufficient Shares in the separate account to cover exercises or other Award redemptions, the Company may use other available Shares including newly issued Shares to cover those exercises or redemptions, and then purchase that equal number of Shares on the open market or otherwise as quickly as is reasonably practicable. In determining the number of Shares to be purchased for these purposes, the Company need only to take into account the net number Shares actually delivered rather than any Shares withheld pursuant to any exercise for tax or any other purposes.

(c)	Termination of Employment. The Plan Administrator shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company and its Affiliates, including a termination by the Company or any Affiliate with or without Cause, by a Participant voluntarily or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe. Such provisions need not be uniform among all Awards granted or issued pursuant to this Plan and may reflect distinctions based on the reasons for termination of employment and the needs of the Company as they are determined from time to time.

(d)	Other Restrictions. Subject to Article 8, the Plan Administrator may impose such other conditions and/or restrictions on any Long-Term Incentive Awards granted pursuant to the Plan as the Plan Administrator deems advisable, including time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

(e)	Limited Transferability of Awards. Except as otherwise provided in the Plan or an Award Agreement, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) if provided in an Award Agreement (at or after grant) with respect to an Option or SAR, to a Permitted Transferee, and/or (iii) as otherwise may be allowed by the Plan Administrator in its discretion, at or after grant; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution; provided, further, that any such assignments will be permitted only if the Participant does not receive any consideration therefor. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution.

(f)

Minimum Vesting Period. Except for Substitute Awards, the death, Disability or Retirement of the Participant, or special circumstances determined by the Plan Administrator, Restricted Stock Awards and MVU Awards subject only to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than one (1) year from the date of grant (and may vest pro rata over such time), subject to accelerated vesting in the Plan Administrator’s discretion in the event of a Change in Control or the termination of the Participant’s service with the Company and its Subsidiaries. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires or (ii) grants of Restricted Stock or MVUs in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Plan Administrator may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or MVU Award intended to comply with the Performance-Based Exception, waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Plan Administrator shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or MVU Awards granted to Directors.

7.2	SHARES; RESTRICTED STOCK.

(a)	Award Agreement. Each grant of Shares or Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction (if any), the number of Shares or shares of Restricted Stock granted and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability of Restricted Stock. Except as otherwise provided in the Plan, Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until the end of the applicable Period of Restriction established by the Plan Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the Restricted Stock granted to that Participant.

(c)	Other Restrictions on Restricted Stock.

(1)	The Company shall keep custody of the certificates representing shares of Restricted Stock until all conditions and/or restrictions applicable to such Restricted Stock have been satisfied.

(2)	Except as otherwise provided in this Article, the Restricted Stock covered by each Award Agreement under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(d)	Voting Rights. Awards of Shares shall have whatever voting rights accompany the class of Shares awarded. During the Period(s) of Restriction, Participants holding Restricted Stock may exercise full voting rights with respect to such Restricted Stock to the extent the shares normally have such voting rights.

(e)	Dividends and Other Distributions.

(1)	During the Period of Restriction, Participants holding Restricted Stock may be credited with regular cash dividends paid with respect to the underlying shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate; provided, that dividends credited on Restricted Stock that is subject to performance measures shall be paid only if it is determined that the underlying performance measures have been met.

(2)	Participants holding unrestricted Shares will be entitled to receive any cash dividends paid with respect to the Shares.

7.3	MARKET VALUE UNITS (“MVUS”).

(a)	Award Agreement. Each MVU grant shall be evidenced by an Award Agreement that shall specify the duration of the MVU, the number of Shares on which the MVU grant is based, and such other terms as the Plan Administrator shall determine.

(b)	Non-Transferability. Except as provided in this Article, the MVUs granted herein may not be sold, transferred, pledged, assigned or otherwise alienated until specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Plan Administrator and set out in the Award Agreement. During a Participant’s lifetime, only that Participant may exercise any rights with respect to the MVUs granted to that Participant.

(c)	Dividends and Other Distributions.

(1)	During the MVUs’ duration, Participants holding MVUs may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Plan Administrator may apply any restrictions to the dividends that it deems appropriate; provided, that dividends credited on MVUs that are subject to performance measures shall be paid only if it is determined that the underlying performance measures have been met.

(2)	Notwithstanding any other plan term, the Plan Administrator may impose such conditions on the accrual or payment of dividends with respect to MVUs, as may be required to comply with Section 16 of the Exchange Act.

(d)	Payment of MVU Amount.

(1)	Each MVU shall have a value equal to the Fair Market Value of a Share.

(2)	MVUs shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Plan Administrator, upon the lapse of the restrictions thereto, or otherwise in accordance with the applicable Award Agreement.

7.4	STOCK OPTIONS.

(a)	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option’s duration, the number of Shares to which the Option pertains, the Vesting Period applicable thereto, and such other terms as the Plan Administrator shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO, Indexed Option or an NQSO, and what Performance Period (if any) applies. Even if an Option is designated as an ISO, it shall be treated as an NQSO to the extent the Fair Market Value of the Shares with respect to which ISO’s are exercisable for the first time during any calendar year by any Participant exceeds $100,000, or if it fails to qualify as an ISO for any other reason. Except under the circumstances set forth in Section 4.4, dividends or dividend equivalents may not be paid with respect to Awards of Options.

(b)	Option Price and Duration. The Plan Administrator, in its sole discretion, shall establish the Option Price at the time each Option is granted. The Option Price for each grant of an Option under this Plan (other than those granted as Substitute Awards) shall be at least one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Each Option granted to Participant shall expire as the Plan Administrator shall determine at the time of grant — but no Option shall be exercisable later than the tenth anniversary of its grant. Notwithstanding the foregoing, an Award Agreement may provide, at grant, that the period of time over which an Option, other than an Incentive Stock Option, may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period the Option may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

(c)

Exercise of Options. Options granted under this Section 7.4 shall be exercisable at such times and be subject to such restrictions and conditions as the Plan Administrator shall in each instance approve, which need not be the same for each grant or for each Participant. An Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Option Price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; any fractional Share shall be settled in cash.

(d)	Payment.

(1)	Options granted under this Section 7.4 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

(2)	The Option Price upon exercise of any Option shall be payable to the Company in full, at the sole discretion of the Plan Administrator, either:

(A)	in cash or its equivalent, or

(B)	by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or

(C)	by withholding from Participant sufficient Shares, subject to an underlying Award, having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of such underlying Award; or

(D)	by a combination of (A), (B) or (C).

(3)	The Plan Administrator also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Plan Administrator determines to be consistent with the Plan’s purpose and applicable law.

(4)	As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares bought under the Option(s).

(e)	Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Incentive Stock Option or Tandem SAR is to be granted pursuant to the Plan, the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all Share classes of the Company or its parent or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and the Option by its terms shall not be exercisable after the expiration of five (5) years from the date the Option is granted.

7.5	STOCK APPRECIATION RIGHTS.

(a)	Award Agreement. Each SAR grant shall be evidenced by an Award Agreement specifying the grant price, the SARs duration, any applicable Vesting Period, and such other terms as the Plan Administrator shall determine. Except under the circumstances set forth in Section 4.4, dividends or dividend equivalents may not be paid with respect to Awards of SARs.

(b)	Grant Prices and Duration of SARs. The grant price of a Freestanding SAR (other than one issued as a Substitute Award) shall be no less than the Fair Market Value of a Share on the date of the SAR grant. The grant price of a Tandem SAR shall equal the Option Price of the related Option. The term of an SAR granted under the Plan shall be determined by the Plan Administrator — but such term shall not exceed ten years. Notwithstanding the foregoing, an Award Agreement may provide, at grant, that the period of time over which an SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the SAR may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such laws.

(c)	Exercise of Tandem SARs.

(1)	Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(2)	Notwithstanding any other contrary Plan provision, with respect to a Tandem SAR granted in connection with an ISO:

(A)	the Tandem SAR will expire no later than the expiration of the underlying ISO;

(B)	the payout value with respect to the Tandem SAR may not exceed one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and

(C)	the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

(d)	Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Plan Administrator imposes upon them. An Award Agreement may provide that if on the last day of the term of an SAR the Fair Market Value of one Share exceeds the grant price of the SAR per Share, the Participant has not exercised the SAR and the SAR has not expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver to the Participant the number of Shares for which the SAR was deemed exercised, less the number of Shares required to be withheld for the required withholding taxes; any fractional Share shall be settled in cash.

(e)	Payment of SAR Amount.

(1)	Upon exercise of SARs, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(A)	the difference between the Fair Market Value of a Share on the date of exercise and the grant price; by

(B)	the number of Shares with respect to which the SARs are exercised.

(2)	The Plan Administrator may allow for payment upon SAR exercise to be in cash, in Shares of equivalent value or in some combination of cash and Shares.

7.6	PERFORMANCE UNITS.

(a)

Award Agreement. Each Performance Unit grant shall be evidenced by an Award Agreement specifying an initial value for each Performance Unit as of its grant date, any applicable Vesting Periods, and those performance goals which will determine the number and/or value of Performance Units that will be paid out to the Participant at the end of the Performance Period. Performance goals may be based on the performance of: the Company; its Shares; any of its divisions, affiliates or other business units; or any combination of such performance measures as set forth in Section 8.2 or 8.3.

(b)	Form and Timing of Payment of Performance Units. The Plan Administrator may allow for payment of Performance Units to be in cash, in Shares of equivalent value or in some combination of cash and Shares. Payment of earned Performance Units shall be made as soon as practicable following the close of the applicable Performance Period. In the case of any Performance Units denominated in Shares, dividends shall be payable with respect to the Performance Units only if and when the underlying Performance Units vest.

(c)	Non-Transferability. Except as otherwise provided in an Award Agreement:

(1)	During a Participant’s lifetime, only the Participant or the Participant’s legal representative may exercise any Plan rights related to Performance Units;

(2)	Participants may not sell, pledge, assign or otherwise alienate their Performance Units; and

(3)	Participants may transfer Performance Units only by will or by the laws of descent and distribution.

7.7	CASH PAYMENT OF AWARDS OTHERWISE PAYABLE IN SHARES. The Plan Administrator may allow for payment of a Long Term Incentive Award otherwise payable in Shares to be paid in cash. Such a cash equivalent Award shall be:

(a)	computed as the value of the Participant’s long-term bonus opportunity at the end of the Performance Period, adjusted for the actual performance results; and

(b)	paid to the Participant upon vesting after the end of the Performance Period.

ARTICLE 8

PERFORMANCE MEASURES

8.1	GENERALLY. No later than ninety (90) days following the commencement of each Performance Period (or such other time as is necessary to comply with Code Section 162(m)), the Plan Administrator shall in writing, (1) select the performance goal or goals applicable to the Performance Period, (2) establish the various targets and bonus amounts which may be earned for such Performance Period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Designated Executive Officer for such Performance Period. Following the completion of each Performance Period, the Plan Administrator shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Designated Executive Officers for such Performance Period. Upon that certification, the Plan Administrator shall compute the final Award for each Participant according to the pre-established performance measures and goals and the requirements of this Plan. In determining the amount earned by a Designated Executive Officer for a given Performance Period, subject to any applicable Award Agreement, the Plan Administrator shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

8.2

OTHER PERFORMANCE AWARDS. For Awards that are not intended to qualify for the Performance-Based Exception (whether or not granted to a Designated Executive Officer), the Plan Administrator may approve and adopt either the performance measures set out in Section 8.3 or other performance measures without obtaining shareholder approval, may vary from the requirements set forth in Section 8.1 and shall have the right to reduce or increase the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

8.3	PERFORMANCE MEASURES FOR DESIGNATED EXECUTIVE OFFICERS. The Plan Administrator may grant Awards that are intended to qualify for the Performance-Based Exception to Designated Executive Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Plan Administrator from among the goals specified below. For the purposes of this Article 8, performance goals shall be limited to one or more of the following Company, Affiliate, operating unit or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating or net income, profit or margin, determined before or after tax

(c)	operating efficiencies or cost of capital;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	earnings or book value per Share;

(f)	cash flow(s);

(g)	total sales or revenues or sales or revenues per employee;

(h)	gross margin or gross profits;

(i)	production (separate work units or SWUs) or innovation;

(j)	stock price or total shareholder return;

(k)	dividends;

(l)	measures of brand health and consumer perception of the Company’s brands;

(m)	cost reduction efforts, including those pertaining to the Company’s effective tax rate;

(n)	employee-related goals, including goals related to increasing employee diversity or employee engagement measures; or

(o)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, market share, or goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be a GAAP, non-GAAP or adjusted GAAP measure, may take into account the exclusion of certain items deemed appropriate by the Plan Administrator (including but not limited to removing the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determine to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise), may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Affiliate, operating units, divisions or brands of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets; provided that any of the foregoing types of adjustments that would be made with respect to Awards intended to qualify for the Performance-Based Exception shall be specified during the time periods set forth in Section 8.1.

8.4

OTHER CHANGES. If applicable tax and/or securities laws change to permit Plan Administrator discretion to change the governing performance measures without obtaining shareholder approval of such changes, the Plan Administrator may make such changes without obtaining shareholder approval. In addition, if the Plan Administrator determines that it is advisable to grant Awards which need not qualify for the Performance-Based Exception, the Plan Administrator may make such grants without satisfying the requirements of Code Section 162(m) and this Article 8.

ARTICLE 9

BENEFICIARY DESIGNATION

9.1	GENERALLY. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid if the Participant dies before receiving any or all of such benefit.

9.2	MANNER OF DESIGNATION. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

9.3	DEFAULT. Absent such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 10

DEFERRALS/GRANTS TO NON-EMPLOYEE DIRECTORS

10.1	DEFERRALS GENERALLY. The Plan Administrator may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of restrictions with respect to Restricted Stock or MVUs or the satisfaction of the performance goals for a Performance Unit. If any such deferral election is required or permitted, the Plan Administrator shall establish rules and procedures for such payment deferrals. Such rules and procedures shall be consistent with the provisions of Code Sections 162(m) and 409A where applicable.

10.2	NON-EMPLOYEE DIRECTOR AWARDS.

(a)	The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, SARs, Restricted Stock, MVUs and/or other stock-based awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

(b)	The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Articles 6 and 7 above. With respect to such Awards, all references in the Plan to the Plan Administrator shall be deemed to be references to the Board.

(c)	For any Plan Year, no Non-Employee Director may be granted an Award of Shares, MVUs, Performance Units, Non-Qualified Stock Options and/or SARs for more than 50,000 Shares in the aggregate.

ARTICLE 11

CHANGE IN CONTROL

11.1	TREATMENT OF AWARDS UPON A CHANGE IN CONTROL. Notwithstanding anything in this Plan to the contrary, unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SARs granted shall become immediately vested and non-forfeitable upon the occurrence of the Change in Control; provided, that such Options and SARs shall become exercisable pursuant to their original vesting schedule, notwithstanding any earlier termination of employment of a Participant, except that if within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination, the Participant’s Options and SARs shall become immediately exercisable and shall remain exercisable until 30 days following the original scheduled vesting date of such Options and SARs. If a Participant is no longer an Employee as of the original vesting date under the vesting schedule for an Option or SAR, and has not terminated employment under one of the circumstances described in the immediately preceding sentence, the Participant’s Option and SAR shall nonetheless become exercisable on the original vesting date and remain exercisable for 30 days following the original vesting date.

(b)	If within one year following a Change in Control, a Participant’s employment is terminated by the Company without Cause or by the Participant within 60 days after the Participant becomes aware of an event constituting a Constructive Discharge, upon the effective date of such employment termination:

(1)	any restriction periods and restrictions imposed on Restricted Stock or MVUs granted to a Participant shall lapse,

(2)	the Target Incentive Awards attainable under all outstanding Awards of the Participant shall be deemed to have been earned, and

(3)	the vesting of all outstanding Awards of the Participant shall be accelerated, and the Company shall pay out in cash to the Participant within 30 days following the effective date of the employment termination a pro rata portion of all Target Incentive Award cash payout opportunities associated with outstanding Awards, based on the number of complete and partial calendar months within the Performance Period which had elapsed as of such effective date. This subparagraph (b)(3) shall not apply to Options and SARs.

11.2	ACCELERATION OF AWARD VESTING. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Plan Administrator may at any time accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

ARTICLE 12

AMENDMENT, MODIFICATION AND TERMINATION

12.1	GENERALLY.

(a)

Except as limited by the provisions of Sections 3.1(b) above, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that any such alteration, amendment, suspension or termination that would materially adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected

Participant, holder or beneficiary; and, provided, further, that that no amendment needing shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, the rules or listing standards of the principal securities exchange on which the Shares are traded or Section 162(m) of the Code shall be effective unless such amendment shall be approved by the requisite vote of Company shareholders entitled to vote on it.

(b)	Except as provided by the Plan or by the terms of an Award, the Plan Administrator may not cancel outstanding Awards and issue substitute Awards without the written consent of the Participant holding such Award.

12.2	OUTSTANDING AWARDS. Subject to the restrictions of Sections 3.1 and 7.4 the Plan Administrator may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any Awards theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

12.3	COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) applies, all Awards granted to Designated Executive Officers under this Plan shall comply with its requirements, unless the Plan Administrator expressly determines that compliance is not desired with respect to any Award or Awards available for grant under the Plan. In addition, such Award(s) need not comply if changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, in which case the Plan Administrator may, subject to this Article, make any adjustments it deems appropriate. However, an Award made available for grant to a Designated Executive Officer as performance-based cannot be replaced by a non-performance-based Award if performance goals are not achieved.

12.4	COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Plan Administrator, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Plan Administrator determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Plan Administrator specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

12.5	AWARDS TO NON-U.S. EMPLOYEES. The Plan Administrator shall have the power and authority to determine which employees outside the United States shall be eligible to participate in the Plan. Without amending the Plan, the Plan Administrator may grant Awards to eligible persons who are foreign nationals and/or reside outside the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Plan Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Plan Administrator may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices.

ARTICLE 13

WITHHOLDING

13.1	TAX WITHHOLDING. The Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes and withholding obligations, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

13.2	SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, the payment of MVUs, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Plan Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the applicable withholding is to be determined equal to the minimum statutory withholding obligation which could be imposed on the transaction. All such elections shall be irrevocable, shall be made in writing, shall be signed by the Participant and shall be subject to any restrictions or limitations that the Plan Administrator deems appropriate.

ARTICLE 14

INDEMNIFICATION

14.1	GENERALLY. The Company shall indemnify and hold harmless each current and former Director against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Director in connection with or resulting from any claim, action, suit or proceeding to which such Director may be a party or in which such Director may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such Director in settlement thereof, with the Company’s approval, or paid by such Director in satisfaction of any judgment in any such action, suit or proceeding against such Director – but only if such Director gives the Company an opportunity, at its own expense, to handle and defend the same before such Director undertakes to handle and defend it personally.

14.2	NON-EXCLUSIVITY. This right of indemnification shall not exclude any other indemnification rights to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 15

LEGAL CONSTRUCTION

15.1	SEVERABILITY. If any Plan section is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.2	REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.3	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, SARs, MVUs, or other types of Awards provided for hereunder.

15.4

NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

15.5	SUCCESSORS. All Company obligations under the Plan with respect to Awards granted shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the Company’s business and/or assets.

15.6	GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements made under it, shall be construed in accordance with and governed by the laws of the State of Delaware.

850 Dixie Highway

Louisville, KY 40210

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 25, 2013:

The Notice of Annual Meeting, Proxy Statement, and Annual Report, including Form 10-K,

are available at www.brown-forman.com/proxy.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

Proxy card must be signed and dated below.

ò Please fold and detach card at perforation before mailing. ò

BROWN-FORMAN CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

For Use by Holders of Class A Common Stock at the

Annual Meeting of Stockholders July 25, 2013.

THE UNDERSIGNED hereby appoint(s) Geo. Garvin Brown IV, Paul C. Varga and Matthew E. Hamel, and each of them, attorneys and proxies, with power of substitution, to vote all of the shares of Class A Common Stock of Brown-Forman Corporation (the “Corporation”) standing of record in the name of the undersigned at the close of business on June 17, 2013, at the Annual Meeting of Stockholders of the Corporation to be held on July 25, 2013, and at any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director and “FOR” Proposal 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the named proxy holders upon any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Signature

Signature (if held jointly)

Dated:
Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT.

Please promptly return your proxy in the enclosed envelope.

Proxy card must be signed and dated on reverse side.

ò Please fold and detach card at perforation before mailing. ò

BROWN-FORMAN CORPORATION	PROXY

This proxy, when properly executed, will be voted in the manner directed below by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” the election of all nominees for director and “FOR” Proposal 2.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees and FOR Proposal 2.

Proposal 1: Election of Directors

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
(01)	Joan C. Lordi Amble	☐	☐	☐	(06)	John D. Cook	☐	☐	☐
(02)	Patrick Bousquet-Chavanne	☐	☐	☐	(07)	Sandra A. Frazier	☐	☐	☐
(03)	Geo. Garvin Brown IV	☐	☐	☐	(08)	Dace Brown Stubbs	☐	☐	☐
(04)	Martin S. Brown, Jr.	☐	☐	☐	(09)	Paul C. Varga	☐	☐	☐
(05)	Bruce L. Byrnes	☐	☐	☐	(10)	James S. Welch, Jr.	☐	☐	☐

Proposal 2: Approval of the Brown-Forman 2013 Omnibus Compensation Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other corporate business as may properly come before the meeting.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN, DATE AND RETURN PROMPTLY.